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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Institutional Financial Markets, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT DATED APRIL 18, 2017—SUBJECT TO COMPLETION

INFORMATION ABOUT THE ANNUAL MEETING

April     •    , 2017

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Institutional Financial Markets, Inc., which will be held on June 7, 2017, at 10:00 a.m., local time, at the offices of Duane Morris LLP, located at 1540 Broadway, New York, New York 10036.

        We are pleased to furnish our proxy materials to most of our stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of our proxy materials and reduces the costs and environmental impact of our annual meeting. Only stockholders who directly owned shares of our common stock and/or our Series E Voting Non-Convertible Preferred Stock (also known as "record holders") as of the close of business on April 17, 2017, the record date for the annual meeting, will receive paper copies of our proxy materials. On or about April     •    , 2017, we will have mailed to our record holders our proxy materials and, to all of our other stockholders, a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2017 proxy statement and annual report and vote online. For those stockholders that only receive a Notice of Internet Availability of Proxy Materials, the Notice contains instructions on how you can receive a paper copy of the proxy statement and annual report.

        The attached proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to take part in the affairs of our company by voting on the matters described in the proxy statement.

        Your vote is very important. You may vote your shares of common stock or Series E Voting Non-Convertible Preferred Stock via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Instructions regarding these three methods of voting are contained in our proxy materials. If you attend the meeting in person, you may continue to have your shares of common stock or Series E Voting Non-Convertible Preferred Stock voted as instructed in your proxy or you may withdraw your proxy and vote your shares of common stock or Series E Voting Non-Convertible Preferred Stock at the meeting in person. We look forward to seeing you at the meeting.

        On behalf of our management team and our Board of Directors, I would like to express our appreciation for your continued support of Institutional Financial Markets, Inc.

Sincerely,

Jack J. DiMaio, Jr.
 Chairman

ELECTRONIC AND TELEPHONE PROXY AUTHORIZATION

        Institutional Financial Markets, Inc.'s stockholders of record on the close of business on April 17, 2017, the record date for the 2017 annual meeting of stockholders, may authorize their proxies to vote their shares by telephone or Internet by following the instructions in Institutional Financial Markets, Inc.'s proxy materials. If you have any questions regarding how to authorize your proxy by telephone or Internet, please call Institutional Financial Markets, Inc. Investor Relations at (215) 701-8952.

PRELIMINARY PROXY STATEMENT DATED APRIL 18, 2017—SUBJECT TO COMPLETION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Institutional Financial Markets, Inc.:

        Notice is hereby given that the annual meeting of stockholders of Institutional Financial Markets, Inc., a Maryland corporation, will be held on June 7, 2017, at 10:00 a.m., local time, at the offices of Duane Morris LLP, located at 1540 Broadway, New York, New York 10036, to consider and vote on the following matters:

  1.
  To elect eight directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or retirement;

  2.
  To, in accordance with Section 713(a) of the NYSE MKT Company Guide, approve the potential issuance of shares of our common stock, par value $0.001 per share, representing in excess of 20% of our total shares of common stock outstanding as of the issuance of, and in connection with, the Convertible Senior Secured Promissory Note, dated March 10, 2017, issued by IFMI, LLC to DGC Family Fintech Trust in the aggregate principal amount of $15,000,000;

  3.
  To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Our Board of Directors has fixed the close of business on April 17, 2017 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting, and at any adjournments or postponements thereof. Only stockholders of record of our common stock and our Series E Voting Non-Convertible Preferred Stock, par value $0.001 per share, at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

        The Board has a contractual obligation to recommend to the Company's stockholders the election of Daniel G. Cohen, the current Vice Chairman of the Board, at the Company's 2017 annual meeting of stockholders, as further described in the section entitled "Rights of Certain Stockholders to Nominate Directors" under Proposal One—Election of Directors.

        Your vote is very important. Accordingly, you are asked to vote, whether or not you plan to attend the annual meeting. You may vote: (1) by telephone, by calling the toll-free number as instructed in our proxy materials, (2) by using the Internet, as instructed in our proxy materials, (3) by mail (if you received your proxy materials by mail), by marking, signing, dating and returning the attached proxy card in the postage-paid envelope that we have provided, or (4) by attending the annual meeting in person. For specific instructions on voting, please refer to our proxy materials or the information forwarded to your broker, bank or other holder of record. Any stockholder of our company attending the annual meeting may vote in person even if he or she has previously voted using the telephone, the Internet or a proxy card. If you plan to attend the annual meeting to vote in person and your shares are registered with our transfer agent, Computershare, in the name of a broker, bank or other nominee, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors,

Rachael Fink
 Secretary

April     •    , 2017
Philadelphia, Pennsylvania

ATTENDANCE AT ANNUAL MEETING—ADMISSION POLICY AND PROCEDURES

        The 2017 Annual Meeting of Stockholders (the "meeting") of Institutional Financial Markets, Inc. (the "Company") will begin promptly at 10:00 a.m., local time, on June 7, 2017 at the offices of Duane Morris LLP, located at 1540 Broadway, New York, New York 10036. All attendees must present a valid photo identification to be admitted to the meeting. Cameras (including cellular phones or personal digital assistants (PDAs) with photographic capabilities), recording devices and other electronic devices, and the use of cellular phones or PDAs, will not be permitted at the meeting. Representatives of the Company will be at the entrance to the meeting and these representatives will have the authority, on the Company's behalf, to determine whether the admission policy and procedures have been followed and whether you will be granted admission to the meeting.

Admission Policy

        Attendance at the meeting is limited to:

  (A)
  Stockholders of record ("record holders") on the close of business on April 17, 2017, the record date for the meeting (the "record date"), or authorized representatives of entities who are record holders. Authorized representatives of entities who are record holders must present a letter from the entity certifying to their status as an authorized representative.

  (B)
  Stockholders whose shares are held for them by banks, brokerages or other intermediaries ("beneficial holders"). Beneficial holders must present evidence of their ownership, such as a letter from the bank, broker or other intermediary confirming ownership, or the relevant portion of a bank or brokerage firm account statement.

  (C)
  Authorized representatives of entities who are beneficial holders. In addition to any evidence required under paragraph (B) above, authorized representatives must present: (1) a letter from the record holder certifying to the beneficial ownership of the entity they represent, and (2) a letter from the entity certifying to their status as an authorized representative.

Page
INFORMATION ABOUT THE ANNUAL MEETING	1
PROPOSAL ONE—ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS INFORMATION	11
MEETINGS AND COMMITTEES OF OUR BOARD OF DIRECTORS	15
EXECUTIVE OFFICERS	18
PROPOSAL TWO—APPROVAL, IN ACCORDANCE WITH SECTION 713 (A) OF THE NYSE MKT COMPANY GUIDE, OF THE POTENTIAL ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK IN CONNECTION WITH THE BUYER NOTE	19
EXECUTIVE COMPENSATION	36
COMPENSATION OF DIRECTORS	47
PROPOSAL THREE—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	48
PRINCIPAL ACCOUNTING FIRM FEES	49
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	50
SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	52
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	56
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	57
OTHER MATTERS	61
STOCKHOLDER PROPOSALS	61
ANNUAL REPORT ON FORM 10-K	62
WHERE YOU CAN FIND MORE INFORMATION	63

INSTITUTIONAL FINANCIAL MARKETS, INC.
Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2017
INFORMATION ABOUT THE ANNUAL MEETING

Introduction

Why You Have Received This Proxy Statement

        You have received these proxy materials because the Board of Directors (the "Board" or the "Board of Directors") of Institutional Financial Markets, Inc., a Maryland corporation (the "Company"), is soliciting your proxy to vote your shares at the Company's 2017 annual meeting of stockholders, or the "meeting," to be held on June 7, 2017 at 10:00 a.m., local time, at the offices of Duane Morris LLP, located at 1540 Broadway, New York, New York 10036, or at any postponement or adjournment of the meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission, or the SEC, and that is designed to assist you in voting your shares. On or about April     •    , 2017, paper copies of our proxy materials will have been mailed to our stockholders who directly own shares of our common stock (known as "record holders") as of the close of business on April 17, 2017. In addition, on or about April     •    , 2017, the Notice of Internet Availability of Proxy Materials (the "Notice"), containing instructions on how to access this proxy statement and our annual report and how to vote over the Internet will have been mailed to all of our other stockholders as of the close of business on April 17, 2017.

Notice of Electronic Availability of Proxy Statement and Annual Report

        As permitted by SEC rules, the Company is making this proxy statement and its annual report available to its stockholders electronically via the Internet. On or about April     •    , 2017, we will have mailed to our stockholders (other than record holders) the Notice, which contains instructions on how to access this proxy statement and our annual report and vote online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report over the Internet. The Notice also instructs you on how you may submit your proxy over the Internet. If you received the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

Who May Vote

        Only holders of record of shares of our common stock, par value $0.001 per share ("common stock"), and/or our Series E Voting Non-Convertible Preferred Stock, par value $0.001 per share ("Series E Preferred Stock"), at the close of business on April 17, 2017, the record date for the meeting (the "record date"), are entitled to receive notice of, and to vote at, the meeting or any adjournment or postponement thereof. Each stockholder of record as of the close of business on the record date is entitled to one vote on each matter properly brought before the meeting for each share of (i) common stock held by such stockholder as of such time, and (ii) Series E Preferred Stock held by such stockholder as of such time.

How You May Vote

        You may vote using any of the following methods:

  •
  BY MAIL:  If you have received your proxy materials by mail, mark, sign and date the attached proxy card and return it in the postage-paid envelope that we have provided. The named proxies will vote your shares according to your directions. If you sign and submit the proxy card, which is attached to this proxy statement, without indicating your vote, the named proxies will vote your shares in favor of the Company's nominees named in this proxy statement and in favor of all other proposals.

  •
  BY TELEPHONE OR OVER THE INTERNET:  Authorize a proxy by telephone by following the instructions in the attached proxy card or over the Internet by following the instructions in the Notice. If you hold shares of the Company's common stock or Series E Preferred Stock in "street name," please refer to the voting instruction form used by your broker, bank or nominee to see if you may submit voting instructions by telephone or over the Internet. If you vote by telephone or over the Internet, you do not need to return the attached proxy card to the Company by mail.

  •
  BY ATTENDING THE ANNUAL MEETING IN PERSON:  Attend the meeting and vote in person. If your shares of the Company's common stock or Series E Preferred Stock are held in the name of a bank, broker or other nominee, you must obtain a proxy from the record holder, executed in your favor, and bring it with you to hand in with your ballot, in order to be able to vote in person at the meeting.

        We encourage stockholders to submit their proxies in advance of the meeting. Voting by proxy in advance of the meeting will in no way limit your right to attend and vote at the meeting if you later decide to attend the meeting in person. If you are a record holder and have given a proxy to vote your shares, then you may revoke your proxy at any time before it is exercised by: (i) giving written notice of revocation no later than the commencement of the meeting to our Secretary, Rachael Fink, at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104; (ii) delivering no later than the commencement of the meeting a properly executed, later-dated proxy to our Secretary, Rachael Fink, at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104; or (iii) voting in person at the meeting.

        If your shares are held in "street name" by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to submit, change or revoke your voting instructions.

        The Board has a contractual obligation to recommend to the Company's stockholders the election of Daniel G. Cohen, the current Vice Chairman of the Board, to the Board at the Company's 2017 annual meeting of stockholders. See Proposal One—Election of Directors, "Rights of Certain Stockholders to Nominate Directors" below.

        The named proxies will vote in accordance with your instructions on the matters set forth below and will vote upon any other business that may properly come before the meeting in their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If you are a holder of record of common stock or Series E Preferred Stock and you return a properly executed proxy, but do not provide instructions as to one or more matters, the persons named as proxies intend to cast all of the votes you are entitled to cast: (i) FOR the election to the Board of Messrs. Cohen, Costello, Dawson, DiMaio, Haraburda, McEntee and Subin and Ms. Liberto, the Company's nominees for directorship positions at the meeting; (ii) FOR the approval, in accordance with Section 713(a) of the NYSE MKT Company Guide, of the potential issuance of shares of the Company's common stock representing in excess of 20% of the Company's pre-transaction total shares of common stock outstanding in connection with the Convertible Senior Secured Promissory Note, dated March 10, 2017, issued by IFMI, LLC to DGC Family Fintech Trust ("Buyer") in the aggregate principal amount of $15,000,000 (the "Buyer Note"); and (iii) FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017. Other than the matters set forth in this proxy statement and any procedural matters relating to the matters set forth herein, we are not aware of any other nominees for election as directors or other business that may properly be brought before the meeting.

Quorum

        The presence, in person or represented by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum at the meeting. As of the record date, there were 12,699,769 shares of common stock outstanding and entitled to vote at the meeting and 4,983,557 shares of Series E Preferred Stock outstanding and entitled to vote at the meeting. The common stock and the Series E Preferred Stock vote together on all matters. Each stockholder of record as of the close of business on the record date is entitled to one vote on each matter properly brought before the meeting for each share of common stock and for each share of Series E Preferred Stock held by such stockholder as of such time.

        If a quorum is not present at the meeting, the stockholders present in person or represented by proxy have, or the presiding officer at the meeting has, the power to adjourn the meeting until a quorum is present or represented. Under Maryland law, the presiding officer at the meeting also has the power to adjourn the meeting for any reason, regardless of whether a quorum is present.

Required Vote to Approve Each Proposal

        For Proposal One (the election of eight directors to the Board), the eight nominees receiving a plurality of the votes cast (that is, the eight nominees receiving the greatest number of votes) will be elected to the Board. A proxy marked "withhold" with respect to the election of a director will not be voted as to the director indicated, but will be counted for purposes of determining whether there is a quorum at the meeting.

        In order to be approved, Proposals Two (the approval, in accordance with Section 713(a) of the NYSE MKT Company Guide, of the potential issuance of shares of the Company's common stock in connection with the Buyer Note) and Three (the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017) each require the affirmative vote of the majority of all of the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

        For purposes of Proposals One (the election of eight directors to the Board), Two (the approval, in accordance with Section 713(a) of the NYSE MKT Company Guide, of the potential issuance of shares of the Company's common stock in connection with the Buyer Note) and Three (the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017), abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. A "broker non-vote" results when a broker, bank or other nominee properly executes and returns a proxy but indicates that the nominee is not voting with respect to a particular matter because the nominee has not received voting instructions from the beneficial owner.

        Please note that brokerage firms or other nominees may not vote your shares with respect to matters that are not "routine" under the rules that guide how most brokers vote your stock. Proposals One (the election of eight directors to the Board) and Two (the approval, in accordance with Section 713(a) of the NYSE MKT Company Guide, of the potential issuance of shares of the

Company's common stock in connection with the Buyer Note) are not "routine" matters. Accordingly, most brokerage firms or other nominees may not vote your shares with respect to such proposals without specific instructions from you as to how your shares are to be voted. Proposal Three (the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017) is a "routine" matter and, therefore, brokerage firms and other nominees will have discretion to vote on such proposal.

        As of the record date, our executive officers and directors own, in the aggregate, shares of the Company's securities representing approximately 42.8% of the votes entitled to be cast at the meeting, and intend to vote (i) FOR the election to the Board of Messrs. Cohen, Costello, Dawson, DiMaio, Haraburda, McEntee and Subin and Ms. Liberto, the Company's nominees for directorship positions at the meeting; (ii) FOR the approval, in accordance with Section 713(a) of the NYSE MKT Company Guide, of the potential issuance of shares of the Company's common stock in connection with the Buyer Note; and (iii) FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017. Based on the foregoing, the election of each nominee for director, the approval, in accordance with Section 713(a) of the NYSE MKT Company Guide, of the potential issuance of shares of the Company's common stock in connection with the Buyer Note, and the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017, are highly likely.

        None of the Proposals, if approved, entitle stockholders to appraisal rights under Maryland law or our charter documents.

Other Information to Review Before Voting

        This proxy statement and our Annual Report on Form 10-K, as amended, are both available on our website at http://www.ifmi.com.

Householding of Proxy Material

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," can result in cost savings. A number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single Notice will be delivered to multiple stockholders who share an address unless we received contrary instructions from the impacted stockholders prior to the mailing date. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate copy of the Notice, our annual report, proxy statement and other proxy materials, please notify your broker or direct your request in writing or by phone to our Secretary, Rachael Fink, at Institutional Financial Markets, Inc., 2929 Arch Street, 17th Floor, Philadelphia, PA 19104; phone: (215) 701-9555.

        If you are a stockholder sharing an address with another stockholder who receives multiple copies of the proxy materials and wish to request "householding" of your communications, please contact us at the above address or telephone number.

Cost of Proxy Solicitation

        All expenses in connection with our solicitation of proxies will be borne by us. In addition to solicitation by mail, proxies may be solicited on our behalf by our directors, officers or employees in person, by telephone, facsimile or by other electronic means. In accordance with SEC regulations and the rules of the NYSE MKT, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in connection with mailing proxies and proxy materials and soliciting proxies from the beneficial owners of our common stock.

Questions and Additional Copies

        If you have any questions with respect to the Company or the matters described herein, or questions about how to submit your proxy, or if you need additional copies of this proxy statement or the attached proxy card, you should contact:

Institutional Financial Markets, Inc.
Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, Pennsylvania 19104
Attn: Investor Relations
Phone: (215) 701-8952
Email: investorrelations@ifmi.com

PROPOSAL ONE—ELECTION OF DIRECTORS

        Pursuant to the Maryland General Corporation Law and our charter and Bylaws, our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors, based on the recommendation of its Nominating and Corporate Governance Committee (the "Nominating and Corporate Governance Committee"), has unanimously nominated all eight of its current directors, Messrs. Cohen, Costello, Dawson, DiMaio, Haraburda, McEntee and Subin and Ms. Liberto (each a "Company Nominee" and, collectively, the "Company Nominees"), for election as directors at the annual meeting, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or retirement.

        Our Nominating and Corporate Governance Committee knows of no reason why any of the Company Nominees would be unable or unwilling to serve on the Board of Directors, but if any Company Nominee should be unable or unwilling to serve, the named proxies will vote FOR the election of such other person for director as the Board of Directors, based on the recommendation of our Nominating and Corporate Governance Committee, may nominate in the place of such Company Nominee.

Names of the Company Nominees and Biographical Information; Qualifications

        Daniel G. Cohen, age 47, has, since September 16, 2013, served as the Vice Chairman of the Board of Directors and of the Board of Managers of the Company's majority owned subsidiary, IFMI, LLC, as President and Chief Executive of the Company's European Business, and as President, a director and the Chief Investment Officer of the Company's indirect majority owned subsidiary, Cohen & Company Financial Limited (formerly known as EuroDekania Management Limited), a Financial Conduct Authority regulated investment advisor and broker dealer focusing on the European capital markets ("CCFL"). Mr. Cohen served as the Chief Executive Officer and Chief Investment Officer of the Company from December 16, 2009 to September 16, 2013 and as the Chairman of the Board of Directors from October 6, 2006 to September 16, 2013. Mr. Cohen served as the executive Chairman of the Company from October 18, 2006 to December 16, 2009. In addition, Mr. Cohen served as the Chairman of the Board of Managers of IFMI, LLC from 2001 to September 16, 2013, as the Chief Investment Officer of IFMI, LLC from October 2008 to September 16, 2013, and as Chief Executive Officer of IFMI, LLC from December 16, 2009 to September 16, 2013. Mr. Cohen served as the Chairman and Chief Executive Officer of J.V.B. Financial Group, LLC (formerly C&Co/PrinceRidge Partners LLC), the Company's indirect broker dealer subsidiary ("JVB"), from July 19, 2012 to September 16, 2013. Mr. Cohen served as a director of Star Asia Finance, Limited ("Star Asia"), a permanent capital vehicle investing in Asian commercial real estate, until the Company's sale of its interest in Star Asia on February 20, 2014. Mr. Cohen served as Chairman of Cohen Financial Group, Inc. from its inception in April 2007 until its liquidation in February 2012. Mr. Cohen served as a director of Muni Funding Company of America, LLC, a company investing in middle-market non-profit organizations, until it merged with Tiptree Financial Partners, L.P. in June 2011. Since 2000, Mr. Cohen has been the Chairman of the board of directors of The Bancorp, Inc. (NASDAQ: TBBK), a holding company for The Bancorp Bank, which provides various commercial and retail banking products and services to small and mid-size businesses and their principals in the United States, and since January 2015 has served as Executive Chairman of The Bancorp Bank. Mr. Cohen is a member of the Academy of the University of Pennsylvania, a member of the Visiting Committees for the Humanities and a member of the Paris Center of the University of Chicago. Mr. Cohen is also a Trustee of the List College Board of the Jewish Theological Seminary, a member of the board of the Columbia Global Center in Paris, a Trustee of the Paideia Institute and a Trustee of the Arete Foundation.

        Thomas P. Costello, age 71, has served as our director and as the Chairman of the Audit Committee of the Board of Directors (the "Audit Committee") since October 6, 2006. Mr. Costello served as a trustee and Chairman of the audit committee of the board of trustees of Alesco Financial Trust ("AFT") from January 2006 until the merger of Sunset Financial Resources, Inc. ("Sunset") with AFT in October 2006. Mr. Costello served as a director for KPMG LLP from 2002 to 2004. Prior to that, he was employed at Arthur Andersen LLP for 35 years, including serving as National Practice Director from 1996 to 2002, where he was responsible for the accounting and audit practices of the Arthur Andersen offices in the southeast region of the United States. From 1985 to 1996, he served as partner in charge of the accounting and audit practice in Arthur Andersen's Philadelphia office. Prior to that, he acted as engagement partner where he served clients in numerous industries and worked with both large multinational and small and mid-sized public companies. From December 2006 to February 2011, Mr. Costello served on the board of directors and was the Chairman of the audit committee of Advanta Corp., a Pennsylvania-based financial services company that is in the process of liquidation. Mr. Costello also is a member of the Board of Trustees and serves on the Audit and Compliance Committee of Thomas Jefferson University Hospital. Mr. Costello is a Certified Public Accountant.

        G. Steven Dawson, age 59, has served as our director since January 11, 2005. Mr. Dawson also serves as the Chairman of the Nominating and Corporate Governance Committee, as a member of the Audit Committee and as a member of the Compensation Committee of the Board of Directors (the "Compensation Committee"). Mr. Dawson was previously a member of the compensation committee and nominating and corporate governance committee for Sunset, and was also the Chairman of Sunset's special committee in connection with Sunset's merger with AFT. Mr. Dawson is a private investor and, in addition to his current board activities noted above, he has, from time to time, served on the boards of other public and private companies. He currently serves on the board of directors of Medical Properties Trust (NYSE: MPW), a Birmingham, Alabama-based real estate investment trust ("REIT") specializing in the ownership of acute care facilities and related medical properties (Chairman of the audit committee and member of the investment committee) and American Campus Communities (NYSE: ACC), an Austin-based equity REIT focused on student housing (Chairman of the audit committee). From 1990 to 2003, Mr. Dawson served as Chief Financial Officer of Camden Property Trust and its predecessors, a multi-family REIT based in Houston with apartment operations, construction and development activities throughout the United States.

        Jack J. DiMaio, Jr., age 50, has served as the Chairman of the Board of Directors since September 24, 2013. Mr. DiMaio is the founder and Chief Executive Officer of the Mead Park group of companies and has served in this capacity since September 2011. Prior to founding Mead Park, Mr. DiMaio was a Managing Director and Global Head of Interest Rate, Credit and Currency Trading of Morgan Stanley, and served in this capacity from September 2009 to August 2011. In addition, Mr. DiMaio served as a member of Morgan Stanley's Management Committee during his tenure at the firm. Prior to joining Morgan Stanley, Mr. DiMaio co-founded DiMaio Ahmad Capital LLC, a New York-based asset manager specializing in credit markets, and served as the Chief Executive Officer and Managing Partner from February 2005 to August 2009. Before founding DiMaio Ahmad Capital LLC, Mr. DiMaio was a Managing Director and Head of the Diversified Credit Hedge Fund Group at Credit Suisse Alternative Capital, Inc. from March 2004 to February 2005. Prior to that time, Mr. DiMaio was the Chief Executive Officer of Alternative Investments at Credit Suisse Asset Management. In addition, Mr. DiMaio was an Executive Board Member of Credit Suisse Securities (USA), Inc. and of Credit Suisse Asset Management. Mr. DiMaio joined Credit Suisse in 1989, and, after completing its sales and trading program, he joined Credit Suisse's credit research group. In 1990, Mr. DiMaio joined the Credit Suisse corporate bond trading desk where he was appointed Head Trader in 1995 and the Department Head in 1996. At the end of 1997, Mr. DiMaio was appointed Head of Credit Suisse Global Credit Trading. In 2000, Mr. DiMaio was responsible for Credit Suisse's entire Global Credit

Products Cluster and was named Head of Fixed Income Division North America. Mr. DiMaio holds a B.S. in Finance from New York Institute of Technology.

        Jack Haraburda, age 78, has served as our director, a member of the Nominating and Corporate Governance Committee (except for a seven-month period in 2010) and the Chairman of the Compensation Committee since October 6, 2006. Mr. Haraburda served as a trustee and Chairman of the compensation committee of AFT's board of trustees from January 2006 until Sunset's merger with AFT. Mr. Haraburda is the managing partner of CJH Securities Information Group, a professional coaching business. Mr. Haraburda served as managing director for the Philadelphia Complex of Merrill Lynch, Pierce, Fenner & Smith Incorporated from 2003 to 2005. He has also served in various positions at Merrill Lynch from 1984 until 2003, including as managing director of Merrill Lynch's Princeton Complex, resident Vice President of Merrill Lynch's Philadelphia Main Line Complex, marketing director and national sales manager of Merrill Lynch Life Agency and Chairman of Merrill Lynch Metals Company. From 1980 to 1984, he was managing director of Comark Securities, a government securities dealer. From 1968 until 1980, he served as a financial advisor, national sales manager for the Commodity Division, manager of the Atlanta Commodity Office and the Bala Cynwyd office of Merrill Lynch.

        Diana Louise Liberto, Esq., age 59, has served as our director since December 21, 2015 and serves as a member of the Nominating and Corporate Governance Committee. Ms. Liberto is a graduate of the Rutgers University School of Law, having earned a Juris Doctor degree with honors. After clerking for a United States District Court Judge from September 1991 to September 1992, Ms. Liberto worked with a law firm in Philadelphia, Pennsylvania. Ms. Liberto then joined the office of the General Counsel of Wal-Mart Stores, Inc., serving in various capacities from 2004 until October 2015, including an interim assignment in Wal-Mart India. In October 2015, Ms. Liberto became the Chief Executive Officer of WalkMyMind, Inc., a corporate and personal wellness company headquartered in Philadelphia, Pennsylvania. Ms. Liberto serves on the advisory board of J3Personica, a medical education selection and assessment startup company.

        James J. McEntee, III, age 59, has served as our director since December 21, 2015 and serves as a member of the Investment Committee of the Board of Directors (the "Investment Committee"). Mr. McEntee has been a director of The Bancorp (NASDAQ: TBBK) since September 2000, has been a director of T-REX Group (a privately held company that provides a comprehensive financial services platform focused on renewable energy assets) since October 2014, served as the Chief Financial Officer and Chief Operating Officer of FinTech Acquisition Corp (NASDAQ: FNTC) from January 2015 to July 2016, and has served as President and Chief Financial Officer of FinTech Acquisition Corp. II since April 2016. Mr. McEntee was the Vice-Chairman and Co-Chief Operating Officer of C&Co/PrinceRidge LLC (formerly known as The PrinceRidge Group LLC and now JVB), the Company's broker dealer subsidiary, from October 2012 until October 2013. Mr. McEntee was the Chief Executive Officer of Alesco Financial, Inc. from the date of its incorporation in 2006 until its merger with Cohen & Company Inc. in December 2009 and was the Chief Operating Officer of Cohen & Company Inc. from March 2003 until December 2009. Mr. McEntee was a principal in Harron Capital, L.P., a media and communications venture capital fund, from 1999 to September 2002. From 1990 through 1999, Mr. McEntee was a stockholder at Lamb McErlane, PC, a law firm, and from 2000 until 2004 was of counsel to Lamb McErlane. Mr. McEntee was previously a director of Pegasus Communications Corporation, a publicly held provider of communications and other services, and of several other private companies.

        Neil S. Subin, age 52, has served as our director since June 7, 2011. Mr. Subin also serves as a member of the Audit Committee, the Compensation Committee and the Investment Committee. Mr. Subin has served as Chairman of the Board of Broadbill Investment Partners, LP, a private investment fund, since 2011. Mr. Subin founded and has been the managing director and president of Trendex Capital Management, a private investment fund focusing primarily on financially distressed companies, since its formation in 1991. Prior to forming Trendex Capital, Mr. Subin was a private investor from 1988 to 1991 and was an associate with Oppenheimer & Co. from 1986 to 1988. Mr. Subin has served as a director of Phosphate Holdings, Inc. (OTC: PHOS.PK) since November 2010 and as a director of Federal-Mogul Corporation (NASDAQ: FDML) since December 2007. Mr. Subin also served as a director of Primus Telecommunications Group, Incorporated (OTCBB: PMUG.OB) from July 2009 until December 2013, as a director of Movie Gallery, Inc. (OTC: MOVIQ.PK) from May 2008 to December 2010, as a director of FiberTower Corporation (NASDAQ: FTWR) from December 2001 to December 2009, and as a director of Hancock Fabrics, Inc. (OTC: HKFI.PK) from August 2009 through December 2015 and as a director of Penn Treaty American Corp. since July 2015.

        When determining whether it is appropriate to re-nominate a current director to continue on the Board of Directors, the Board focuses primarily on the information provided in each of the director's individual biographies set forth above and its knowledge of the character and strengths of the sitting directors. With respect to Mr. Cohen, the Company considered his years of executive leadership with IFMI, LLC as well as other companies, his extensive investment experience and his expertise in strategic planning and business expansion. With regard to Mr. Costello, the Company considered his significant audit experience as well as his expertise and background with regard to accounting and financial matters generally. With regard to Mr. Dawson, the Company considered his experience as a director of the Company and its predecessors as well as his prior experience as the Chief Financial Officer of a public company and as an independent director for other public companies. With regard to Mr. DiMaio, the Company considered his significant experience in the financial services industry, including serving in management positions of other financial institutions, and his unique perspective with respect to corporate strategy and business development. With regard to Mr. Haraburda, the Company considered his experience as a director of the Company and its predecessors as well as his extensive knowledge of the securities industry. With regard to Ms. Liberto, the Company considered her legal background and knowledge of corporate governance matters. With regard to Mr. McEntee, the Company considered his extensive leadership in the investment management industry generally, as well as his deep understanding of the Company, its products and its businesses. With regard to Mr. Subin, the Company considered his extensive experience and expertise in the investment management field, particularly with respect to investing in financially distressed companies.

Rights of Certain Stockholders to Nominate Directors

        On May 9, 2013, the Company entered into a Securities Purchase Agreement (the "CBF Purchase Agreement") regarding a strategic investment in the Company by Cohen Bros. Financial, LLC, of which Mr. Cohen is the sole member ("CBF"). Pursuant to the CBF Purchase Agreement, the Company agreed, among other things, that at any meeting at which the Company's stockholders may vote for the election of directors, for so long as CBF and certain of its affiliates collectively own 10% or more of the Company's outstanding common stock (as calculated under the CBF Purchase Agreement), CBF may designate one individual to stand for election at such meeting.

        In accordance with the CBF Purchase Agreement, the Company has nominated Daniel G. Cohen to stand for election to the Board at the meeting and the Board is (a) recommending to the Company's stockholders the election of Mr. Cohen at the meeting, and (b) soliciting proxies for Mr. Cohen in connection with the meeting to the same extent as it is soliciting proxies for the other Company Nominees.

Legal Proceedings

        None of our directors or executive officers has been involved in any events enumerated under Item 401(f) of Regulation S-K during the past ten years that are material to an evaluation of the ability or integrity of such persons to be our directors or executive officers.

        No material proceedings exist in which any of our directors or executive officers is an adverse party to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Family Relationships

        There is no family relationship between any of our directors or executive officers.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE EIGHT COMPANY NOMINEES RECOMMENDED BY THE BOARD OF DIRECTORS' NOMINATING AND CORPORATE GOVERNANCE COMMITTEE AND UNANIMOUSLY APPROVED FOR NOMINATION BY THE BOARD OF DIRECTORS. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE VOTED FOR EACH OF THE EIGHT COMPANY NOMINEES.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS INFORMATION

        This section of our proxy statement contains information about a variety of our corporate governance policies and practices. In this section, you will find information about how we are complying with the corporate governance rules of the NYSE MKT, which were approved by the SEC. We are committed to operating our business under strong and accountable corporate governance practices. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Code of Business Conduct and Ethics

        We have established a Code of Business Conduct and Ethics (the "Code of Ethics") that sets forth basic principles of conduct and ethics to guide all of our employees, officers and directors. The purpose of the Code of Ethics is to:

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  Promote honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  Promote avoidance of conflicts of interest, including disclosure to an appropriate person or committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

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  Promote full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

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  Promote compliance with applicable governmental laws, rules and regulations;

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  Promote the prompt internal reporting to an appropriate person or committee of violations of the Code of Ethics;

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  Promote accountability for adherence to the Code of Ethics;

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  Provide guidance to employees, officers and directors to help them recognize and deal with ethical issues;

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  Provide mechanisms to report unethical conduct; and

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  Help foster our long-standing culture of honesty and accountability.

        A waiver of any provision of the Code of Ethics as it relates to any director or executive officer must be approved by our Board of Directors without the involvement of any director who will be personally affected by the waiver or by a committee consisting entirely of directors, none of whom will be personally affected by the waiver. Waivers of the Code of Ethics for directors or executive officers will be promptly disclosed to our stockholders as required by applicable law. A waiver of any provision of the Code of Ethics as it relates to any other officer or employee must be approved by our Chief Financial Officer or Chief Legal Officer, if any, but only upon such officer or employee making full disclosure in advance of the behavior in question.

        The Code of Ethics is available on our website at http://www.ifmi.com and is also available in print free of charge to any stockholder who requests a copy by submitting a written request to Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, attention: Corporate Secretary.

Director Independence

        Our Board of Directors is comprised of a majority of independent directors. In order for a director to be considered "independent," our Board of Directors must affirmatively determine, based upon its review of all relevant facts and circumstances and after considering all applicable relationships, if any, that each of the directors has no direct or indirect material relationship with the Company or its affiliates and satisfies the criteria for independence established by the NYSE MKT and the applicable rules promulgated by the SEC. Our Board of Directors has determined that each of the following members of the Board of Directors is independent: Thomas P. Costello, G. Steven Dawson, Jack Haraburda, Diana Louise Liberto, James J. McEntee, III and Neil S. Subin. Our Board of Directors has determined that Daniel G. Cohen is not independent because he is an employee of the Company. Our Board of Directors has determined that Jack J. DiMaio, Jr. is not independent because of the contractual relationships and obligations among the Company and Mead Park Advisors LLC and JKD Capital Partners I LTD (see "Certain Relationships and Related Party Transactions—Mead Park, Mead Park Advisors LLC, Mr. Ricciardi, Mr. DiMaio and Mr. Edward E. Cohen" and "Certain Relationships and Related Party Transactions—JKD Capital Partners I LTD").

        It is the policy of our Board of Directors that the independent members of our Board of Directors meet separately without management directors at least twice per year during regularly scheduled Board meetings to discuss such matters as the independent directors consider appropriate. In 2016, the Company's independent directors met separately without management directors four times.

Leadership Structure

        The roles of Chairman of the Board and Chief Executive Officer are currently filled by separate individuals. Jack J. DiMaio, Jr. is our Chairman and Lester R. Brafman is our Chief Executive Officer. The Board believes that the separation of the offices of the Chairman and Chief Executive Officer is appropriate at this time because it allows our Chief Executive Officer to focus primarily on the Company's business strategy, operations and corporate vision. However, the Board does not have a policy mandating that the roles of Chairman and Chief Executive Officer continue to be separated. Our Board elects our Chairman and our Chief Executive Officer, and each of these positions may be held by the same person or may be held by different people. We believe it is important that the Board retain flexibility to determine whether the two roles should be separate or combined based upon the Board's assessment of the Company's needs and leadership at a given point in time.

        As noted above, the independent directors meet without management present at regularly scheduled executive sessions. The current leadership model, when combined with the composition of the Board, the strong leadership of our independent directors and Board committees and the highly effective corporate governance structures and processes already in place, strikes an appropriate balance between consistent leadership and independent oversight of the Company's business and affairs.

Role of the Board in Risk Oversight

        The Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas conducted by relevant Board committees that report on their findings to the Board. The oversight responsibility of the Board and the Board committees is facilitated by management reporting processes designed to provide information to the Board concerning the identification, assessment and management of critical risks and management's risk mitigation strategies and practices. These areas of focus include compensation, financial (including accounting, reporting, credit, liquidity and tax), operational, legal, regulatory, compliance, political and strategic risks. The full Board (or the appropriate Board committee), in concert with the appropriate members of management within the Company, reviews management reports to formulate risk identification, risk management and risk mitigation strategies. When a Board committee initially reviews management reports, the Chairman of the relevant Board committee briefs the full Board on the specifics of the matter at the next Board meeting. This process enables the Board to coordinate the risk oversight role, particularly with respect to risks spanning more than one operational area. The Board's role in risk oversight does not have a direct effect on the Board's leadership structure.

Recommendation of Nominees to Our Board of Directors

        Subject to the rights of certain stockholders to nominate directors (see Proposal One—Election of Directors, "Rights of Certain Stockholders to Nominate Directors" above), our Board of Directors is responsible for the selection of nominees for election or appointment to the Board of Directors based on recommendations of our Nominating and Corporate Governance Committee, which is currently comprised of Mr. Dawson, Mr. Haraburda and Ms. Liberto. Our Nominating and Corporate Governance Committee may consider nominees recommended by management and stockholders using the criteria approved by the Board of Directors to evaluate all candidates. Our Nominating and Corporate Governance Committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable for members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates, as appropriate. Upon selection of a qualified candidate, our Nominating and Corporate Governance Committee recommends the candidate for consideration by the full Board of Directors. Our Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. Nominees for the Board of Directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity.

        Our Board of Directors' policy is to encourage the selection of directors who will contribute to our overall corporate goals. Our Nominating and Corporate Governance Committee may, from time to time, review the appropriate skills and characteristics required of members of our Board of Directors, including such factors as business experience, diversity and personal skills in finance, marketing, financial reporting and other areas that are expected to contribute to an effective board. We do not have a specific policy on diversity of the Board of Directors. Instead, the Board of Directors evaluates nominees in the context of the Board of Directors as a whole, with the objective of recommending a group that can best support the success of the business and, based on the group's diversity of experience, represent stockholder interests through the exercise of sound judgment. Such diversity of experience may be enhanced by a mix of different professional and personal backgrounds and experiences. Diversity is considered broadly and includes variety in personal and professional backgrounds, experience and skills, geographic location, as well as differences in gender, race, ethnicity and age. In evaluating potential candidates for our Board of Directors, our Nominating and Corporate Governance Committee will consider these factors in light of the specific needs of the Board at the time of its evaluation.

        Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of our Board of Directors. To recommend a prospective nominee for consideration by our Nominating and Corporate Governance Committee, the candidate's name and qualifications must be submitted in writing to our Secretary at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

Communications with Our Company

        Any employee, stockholder or other person may communicate with our Board of Directors or individual directors. Any such communications may be sent in writing to Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, Attn: Board of Directors.

        Our Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by our Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our Company, you may do so in writing to the Chairman of the Audit Committee at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

        Any such communications may be made anonymously. We also have a compliance telephone hotline that may be used, on an anonymous basis or otherwise, to report any concerns or violations of our standards of conduct, policies or laws and regulations. The number to the hotline is (800) 399-3595.

Director Attendance at Annual Meeting

        Although director attendance at our annual meeting each year is strongly encouraged, we do not have an attendance policy. Messrs. Costello, Dawson and Haraburda and Ms. Liberto attended our 2016 annual meeting.

 MEETINGS AND COMMITTEES OF OUR BOARD OF DIRECTORS

Meetings of the Board of Directors

        During the 2016 fiscal year, our Board of Directors held six meetings. Each of our directors attended at least 75% of the total number of meetings held by our Board of Directors during 2016.

Committees of the Board of Directors

        The Board of Directors currently has four standing committees: the Audit Committee, the Compensation Committee, the Investment Committee and the Nominating and Corporate Governance Committee. The Board of Directors has affirmatively determined that each committee member satisfies the independence requirements of the NYSE MKT and the SEC for membership on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time our Board of Directors may establish a new committee or disband a current committee depending upon the circumstances.

Audit Committee

        We have a separately designated standing Audit Committee of our Board of Directors, as defined in Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is currently comprised of three of our independent directors: Messrs. Costello, Dawson and Subin. Mr. Costello is the Chairman of our Audit Committee. Our Board of Directors has determined that each of the members of our Audit Committee is "independent" within the meaning of the rules of the NYSE MKT and the SEC and that each of the members of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE MKT. In addition, our Board of Directors has determined that Mr. Costello is an "audit committee financial expert" as defined by the SEC. Our Audit Committee operates under a written charter that was originally adopted in 2006 and amended in 2007, 2009 and 2014. A copy of the charter may be found on our website at http://www.ifmi.com and will be provided in print, free of charge, to any stockholder who requests a copy by submitting a written request to our Secretary at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104. Our Audit Committee met six times in 2016. Each of the members of the Audit Committee attended at least 75% of the total number of meetings held by the Audit Committee during 2016.

        Our Audit Committee has responsibility for engaging independent registered public accounting firms, reviewing with them the plans and results of the audit engagement, approving the professional services they provide to us, reviewing their independence and considering the range of audit and non-audit fees. Our Audit Committee assists our Board of Directors with oversight of (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) the qualifications, independence and performance of the registered public accounting firm that we employ for the audit of our financial statements; and (d) the performance of the people responsible for our internal audit function. Among other things, our Audit Committee prepares the Audit Committee report for inclusion in our annual proxy statement, conducts an annual review of its charter and evaluates its performance on an annual basis. Our Audit Committee also establishes procedures for the receipt, retention and treatment of complaints that we receive regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Our Audit Committee has the authority to retain counsel and other experts or consultants at our expense that it deems necessary or appropriate to enable it to carry out its duties without seeking approval of our Board of Directors.

Compensation Committee

        The members of the Compensation Committee are Messrs. Dawson, Haraburda and Subin. Mr. Haraburda is the Chairman of the Compensation Committee. Our Board of Directors has determined that each of the members of the Compensation Committee is "independent" within the meaning of the rules of the NYSE MKT.

        The Compensation Committee assists our Board of Directors in discharging its responsibilities relating to compensation of our directors and officers. The Compensation Committee has overall responsibility for evaluating, recommending changes to and administering our compensation plans, policies and programs. Among other things, the Compensation Committee (a) reviews the Company's overall compensation structure, policies and programs; (b) makes recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans; (c) annually reviews the compensation of directors for service on the Board of Directors and its committees and recommends changes in Board compensation; (d) annually reviews the performance of our Chief Executive Officer and communicates the results of the review to the Chief Executive Officer and the Board of Directors; (e) if required by applicable law, produces an annual report on executive compensation for inclusion in our annual proxy statement; (f) annually reviews and reassesses the adequacy of its charter and recommends any proposed changes to the Board for approval; and (g) annually reviews its performance. The Compensation Committee has authority to grant awards under our 2006 Long-Term Incentive Plan, as amended, and the Second Amended and Restated Institutional Financial Markets, Inc. 2010 Long-Term Incentive Plan (the "2010 Long-Term Incentive Plan"). The Compensation Committee also has the authority to retain counsel and other experts or consultants at the Company's expense that it deems necessary or appropriate to enable it to carry out its duties without seeking approval of the Board of Directors.

        The Compensation Committee operates under a written charter that was originally adopted in 2006 and amended in 2009 and 2014. A copy of the charter may be found on our website at http://www.ifmi.com and will be provided in print, without charge, to any stockholder who requests a copy. The Compensation Committee met three times in 2016. Each of the committee members attended all of the meetings of our Compensation Committee held during fiscal year 2016.

Investment Committee

        The members of the Investment Committee are Messrs. Cohen, McEntee and Subin. Mr. Cohen is the Chairman of the Investment Committee. Formed in 2010, the Investment Committee's primary function is to assist the Board of Directors in its oversight of the Company's investment objectives, practices, strategies and policies. The Investment Committee did not hold any meetings 2016.

Nominating and Corporate Governance Committee

        The members of the Nominating and Corporate Governance Committee are Messrs. Dawson and Haraburda and Ms. Liberto. Mr. Dawson is the Chairman of the Nominating and Corporate Governance Committee. Our Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is "independent" within the meaning of the rules of the NYSE MKT.

        The Nominating and Corporate Governance Committee's primary functions are to (a) recommend to the Board of Directors qualified candidates for election as directors and recommend a slate of nominees for election as directors at our annual meeting; (b) periodically prepare and submit to the Board of Directors for adoption its selection criteria for director nominees; (c) review and make recommendations on matters involving the general operation of the Board of Directors, including development and recommendation of our corporate governance guidelines; (d) annually recommend to the Board of Directors nominees for each committee of the Board; and (e) facilitate the assessment of the Board's performance as a whole and of the individual directors and report thereon to the Board of Directors. The Nominating and Corporate Governance Committee has the authority to retain counsel and other experts or consultants at the Company's expense that it deems necessary or appropriate to enable it to carry out its duties without seeking the approval of the Board of Directors.

        The Nominating and Corporate Governance Committee operates under a written charter that was originally adopted in 2006 and amended in 2009 and 2014. A copy of the charter may be found on our website at http://www.ifmi.com and will be provided in print, without charge, to any stockholder who requests a copy. Our Nominating and Corporate Governance Committee met three times in 2016. Each of the committee members attended all of the meetings of our Nominating and Corporate Governance Committee held during fiscal year 2016.

EXECUTIVE OFFICERS

        Set forth below is information regarding our executive officers as of April     •    , 2017.

Name	Age	Position
Lester R. Brafman	54	Chief Executive Officer
Daniel G. Cohen	47	President and Chief Executive, European Business
Joseph W. Pooler, Jr.	51	Executive Vice President, Chief Financial Officer and Treasurer

        Lester R. Brafman, age 54, has served as the Chief Executive Officer of the Company and of IFMI, LLC since September 16, 2013. Mr. Brafman served as the President of the Company and of IFMI, LLC from June 3, 2013 until September 16, 2013. Prior to joining the Company and IFMI, LLC, Mr. Brafman served as a Managing Director at Goldman Sachs & Co. from July 2001 until August 2012. During his tenure at Goldman Sachs, Mr. Brafman held various positions including in Leveraged Finance Sales; as Chief Operating Officer of Global Credit and Mortgage Trading; and as Head of High Yield and Distressed Trading. Prior to joining Goldman Sachs, Mr. Brafman served as a Managing Director at Credit Suisse First Boston from July 1994 until October 2000 where, over the course of his employment, he served as Head of High Yield Trading and as Head of Emerging Market and Sovereign Trading. Prior to joining Credit Suisse, Mr. Brafman worked at Wasserstein Perella & Co. from March 1992 until July 1994, and at Lehman Brothers Holdings Inc. from September 1988 until March 1992. Mr. Brafman received a B.A. from Columbia University and an M.B.A. from the Amos Tuck School of Business Administration, Dartmouth College.

        Daniel G. Cohen, age 47, has served as the President and Chief Executive of the Company's European Business since September 16, 2013. See Proposal One—Election of Directors, "Names of the Company Nominees and Biographical Information; Qualifications" above for Mr. Cohen's biographical information.

        Joseph W. Pooler, Jr., age 51, has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since December 16, 2009 and as IFMI, LLC's Chief Financial Officer since November 2007 and as Chief Administrative Officer since May 2007. From July 2006 to November 2007, Mr. Pooler also served as Senior Vice President of Finance of IFMI, LLC. From November 2007 to March 2009, Mr. Pooler also served as Chief Financial Officer of Muni Funding Company of America, LLC, a company investing in middle-market non-profit organizations. Prior to joining IFMI, LLC, from 1999 to 2005, Mr. Pooler held key management positions at Pegasus Communications Corporation (now known as The Pegasus Companies, Inc. (OTC: PEGX)), which operated in the direct broadcast satellite television and broadcast television station segments. While at Pegasus, Mr. Pooler held various positions including Chief Financial Officer, Principal Accounting Officer and Senior Vice President of Finance. From 1993 to 1999, Mr. Pooler held various management positions with MEDIQ, Incorporated, including Corporate Controller, Director of Operations and Director of Sales Support. Mr. Pooler holds a B.A. from Ursinus College, an M.B.A. from Drexel University and was a Certified Public Accountant in the Commonwealth of Pennsylvania (license lapsed).

        No executive officer was selected as a result of any arrangement or understanding between the executive officer or any other person. All executive officers are appointed annually by, and serve at the discretion of, our Board of Directors.

 PROPOSAL TWO—APPROVAL, IN ACCORDANCE WITH SECTION 713(A) OF THE NYSE MKT COMPANY GUIDE, OF THE POTENTIAL ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK IN CONNECTION WITH THE BUYER NOTE

        On March 10, 2017 (the "Closing Date"), IFMI, LLC, the Company's majority owned subsidiary, entered into a Securities Purchase Agreement (the "Buyer Purchase Agreement"), by and among IFMI, LLC and DGC Family Fintech Trust ("Buyer"), a trust established by Daniel G. Cohen, and solely for purposes of Article VI and Sections 7.3, 7.4, 7.5 and 7.6 thereof, the Company. Among other positions which he holds with the Company and its subsidiaries, Mr. Cohen is the Vice Chairman of the Company's Board of Directors and Vice Chairman of IFMI, LLC's Board of Managers (the "Board of Managers"). Although Mr. Cohen established Buyer, Mr. Cohen is neither a trustee nor a named beneficiary of Buyer and therefore does not have any voting or dispositive control of securities held by the trust.

        Pursuant to the Buyer Purchase Agreement, Buyer agreed to purchase from IFMI, LLC, and IFMI, LLC agreed to issue and to sell to Buyer, a convertible senior secured promissory note (the "Buyer Note") in the aggregate principal amount of $15,000,000. At any time following the Closing Date, all or any portion of the outstanding principal amount of the Buyer Note may be converted by the holder thereof into units of membership interests of IFMI, LLC ("LLC Units") at a conversion rate equal to $1.45 per unit (subject to customary anti-dilution adjustments). Assuming all of the interest under the Buyer Note is paid in cash, the Buyer Note is convertible into 10,344,827 LLC Units. However, pursuant to its terms (which are described in greater detail below), the Buyer Note could become convertible into a maximum amount of 12,595,256 LLC Units (each a "Conversion LLC Unit" and, collectively, the "Conversion LLC Units").

        Pursuant to the Amended and Restated Limited Liability Company Agreement of IFMI, LLC, dated as of December 16, 2009, by and among IFMI, LLC and its members, as amended (the "LLC Agreement"), and subject to certain limitations, holders of LLC Units may require IFMI, LLC to redeem all or any portion of such units in exchange for, in the Company's sole discretion, cash or shares of the Company's common stock. Accordingly, the Conversion LLC Units are potentially redeemable into an equal number of shares of the Company's common stock, or 12,595,256 shares of common stock (each a "Conversion Common Share" and, collectively, the "Conversion Common Shares").

        The Company's common stock is listed on the NYSE MKT. Section 713(a) of the NYSE MKT Company Guide requires stockholder approval as a prerequisite to approval of applications to list additional shares that are issued in connection with a transaction involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into common stock) representing 20% or more of such issuer's presently outstanding stock for less than the greater of book or market value of the stock.

        With this Proposal Two, the Company is asking its stockholders to approve, in accordance with Section 713(a) of the NYSE MKT Company Guide, the potential issuance (the "Potential Issuance") of the Conversion Common Shares. The Potential Issuance is subject to stockholder approval pursuant to Section 713(a) of the NYSE MKT Company Guide because (i) the Potential Issuance would represent more than 20% of the Company's common stock (based on the 12,699,769 shares of common stock issued and outstanding as of the Closing Date) and (ii) the conversion price of $1.45 per Conversion LLC Unit and, therefore, per Conversion Common Share, represents a price which, although greater than the market price as of the Closing Date, was lower than the book value per share of the common stock as of the Closing Date under generally accepted accounting principles in the United States (GAAP).

        Our Board of Directors has unanimously (with Mr. Cohen abstaining) approved the Potential Issuance and has determined that approval of the Potential Issuance is advisable and in the best interests of the Company and its stockholders. Further, under the Buyer Purchase Agreement, the Company agreed to submit a proposal (i.e., this Proposal Two) to its stockholders at the 2017 annual meeting of stockholders to approve the Potential Issuance of Conversion Common Shares upon any redemption of the Conversion LLC Units, and the Board of Directors agreed to recommend that the Company's stockholders vote to approve such proposal.

        In order to help you better understand the details of the Potential Issuance and the investments in the Company by Buyer (the "Transaction"), the Company has provided a general background of the Transaction below, as well as a summary of the material terms of each of the Buyer Purchase Agreement and the Buyer Note. Throughout the process of considering the Transaction, the Special Committee formed in connection with the Transaction (as described in more detail below) consulted with the Company's management as well as with the Special Committee's independent legal counsel, Cooley LLP (the "Independent Counsel"), regarding legal matters, and its independent financial advisor, Northland Capital Markets (the "Financial Advisor"), regarding financial matters. Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

        In addition, following the decision of the Company to pursue an additional investment from Mr. Cohen, it was contemplated that the Transaction would be between IFMI, LLC and Mr. Cohen or an entity controlled by Mr. Cohen. Accordingly, Mr. Cohen recused himself from all Board discussions and votes relating to the proposed Transaction. Although the terms and conditions of the Buyer Purchase Agreement and the Buyer Note were negotiated between the Company and Mr. Cohen and their respective representatives, the Transaction was ultimately consummated between IFMI, LLC and Buyer, a trust established but, as noted above, not controlled by Mr. Cohen.

        When used in the "Background of the Transaction" description below, the term "senior management team" does not include Mr. Cohen.

Background of the Transaction

        On June 13, 2016, the Company's senior management team held an initial conference call with the Financial Advisor, pursuant to which the Company discussed with the Financial Advisor the Company's desire to raise additional capital. Following this call, the Company considered potential sources of additional capital, including a potential additional investment into the Company by Daniel G. Cohen, the Company's largest stockholder. The Company subsequently discussed with Mr. Cohen whether he was interested in making an additional investment in the Company and/or its subsidiaries or participating in a potential capital raise transaction with other potential investors. While Mr. Cohen indicated that he might be interested in making an additional investment in the Company and/or its subsidiaries, depending on the terms thereof, the Board determined to focus on seeking additional financing from third party sources.

        On June 24, 2016, the Company's senior management team held a conference call with the Financial Advisor to discuss the Company's potential engagement of the Financial Advisor for the purpose of providing financial advisory services in connection with the proposed capital raise transaction. The Company's management also discussed the potential process and timeline of the contemplated transaction and the potential strategy the Financial Advisor would employ in approaching potential investors.

        On July 25, 2016, the Company's senior management team held a conference call with the Financial Advisor to discuss the Company's business and the Company's intended use of proceeds from the proposed capital raise, including, the expansion of the Company's capital markets and asset management segments.

        On July 28, 2016, the Board determined to engage the Financial Advisor as the Company's financial advisor with respect to the proposed capital raise transaction. Following this date, the Company's senior management team and the Financial Advisor had multiple discussions regarding the Financial Advisor's engagement and the capital needs of the Company.

        On August 15, 2016, the Company executed an engagement letter with the Financial Advisor, pursuant to which the Financial Advisor agreed to serve as the financial advisor in connection with the potential capital raise transaction and to, if requested by the Company, provide a fairness opinion in connection with the proposed transaction. On August 15, 2016, the Financial Advisor initiated its investor outreach process to solicit interest in a potential investment in the Company and/or its subsidiaries, including IFMI, LLC.

        On September 6, 2016, September 15, 2016 and September 23, 2016, the Financial Advisor and the Company's senior management team held conference calls, during which the Financial Advisor provided the Company with updates regarding its investor outreach initiatives.

        On September 30, 2016, the Board held a telephonic meeting with representatives of the Financial Advisor, Independent Counsel and the Company's outside legal counsel, pursuant to which the Board received a report from the Company's senior management team and the Financial Advisor regarding the proposed capital raise transaction. During its presentation, the Financial Advisor noted that it had contacted numerous institutional investors, and that the Financial Advisor had not yet identified any investors that were interested in investing in the Company or its subsidiaries on terms the Company would find to be acceptable. During the meeting, the Board authorized the Financial Advisor to continue its marketing efforts with respect to the potential transaction. Given Mr. Cohen's potential interest in making an investment in IFMI, LLC and understanding that such an investment would be a related party transaction, the Board also approved the formation of a special committee of the Board of Directors, comprised of two of the Company's independent directors, G. Steven Dawson and Neil Subin (the "Special Committee"), to negotiate a potential capital raise transaction pursuant to which Mr. Cohen or an entity controlled by Mr. Cohen would invest in the Company and/or IFMI, LLC. Following this meeting, the Special Committee engaged the Independent Counsel to serve as its special independent legal counsel. In addition, following this meeting, at the request of the Board, the Company contacted Mr. Cohen to see if he remained interested in making a potential investment in the Company and/or its subsidiaries.

        On October 4, 2016, the Special Committee held a meeting, with members of the Independent Counsel and the Financial Advisor present. During this meeting, the Financial Advisor presented information regarding capital raise transactions that had been consummated by similarly situated companies (as compared to IFMI, LLC) and to discuss potential terms to be presented to Mr. Cohen regarding his potential investment in IFMI, LLC.

        On October 6, 2016, following discussions with the Special Committee, representatives of the Financial Advisor and the Independent Counsel delivered to the Special Committee a proposal (the "Term Sheet"), which contained the Special Committee's proposed terms regarding the potential transaction. The Term Sheet provided, among other things, that Mr. Cohen or an entity controlled by Mr. Cohen would invest $15,000,000 into IFMI, LLC in exchange for a convertible promissory note issued by IFMI, LLC. The Term Sheet also provided that the note would accrue interest at 6.5% per annum and would be convertible into LLC Units at a conversion price of $1.30 per unit. At the meeting, the Special Committee instructed the Company's outside counsel to prepare initial drafts of the Buyer Purchase Agreement, the Buyer Note and the related transactional documents.

        On October 10, 2016, representatives of the Financial Advisor, at the request of the Special Committee, provided the Term Sheet to Mr. Cohen.

        On or about October 20, 2016, the Special Committee and the Independent Counsel reviewed and approved initial drafts of a securities purchase agreement and the form of convertible senior promissory note and delivered such documents to Mr. Cohen and his legal counsel. Following such date, drafts of the transactional documents to be entered into pursuant to the Transaction were circulated among the parties and their respective legal counsel, as well as to the Special Committee and to the Independent Counsel. Until the Buyer Purchase Agreement and the related transactional documents, including the Buyer Note, were executed on March 10, 2017, the terms and conditions thereof were negotiated among the parties thereto, with the advice of their respective legal counsel, including the Independent Counsel, and multiple drafts of each such document were circulated to the parties thereto and their respective legal counsel, including the Independent Counsel.

        On October 26, 2016, Mr. Cohen informed the Special Committee that he desired to postpone further negotiations with respect to the proposed transaction until early 2017. Between November 2016 and January 2017, the discussions regarding the potential transaction were infrequent.

        On each of January 12, 2017 and January 26, 2017, the Company's senior management team and the Company's outside legal counsel held a conference call with representatives of the Financial Advisor and the Independent Counsel to review the status of the proposed transaction. Pursuant to the January 26, 2017 meeting, the Company's senior management team noted that, in December 2016, Mr. Cohen had proposed that the interest rate under the convertible senior promissory note be increased to 8% per annum and that a financing fee, which would be payable by IFMI, LLC to the holder of the convertible senior promissory note, be added to the proposed terms and conditions of the capital raise transaction.

        On February 2, 2017, the Special Committee met, with representatives of the Independent Counsel, the Financial Advisor and the Company's outside legal counsel present, to review the terms of the proposed transaction and the developments with respect thereto since the Special Committee had last met to discuss the transaction. During this discussion, the Special Committee revised the Term Sheet to provide for a $600,000 financing fee to be payable to the holder of the convertible senior promissory note, a conversion rate under the convertible senior promissory note of $1.45 per LLC Unit and an interest rate under the convertible senior promissory note of 8% per annum. This revised term sheet was subsequently provided to Mr. Cohen on February 8, 2017.

        On February 14, 2017, the Special Committee held a conference call with representatives of the Independent Counsel, the Financial Advisor and the Company's outside legal counsel, pursuant to which the Financial Advisor discussed a revised term sheet, which reserved for IFMI, LLC the right to extend the maturity of the Loan for one additional year (beyond initial maturity). This revised term sheet was approved by the Special Committee and provided to Mr. Cohen on or about February 14, 2017.

        On February 16, 2017, at a regularly scheduled meeting of the Board, with representatives of the Independent Counsel and the Company's outside legal counsel present, the Special Committee, among other things, provided the Board with an update regarding the potential transaction.

        On March 2, 2017, the Special Committee held a conference call with representatives of the Independent Counsel and the Company's outside legal counsel, to evaluate the terms of what the Special Committee and Mr. Cohen believed to be the final terms and conditions of the transaction documents.

        On March 2, 2017, the Board of Directors held a meeting at which all members of the Board of Directors (except Mr. Cohen) were present, and at which representatives from the Independent Counsel, the Financial Advisor and the Company's outside legal counsel were present. The Special Committee reported to the Board the status of the negotiations with Mr. Cohen and reviewed the documentation of the Transaction. The Financial Advisor then presented a report concerning the fairness of the Transaction. The Financial Advisor concluded its report by stating that it was of the opinion that the conversion price of $1.45 per Conversion LLC Unit and that the 8% per annum interest rate (including the effective interest rate taking into account the Transaction Fee (as defined below)) under the Buyer Note were fair to the Company's stockholders from a financial point of view, and that the Financial Advisor would be issuing a written fairness opinion to that effect (additional details regarding such written opinion, which was issued by the Financial Advisor on March 2, 2017, can be found below). The independent directors then reviewed and discussed in detail the terms and conditions of the Buyer Purchase Agreement and the Buyer Note, and the other documents to be executed by the Company in connection with the Transaction. The Special Committee noted that it recommended the Company's entering into the Transaction. After such review, and based upon the presentations made to the Board of Directors at the meeting and at prior meetings, including the Financial Advisor's presentation regarding the fairness of the Transaction to the Company's stockholders, based upon the Special Committee's recommendation that the Company consummate the Transaction, and based upon the foregoing and such other matters as were deemed relevant by the independent directors, and after due consideration of its duties under applicable law, the Board determined that the Company's execution and delivery of the Buyer Purchase Agreement, the Buyer Note and the related Transaction documents, and the Company's consummation of the transactions contemplated thereunder, were advisable and in the best interest of the Company. Accordingly, the members of the Board of Directors present at the meeting unanimously authorized and approved the Company's entering into the Buyer Purchase Agreement and the Buyer Note, and the other documents to be executed by the Company in connection with the Transaction.

        Following certain final immaterial changes to the Buyer Purchase Agreement and the Buyer Note between the parties thereto, each of which were approved by the Special Committee, the Buyer Purchase Agreement and the Buyer Note and the related Transaction documents were executed on March 10, 2016.

Summary of the Transaction Documents

        The following is a summary of the material terms of the Buyer Purchase Agreement, and certain of the transactional documents which have been entered into by the Company in connection therewith, including the Buyer Note. The Buyer Purchase Agreement and the Buyer Note are attached hereto as Annex A and Annex B, respectively, and are incorporated by reference herein. The following summary is general in nature and is qualified by reference to the full text of the relevant documents summarized below, each of which is attached as an exhibit to our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 10, 2017, and each of which is incorporated herein by reference. Stockholders desiring a more complete understanding of the terms of the Buyer Purchase Agreement and the transactional documents themselves are urged to read that Current Report on Form 8-K, the full text of the Buyer Purchase Agreement and the Buyer Note attached hereto as Annex A and Annex B, respectively, and the full text of the transactional documents, each of which is available to the public, free of charge, at the website maintained by the SEC at http://www.sec.gov.

Buyer Purchase Agreement

        On the Closing Date, IFMI, LLC entered into the Buyer Purchase Agreement, by and among IFMI, LLC and Buyer, and solely for purposes of Article VI and Sections 7.3, 7.4, 7.5 and 7.6 thereof, the Company. Mr. Cohen is the Vice Chairman of the Company's Board of Directors and Vice Chairman of the Board of Managers of IFMI, LLC, President and Chief Executive of the Company's European Business, and President, a director and the Chief Investment Officer of the Company's indirect majority owned subsidiary, Cohen & Company Financial Limited (formerly known as EuroDekania Management Limited). Mr. Cohen is neither a trustee nor a named beneficiary of Buyer and does not have any voting or dispositive control of securities held by the trust.

        Pursuant to the Buyer Purchase Agreement, Buyer agreed to purchase from IFMI, LLC, and IFMI, LLC agreed to issue and to sell to Buyer, the Buyer Note in the aggregate principal amount of $15,000,000. On the Closing Date, Buyer paid to IFMI, LLC $15,000,000 in cash in consideration for the Buyer Note. In addition, pursuant to the Buyer Purchase Agreement, on the Closing Date, IFMI, LLC was required to pay to Buyer a $600,000 financing fee (the "Financing Fee"), which obligation was offset in full by Mr. Cohen's obligation to pay the Termination Fee (as defined and discussed more fully below) to IFMI, LLC.

        Under the Buyer Purchase Agreement, IFMI, LLC and Buyer offer customary indemnifications. Further, IFMI, LLC and Buyer provide each other with customary representations and warranties, the Company provides limited representations and warranties to Buyer, and each of IFMI, LLC and the Company make customary affirmative covenants.

        Pursuant to the Buyer Purchase Agreement, the Company agreed to execute an amendment (the "LLC Agreement Amendment") to the LLC Agreement at such time in the future as all of the other members execute the LLC Agreement Amendment. The LLC Agreement Amendment provides, among other things, that the Board of Managers will initially consist of Daniel G. Cohen, as Chairman of the Board of Managers, Lester R. Brafman (the Company's current Chief Executive Officer) and Joseph W. Pooler, Jr. (the Company's current Executive Vice President, Chief Financial Officer and Treasurer). The LLC Agreement Amendment also provides that Mr. Cohen would not be able to be removed from the Board of Managers or as Chairman of the Board of Managers other than for cause or under certain limited circumstances.

The Buyer Note

        The outstanding principal amount under the Buyer Note is due and payable on March 10, 2022, provided that IFMI, LLC may, in its sole discretion, extend the maturity date for an additional one-year period, in each case unless the Buyer Note is earlier converted (in the manner described below). The Buyer Note accrues interest at a rate of 8% per year, payable quarterly. Provided that no event of default has occurred under the Buyer Note, if dividends of less than $0.02 per share are paid on the Company's common stock in any fiscal quarter prior to an interest payment date, then IFMI, LLC may pay one-half of the interest payable on such date in cash, and the remaining one-half of the interest otherwise payable will be added to the principal amount of the Buyer Note then outstanding. The Buyer Note contains customary "Events of Default." Upon the occurrence or existence of any Event of Default under the Buyer Note, the outstanding principal amount is immediately accelerated in certain limited instances and may be accelerated in all other instances upon notice by the holder of the Buyer Note to IFMI, LLC. Further, upon the occurrence of any Event of Default under the Buyer Note and for so long as such Event of Default continues, all principal, interest and other amounts payable under the Buyer Note will bear interest at a rate equal to 9% per year. The Buyer Note may not be prepaid in whole or in part prior to the maturity date without the prior written consent of the holder thereof (which may be granted or withheld in its sole discretion). The Buyer Note is secured by the equity interests held by IFMI, LLC in all of its subsidiaries.

        At any time following the Closing Date, all or any portion of the outstanding principal amount of the Buyer Note may be converted by the holder thereof into LLC Units at a conversion rate equal to $1.45 per unit, subject to customary anti-dilution adjustments. Pursuant to the LLC Agreement, and subject to certain limitations, holders of IFMI, LLC may require IFMI, LLC to redeem all or any portion of such units in exchange for, in the Company's sole discretion, cash or common stock. Under the Buyer Purchase Agreement, the Company agreed to submit a proposal to the Company's stockholders at its 2017 annual meeting of stockholders to approve the Potential Issuance upon any redemption of the Conversion LLC Units and the Board of Directors agreed to recommend that the Company's stockholders vote to approve such proposal.

        Following any conversion of the Buyer Note into Conversion LLC Units, the holder of such Conversion LLC Units will have the same rights of redemption, if any, held by the holders of LLC Units as set forth in the LLC Agreement; provided that the holder will have no such redemption rights with respect to such Conversion LLC Units if the Board of Directors determines in good faith that satisfaction of such redemption by the Company with shares of its common stock would (i) jeopardize or endanger the availability to the Company of its net operating loss and net capital loss carryforwards and certain other tax benefits under Section 382 of the Internal Revenue Code of 1986, or (ii) constitute a "Change of Control" under the Junior Subordinated Indenture, dated as of June 25, 2007, between the Company (formerly Alesco Financial Inc.) and Wells Fargo Bank, N.A., as trustee.

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        Under the Buyer Note, if following any conversion of the Buyer Note into Conversion LLC Units, for so long as the Company owns a number of LLC Units representing less than a majority of the voting control of IFMI, LLC, each holder of any Conversion LLC Units issued as a result of the conversion of the Buyer Note (regardless of how such Conversion LLC Units were acquired by such holder) is obligated to grant and appoint the Company as such holder's proxy and attorney-in-fact to vote (i) the number of Conversion LLC Units owned by each such holder that, if voted by the Company, would give the Company a majority of the voting control of IFMI, LLC, or (ii) if such holder holds less than such number of Conversion LLC Units, all such holder's Conversion LLC Units.

        The Buyer Note provides that it is senior to all indebtedness of IFMI, LLC incurred following the Closing Date, and is senior to any subordinated or junior subordinated indebtedness of IFMI, LLC outstanding as of the Closing Date.

Termination Letter

        As previously disclosed (and as described in greater detail below (see "Certain Relationships and Related Party Transactions—Sale of European Operations to C&Co Europe Acquisition LLC")), on August 19, 2014, IFMI, LLC entered into a definitive agreement (the "European Sale Agreement") to sell the Company's European operations to C&Co Europe Acquisition LLC, an entity controlled by Mr. Cohen, for approximately $8.7 million. On March 26, 2015, the parties to the European Sale Agreement agreed to extend the deadline for the closing of the transactions contemplated by the European Sale Agreement from March 31, 2015 to June 30, 2015. Further, on June 30, 2015, the parties to the European Sale Agreement agreed to extend the deadline for the closing from June 30, 2015 to December 31, 2015 and the settlement date of the Intercompany Payables from June 30, 2015 to December 31, 2015 (the "Second Extension"). In connection with the Second Extension, the parties to the European Sale Agreement agreed that, if the transaction was terminated in accordance with its terms prior to the closing, then (i) Mr. Cohen would pay $600,000 in respect of a portion of the legal and financial advisory fees and expenses incurred by the Company and the special committee of the Board of Directors in connection with the transaction since April 1, 2014 (the "Termination Fee"), and (ii) an amendment (the "Cohen Employment Agreement Amendment") to the Amended and Restated Employment Agreement (the "Cohen Employment Agreement"), dated as of May 9, 2013, among the Company and IFMI, LLC, and, solely for purposes of Sections 6.4 and 7.5 thereof, JVB and J.V.B. Financial Group Holdings (formerly known as C&Co/PrinceRidge Holdings LP and as PrinceRidge Holdings LP), was to become effective.

        The European Sale Agreement provided that either party may terminate the agreement after December 31, 2015. On the Closing Date, C&Co Europe Acquisition LLC provided notice to IFMI, LLC that it was terminating the European Sale Agreement. As a result, on the Closing Date, the parties entered into a termination letter (the "Termination Letter"), pursuant to which IFMI, LLC acknowledged the termination by C&Co Europe Acquisition LLC of the European Sales Agreement. The Termination Letter contains a mutual release of claims between C&Co Europe Acquisition LLC and IFMI, LLC.

        On the Closing Date, Mr. Cohen's obligation to pay the Termination Fee was offset in full by IFMI, LLC's obligation to pay the Financing Fee to Buyer and the Cohen Employment Agreement Amendment became effective. The Cohen Employment Agreement Amendment amended the Cohen Employment Agreement to provide that if Mr. Cohen's employment is terminated by IFMI, LLC without "cause" or by Mr. Cohen for "good reason" (as such terms are defined in the Cohen Employment Agreement), IFMI, LLC will pay Mr. Cohen a maximum of $1,000,000 as a severance benefit. The Cohen Employment Agreement formerly provided that in the event of such termination, IFMI, LLC would pay Mr. Cohen a minimum of $3,000,000 as a severance benefit.

Opinion of the Financial Advisor

        On August 15, 2016, the Company executed an engagement letter with the Financial Advisor, pursuant to which the Financial Advisor agreed to serve as the financial advisor in connection with the potential capital raise transaction. The Financial Advisor also agreed to, if requested by the Company, provide an opinion as to the fairness, from a financial point of view, of the Transaction to the Company's stockholders.

        The Financial Advisor is a full-service, research-driven capital markets group focused on growth companies and their institutional investors. As a customary part of the Financial Advisor's investment banking business, the Financial Advisor continually engages in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes.

        The Financial Advisor acted as financial advisor to the Special Committee in connection with the Transaction and participated in certain of the negotiations leading to the Transaction. At a meeting of the Board of Directors on March 2, 2017, the Board of Directors reviewed the proposed terms of the Transaction, and the Financial Advisor delivered to the Board of Directors its oral opinion, followed by delivery of the Financial Advisor's written opinion, that, as of March 2, 2017, the conversion price of $1.45 per Conversion LLC Unit and the 8% per annum interest rate (including the effective interest rate taking into account the $600,000 Transaction Fee) under the Buyer Note were fair to the Company's stockholders from a financial point of view. The full text of the Financial Advisor's written opinion, dated March 2, 2017, is attached as Annex B to this proxy statement. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by the Financial Advisor in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. The Company's stockholders are urged to read the entire opinion carefully in connection with their consideration of the Proposed Issuance.

        The Financial Advisor's opinion speaks only as of the date of the opinion. The Financial Advisor assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. The Financial Advisor's opinion was directed to the Special Committee and the Company and addressed solely the fairness, from a financial point of view, of the conversion price of $1.45 per Conversion LLC Unit and the 8% per annum interest rate (including the effective interest rate taking into account the $600,000 Transaction Fee) under the Buyer Note to the Company's stockholders. The Financial Advisor's opinion did not address any other terms or agreement relating to the Transaction or the Buyer Purchase Agreement and is not a recommendation to any the Company stockholder as to how such stockholder should vote at the annual meeting with respect to the Proposed Issuance or any other matter.

        In rendering its March 2, 2017 opinion, the Financial Advisor performed a variety of financial analyses. The following is a summary of the material analysis performed by the Financial Advisor, but is not a complete description of all the analyses underlying the Financial Advisor's opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text and the full text of the Financial Advisor's written opinion attached as Annex B to this proxy statement. The tables alone do not constitute a complete description of the financial analyses performed by the Financial Advisor.

        A summary of the opinion, as well as a summary of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by the Financial Advisor in rendering such opinion, is set forth below. All of the data, conclusions and calculations set forth in the summary below were prepared by and are those of the Financial Advisor and not the Company. The order in which these analyses are presented below, and the results of those analyses, should not be taken as an indication of the relative importance or weight given to these analyses by the Financial Advisor or the Special Committee.

        At the direction of the Company, for the purposes of the Financial Advisor's opinion, the Financial Advisor assumed that the per share price of the Company's common stock was equal to $1.32 per share, which was the 10-day volume weighted average price ("VWAP") as of March 1, 2017, and that all public market information was based on the closing price of the Company's common stock on the NYSE MKT on March 1, 2017. The Company further informed the Financial Advisor that the value of the LLC Units and the shares of the Company's common stock were equal due to (i) the current conversion rate of the LLC Units into the Company's common stock at one-to-one, and (ii) the Company's belief that the other terms of the LLC Units do not provide any material additional value to LLC Unit holders compared to the holders of the Company's common stock.

        For purposes of rendering its opinion, the Financial Advisor was informed that the Company would be treating the $600,000 Transaction Fee as impacting the interest rate rather than the conversion price under the Buyer Note. Therefore, the Financial Advisor took the same approach and included the impact of the Transaction Fee in its analysis of the fairness of the interest rate under the Buyer Note.

        In connection with the Financial Advisor's review of the Transaction and in arriving at its opinion, the Financial Advisor made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, the Financial Advisor:

  (i)
  reviewed a draft of the Purchase Agreement dated as of March 1, 2017 and a draft of the Convertible Senior Secured Promissory Note dated as of March 1, 2017;

  (ii)
  reviewed certain publicly available business and financial information relating to the Company that the Financial Advisor deemed to be relevant, including certain publicly available research analyst estimates with respect to the future financial performance of the Company or its industry including public companies that the Financial Advisor deemed to be relevant;

  (iii)
  reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to the Financial Advisor by the Company, including historical and projected unaudited financial information prepared by the management of the Company relating to the Company's fiscal year ended December 31, 2016 and fiscal years ending December 31, 2017 through 2020;

  (iv)
  compared certain financial and stock market information regarding the Company to similar information for certain publicly traded companies deemed by the Financial Advisor to be comparable to the Company;

  (v)
  reviewed the current and historical market prices and trading volume for the Company's shares of common stock;

  (vi)
  performed a discounted cash flows analysis and an accretion (dilution) analysis based on the Company's management projections;

  (vii)
  reviewed the terms of certain comparable private investments in public equity offerings of convertible debt and compared the terms of these transactions to the terms of the Transaction; and

  (viii)
  conducted such other financial studies, analyses and inquiries and considered such other information and factors as the Financial Advisor deemed appropriate in arriving at its opinion.

        In conducting the Financial Advisor's review of the Transaction, financial analyses and in rendering its opinion, the Financial Advisor relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available to the Financial Advisor, discussed with or reviewed by the Financial Advisor, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, the Company's management advised the Financial Advisor, and the Financial Advisor assumed, that the financial projections reviewed by the Financial Advisor were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Company as to its future financial results and condition, and the Financial Advisor expressed no opinion with respect to such projections or the assumptions on which they were based. If any of the foregoing assumptions were not accurate, the conclusion set forth in the Financial Advisor's opinion could be materially affected.

        The credit, financial and stock markets have from time to time experienced unusual volatility, and the Financial Advisor expressed no opinion or view as to any potential effects of such volatility on the Transaction and the Financial Advisor's opinion did not purport to address potential developments in any such markets.

        The Financial Advisor relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to the Financial Advisor that would be material to its analyses or the Financial Advisor's opinion, and that there was no information or any facts that would make any of the information reviewed by the Financial Advisor incomplete or misleading.

        The Financial Advisor assumed that the final forms of the Buyer Purchase Agreement and the Buyer Note would be substantially similar to the drafts of such documents dated as of March 1, 2017, reviewed by the Financial Advisor, without modification of material terms or conditions. The Financial Advisor assumed that the Transaction would be consummated pursuant to the terms of the Buyer Purchase Agreement reviewed by the Financial Advisor without amendments thereto and without waiver by any party of any conditions or obligations thereunder. In arriving at the Financial Advisor's opinion, the Financial Advisor assumed that all the necessary regulatory approvals and consents required for the Transaction would be obtained in a manner that would not adversely affect the Company.

        In arriving at the Financial Advisor's opinion, the Financial Advisor did not make an independent appraisal of the assets or liabilities (fixed, contingent or otherwise) of the Company or concerning the solvency or appraised or fair value of the Company, and the Financial Advisor was not furnished with any such appraisal or valuation, and the Financial Advisor made no physical inspection of the property or assets of the Company. The Financial Advisor's analyses of the Company were on a going concern basis and the Financial Advisor expressed no opinion regarding the liquidation value or solvency of the Company. In addition, the Financial Advisor did not perform any analysis with respect to any potential change of control implications that may or may not have arisen from the consummation of the Transaction.

        The Financial Advisor was not requested to opine, and no opinion was rendered, as to whether any analyses of an entity, other than as a going concern, was appropriate in the circumstances and, accordingly, the Financial Advisor performed no such analyses. The Financial Advisor did not undertake an independent analysis of any pending or threatened litigation, governmental proceedings or investigations, possible unassisted claims or other contingent liabilities, to which either the Company or its affiliates was a party or could be subject and at the Company's direction and with its consent, the Financial Advisor opinion made no assumption concerning and therefore did not consider, the possible assertion of claims, outcomes, damages or recoveries arising out of any such matters. No company or transaction used in the analyses of comparable companies or transactions for purposes of comparison to the value of the Company was identical or directly comparable to the Company or the Transaction. Accordingly, the Financial Advisor's analysis of the results of the comparisons was not mathematical;

rather, it involved complex considerations and judgments about differences in the companies and transactions to which the Company and the Transaction were compared and other factors that could affect the public trading value or transaction value of the companies.

        The Financial Advisor's opinion was necessarily based upon the financial, market, economic and other conditions that existed on, and the information made available to the Financial Advisor as of, the date of the Financial Advisor's opinion. Subsequent developments may affect the Financial Advisor's opinion and the Financial Advisor disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting the Financial Advisor's opinion which may come or be brought to our attention after the date thereof. The Financial Advisor did not express any opinion as to the price at which shares of the Company's common stock had traded or such stock may trade following announcement of the Transaction or at any future time. The Financial Advisor did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date thereof and the Financial Advisor does not have any obligation to update, revise or reaffirm its opinion.

        The Financial Advisor was not requested to opine as to, and its opinion did not address, the relative merits of the Transaction as compared to any alternative business transaction or strategic alternative that might be available to the Company, nor did it address the underlying business decision of the Company to engage in the Transaction. No opinion was expressed whether any alternative transaction might produce proceeds to the Company in an amount in excess of that received by the Company in the Transaction or on more favorable terms than the Transaction. The Financial Advisor expressed no opinion as to the amount, nature or fairness of any consideration or compensation received in or as a result of the Transaction by officers, directors, employees, warrant holders, option holders, securities holders, creditors or any other class of such persons, or relative to or in comparison with the proceeds to be received by IFMI, LLC. The Financial Advisor was not asked to consider, and its opinion did not address, the price at which the Company's common stock would trade at any time or as to the impact of the Transaction on the solvency or viability of the Company to pay its obligations when they come due. The Financial Advisor did not render any financial, legal, accounting or other advice and understood that the Company was relying on its legal counsel and accounting advisors as to legal and accounting matters in connection with the Transaction.

        Consistent with applicable legal and regulatory requirements, the Financial Advisor has adopted policies and procedures to establish and maintain the independence of its research department and personnel. As a result, the Financial Advisor's research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Company, Buyer and the Transaction that differ from the views of the Financial Advisor's investment banking personnel.

        The Financial Advisor opinion addressed solely the fairness, from a financial point of view, of the conversion price of $1.45 per Conversion LLC Unit and the 8% per annum interest rate (including the effective interest rate taking into account the $600,000 Transaction Fee) under the Buyer Note, to the Company's stockholders, and did not address any other terms or agreement relating to the Transaction or the Buyer Purchase Agreement. The Financial Advisor was not requested to opine as to, and its opinion did not address, the relative merits of the Transaction as compared to any alternative business transaction or strategic alternative that might be available to the Company, nor did it address the underlying business decision of the Company to engage in the Transaction. No opinion was expressed whether any alternative transaction might produce proceeds to the Company in an amount in excess of that received by the Company in the Transaction or on more favorable terms than the Transaction. The Financial Advisor expressed no opinion as to the amount, nature or fairness of any consideration or compensation received in or as a result of the Transaction by officers, directors, employees, warrant holders, option holders, securities holders, creditors or any other class of such persons, or relative to or in comparison with the proceeds to be received by IFMI, LLC. The Financial Advisor was not asked to consider, and its opinion did not address, the price at which the Company's common stock would trade at any time or as to the impact of the Transaction on the solvency or viability of the Company to pay its obligations when they come due. The Financial Advisor did not render any financial, legal, accounting or other advice.

        The preparation of a fairness opinion is a complex, analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, the Financial Advisor did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Several analytical methodologies were employed by the Financial Advisor in its analyses (as discussed in greater detail below), and no one method of analysis should be regarded as critical to the overall conclusion reached by the Financial Advisor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the Financial Advisor believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by the Financial Advisor, therefore, was based on the application of the Financial Advisor's own experience and judgment to all analyses and factors considered by the Financial Advisor, taken as a whole the Financial Advisor's opinion was reviewed and approved by its fairness opinion committee.

Summary of Proposal

        The Financial Advisor reviewed the financial terms of the proposed Transaction. According to the terms of the Buyer Purchase Agreement, Buyer would purchase the Buyer Note from IFMI, LLC for an aggregate purchase price of $15,000,000. Buyer would have the option to convert the Buyer Note any time prior to maturity, into LLC Units (up to an aggregate of 12,595,256 LLC Units assuming half of the interest thereunder was paid to the holders thereof in cash) at a conversion price of $1.45 per unit. Interest under the Buyer Note would accrue at 8% per annum. A $600,000 financing fee would be payable by IFMI, LLC to Buyer in accordance with the terms of the Buyer Purchase Agreement.

Valuation Analysis—Overview

        To assess the fairness of conversion price of $1.45 per Conversion LLC Unit and the 8% per annum interest rate (including the effective interest rate taking into account the Transaction Fee) under the Buyer Note, the Financial Advisor utilized standard valuation methodologies, including:

  1.
  Trading Range Analysis;

  2.
  Comparable Public Company Analysis;

  3.
  Discounted Cash Flow Analysis;

  4.
  Accretion (Dilution) Analysis; and

  5.
  Precedent Convertible Debt Transactions Analysis.

Trading Range Analysis

        As part of analyzing trading history, the Financial Advisor aggregated daily trading volumes of the Company (based on daily closing VWAPs) and calculated cumulative volume traded as a percentage of the total at certain breakpoints. This analysis was completed for trading days over the twelve-month period prior to March 1, 2017, the date of the Financial Advisor opinion. For such period, 87.2% of trading (on a VWAP basis) was executed at less than $1.45 per share. The Financial Advisor further compared the trading range of the Company as compared to comparable market indices, including the

Russell 2000, S&P 500 and an index comprised of public companies deemed by the Financial Advisor to be comparable to the Company (the "Comparable Group Index"), as further described below under "Comparable Public Companies Analysis."

Company Trading Range Analysis

Period	Average VWAP	Performance	Conversion Premium
Last Sale Price $1.30			11.5%
Average—10 Days	$1.32	(1.2)%	10.2%
Average—30 Days	$1.37	(5.0)%	6.0%
Average—60 Days	$1.34	(3.0)%	8.2%
Average—90 Days	$1.32	(1.6)%	9.8%
Average—180 Days	$1.23	5.5%	17.7%

Company LTM Trading—Based on Daily Closing VWAP

Per Share of Common Stock	% of Volume Traded
Less than $0.85	4.7%
$1.15	35.4%
$1.25	60.3%
$1.35	76.9%
$1.45	87.2%
$1.55	100.0%

Company One Year Stock Performance

LTM as of 3/1/2017
Company	53.0%
Comparable Group Index	5.0%
Russell 2000 Index	34.1%
S&P 500 Index	19.5%

Company Three Year Stock Performance

As of 3/1/2017
The Company	(46.5)%
Russell 2000 Index	20.2%
S&P 500 Index	28.1%
JMP Group LLC	(9.8)%
Cowen Group, Inc.	(17.3)%
Gain Capital Holdings, Inc.	(19.7)%
Ladenburg Thalmann Financial Services Inc.	(20.3)%
FBR & Co.	(28.5)%
Oppenheimer Holdings Inc.	(39.2)%

Comparable Public Companies Analysis

        The Financial Advisor reviewed selected historical financial data of the Company and estimated financial data of the Company based on projections provided by the Company's management and compared them to corresponding financial data, where applicable, for U.S. listed public companies that the Financial Advisor deemed comparable to the Company based on its professional judgment. The Financial Advisor selected companies in this sector based on information obtained by searching Securities and Exchange Commission filings, public company disclosures, press releases, equity research reports, industry and popular press reports, databases and other sources. None of the selected companies used in this analysis as a comparison is identical to the Company. Specifically, for purposes of evaluating public companies, the Financial Advisor utilized a group of financial services companies, each with a market capitalization of less than or equal to $500 million which it deemed to be similar to the Company in one or more respects (which included, without limitation, the nature of the Company's business and the Company's size, diversification and financial performance).

        The Company peer group consisted of the following selected companies:

  •
  Cowen Group, Inc.

  •
  FBR & Co.

  •
  Gain Capital Holdings, Inc.

  •
  JMP Group LLC

  •
  Ladenburg Thalmann Financial Services Inc.

  •
  Oppenheimer Holdings Inc.

        The financial data reviewed included:

  •
  Market Cap to Revenue (Historical and Projected)

  •
  Market Cap to Earnings Before Tax (EBT)

  •
  Price to Book Value

  •
  Price to Tangible Book Value

	Selected Public Companies
	Company	Min	Mean	Median	Max
Market capitalization (in millions)	$22	$126	$302	$311	$469
Stock Price as a Percentage of 52 Week High	78.8%	80.8%	88.1%	87.7%	94.2%
Market Cap / LTM Revenue	0.4x	0.3x	0.9x	1.1x	1.3x
Market Cap / LTM Adjusted EBT	3.6x	4.7x	12.3x	13.2x	17.4x
Price / LTM Earnings	6.7x	14.3x	18.0x	18.0x	21.6x
LTM ROE	7.4%	(44.8)%	(6.6)%	(1.1)%	9.7%
Price / Book Value	0.5x	0.4x	1.0x	1.2x	1.4x
Price / Tangible Book Value	0.6x	0.7x	1.2x	1.2x	2.1x

        Taking into account the results of the selected public companies analysis, the Financial Advisor applied multiple ranges of 0.3x to 1.3x Market Cap / LTM Revenue, 4.7x to 17.4x Market Cap / Adjusted LTM EBT, 0.4x to 1.4x Price to Book Value, 0.7x to 2.1x Price / Tangible Book Value to corresponding data from the Company. The selected companies analysis indicated implied value reference ranges of $14.0 million to $70.36 million based on multiples of Market Cap / LTM Revenue; $29.4 million to $109.3 million based on Market Cap / Adjusted LTM EBT, $20.5 million to $63.3 million based on Price / Book value; and $25.2 million to $81.9 million based on Price / Tangible

Book Value. In addition, the Financial Advisor deemed Price to Tangible Book Value of greater than 4.0x not meaningful for purposes of this analysis.

Discounted Cash Flow Analysis

        The Financial Advisor also performed a discounted cash flow analysis of the Company with the purpose of deriving a net present value for the Company. The Financial Advisor utilized both a perpetuity growth model as well as an adjusted earnings exit multiple model to generate a terminal value. The Financial Advisor utilized estimates as provided by management of the Company through December 31, 2020. The Financial Advisor applied perpetuity growth rates of 3.50% to 5.50% and adjusted earnings multiples of 4.0x to 7.0x, respectively. The net present value of Company's after-tax earnings based on the forecasts for Company and the range of implied terminal values were then calculated using discount rates ranging from 20.0% to 30.0%. The discounted cash flow analysis indicated implied per share value reference ranges for Company's current shares of common stock equivalents of approximately $1.37 to $2.21 and $1.40 to $2.19 based on the perpetuity growth model and the adjusted earnings exit multiple model respectively versus a conversion rate of $1.45 into LLC Units.

  1.
  As directed by the Company, the Financial Advisor utilized after-tax adjusted earnings as a proxy for free cash flow and did not consider potential value ascribed through changes in net working capital or capital expenditures.

  2.
  The Financial Advisor did not adjust terminal value calculations for the potential of an increase in corporate tax rate upon the extinguishing of the NOL (current federal NOL as of December 31, 2016) of $95.3 million with expiration sates ranging between 2028 and 2034. Any potential impacts to terminal value have been deemed immaterial based on the discount rate and anticipated timing of using up the NOL. With the Company's approval, the Financial Advisor assumed this Transaction will not impact the value of the NOL.

Accretion/Dilution Analysis

        The Financial Advisor conducted an accretion (dilution) analysis based on projections provided by the Company's management and assumed a capital infusion of $15,000,000. The Financial Advisor assumed full conversion (at a conversion price of $1.45 per LLC Unit) of the Buyer Note yielding 28,000,000 fully-diluted common shares. Based on the accretion (dilution) analysis, the Financial Advisor estimated the Transaction to be accretive across earnings per share for the future years ending December 31, 2017, 2018, 2019, and 2020.

Precedent Convertible Debt Transactions

        For purposes of evaluating precedent transactions, the Financial Advisor utilized a group of completed transactions which it deemed to have similar characteristics to the Transaction. The Financial Advisor selected these transactions based on information obtained by searching Securities and Exchange Commission filings, public company disclosures, press releases, equity research reports, industry and popular press reports, databases and other sources. The Financial Advisor reviewed all precedent private investment since March 31, 2013 involving public equity ("PIPE") offerings of convertible debt (excluding warrants) by public companies in the financial services industry (excluding

REITS) with market capitalizations of less than $500 million. As a result, the Financial Advisor selected five transactions most closely comparable to this Transaction.

	Company	Comparable Mean	Comparable Median
Term (Years)	5	4	5
Coupon	8.0%	7.1%	7.5%
Offering Size ($MM)	$15.0	$14.4	$10.4
Market Cap at Offering ($MM)	$22.9	$138.3	$115.3
% of Market Cap	65.4%	14.5%	12.9%
Convert Premium at Offering	11.5%	14.8%	12.7%
Conversion Price Premium / (Discount)
10 Day Prior Price	9.8%	10.6%	12.0%
30 Day Prior Price	14.4%	35.5%	34.8%
90 Day Prior Price	28.9%	69.6%	30.6%
52 Week High Prior Price	(0.3)%	(14.1)%	(10.5)%

Historical and Projected Financials

        The Financial Advisor reviewed the historical financial statements of the Company filed with the Securities and Exchange Commission and certain projected financial data provided to the Financial Advisor by the Company's management team. The Company does not as a matter of course make public forecasts as to its future financial performance, earnings, or other results. For the purposes of this opinion summary, and at the discretion of the Company, the Financial Advisor has excluded valuation metrics that could otherwise be construed as financial guidance.

Stock Price Performance

        The Financial Advisor reviewed the history of the publicly reported trading prices of the common stock of the Company for the one-year period ended March 1, 2017. The Financial Advisor then compared the relationship between the movements in the price of the common stock against the movements in the prices of the Company peer group, the Russell 2000 and the S&P 500 Index. Please see the table under "Trading Range Analysis" above.

The Financial Advisor's Compensation and Other Relationships with the Company

        The Financial Advisor has acted as financial advisor to the Special Committee in connection with the Transaction. The Special Committee agreed to pay the Financial Advisor a non-refundable monthly retainer fee for six months, unless the engagement was earlier terminated. The Special Committee also agreed that, if the Financial Advisor was asked by the Special Committee to render an opinion in connection with the Transaction, then the Special Committee would cause the Company to pay the Financial Advisor a fee. The Company has also agreed to reimburse the Financial Advisor for its reasonable out-of-pocket expenses, plus an additional fee if an opinion regarding the fairness of the Transaction was requested, and to indemnify the Financial Advisor against certain liabilities arising out of its engagement. The Financial Advisor's fairness opinion was approved by the Financial Advisor's fairness opinion committee.

        In the ordinary course of their respective broker and dealer businesses, the Financial Advisor may purchase securities from and sell securities to the Company and its affiliates.

Consequences if Stockholder Approval is Not Obtained

        Under the Buyer Purchase Agreement, the Company agreed to seek stockholder approval of the Potential Issuance of the Conversion Common Shares. Until the Company receives stockholder approval for this Proposal Two, the holder of the Buyer Note will not be permitted to redeem any Conversion LLC Units if satisfaction of such redemption by the Company with shares of its common stock would result in the Company issuing a number of shares of common stock that, when aggregated with any Conversion Common Shares issued to the holder of the Buyer Note in connection with a redemption of Conversion LLC Units, equals or exceeds 20% of the outstanding common stock as of the Closing Date.

        THE BOARD UNANIMOUSLY (WITH MR. COHEN ABSTAINING) RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY APPROVE THE POTENTIAL ISSUANCE OF THE CONVERSION COMMON SHARES AND CONVERSION SHARES IN CONNECTION WITH THE BUYER NOTE AND HAS DETERMINED THAT SUCH POTENTIAL ISSUANCE IS ADVISABLE TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY (WITH MR. COHEN ABSTAINING) RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE POTENTIAL ISSUANCE OF UP TO 12,595,256 SHARES OF COMMON STOCK, REPRESENTING THE MAXIMUM NUMBER OF CONVERSION COMMON SHARES.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

        The following table summarizes the executive compensation earned by the Company's named executive officers in 2015 and 2016.

	Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Lester R. Brafman	2016	600,000	—	180,000	(6)	—	900,000	—	883	1,680,883
Chief Executive Officer(3)	2015	600,000	400,000	125,000	(7)	—	—	—	875	1,125,875
Daniel G. Cohen	2016	600,000	250,000	—		—	—	—	8,826	858,826
Vice Chairman(4)	2015	600,000	—	—		—	—	—	8,593	608,593
Joseph W. Pooler, Jr.	2016	420,000	—	105,000	(6)	—	380,000	—	8,750	913,750
Executive Vice President,	2015	420,000	170,000	75,000	(7)	—	—	—	8,593	673,593
Chief Financial
Officer & Treasurer(5)

(1)
Amounts in this column represent the grant date fair value of the restricted stock award and stock option award, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718"). The assumptions used in the calculations of these amounts are included in note 19 to the Company's audited financial statements for the year ended December 31, 2016 attached to our Annual Report on Form 10-K for the year ended December 31, 2016 (the "2016 Form 10-K"). Amounts do not correspond to the actual value that may be recognized by the named executive officer.

(2)
Amounts in this column represent 401(k) plan matching contributions made by the Company and life insurance premium payments paid by the Company on behalf of the named executive officer.

(3)
Mr. Brafman has served as the Chief Executive Officer of the Company since September 16, 2013. Mr. Brafman served as the President of the Company and of IFMI, LLC from June 3, 2013 until September 16, 2013.

(4)
Mr. Cohen has, since September 16, 2013, served as the Company's Vice Chairman of the Board of Directors and of the Board of Managers of IFMI, LLC, President and Chief Executive of the Company's European Business, and President of CCFL. Mr. Cohen served as the Chief Executive Officer and Chief Investment Officer of the Company from December 16, 2009 to September 16, 2013 and as the Chairman of the Board of Directors from October 6, 2006 to September 16, 2013. In addition, Mr. Cohen served as the Chairman of the Board of Managers of IFMI, LLC from 2001 to September 16, 2013, as the Chief Investment Officer of IFMI, LLC from October 2008 to September 16, 2013, and as Chief Executive Officer of IFMI, LLC from December 16, 2009 to September 16, 2013.

(5)
Mr. Pooler has served as the Company's Executive Vice President and Chief Financial Officer and Treasurer since December 16, 2009.

(6)
Effective February 17, 2017, 136,364 restricted shares of our common stock were awarded to Mr. Brafman, and 79,545 restricted shares of our common stock were awarded to Mr. Pooler, in each case based on their respective performance in 2016 (as more fully discussed below). The grant date fair value per share of these restricted shares was $1.32. These restricted shares were awarded under the Company's 2010 Long-Term Incentive Plan. With regard to both such awards, the restrictions expire with respect to one-half of these restricted shares on January 31, 2018 and with respect to the remaining one-half of these restricted shares on January 31, 2019, in each case, so long as Mr. Brafman or Mr. Pooler, as applicable, is then employed by the Company or any of its subsidiaries.

(7)
Effective February 12, 2016, 154,321 restricted shares of our common stock were awarded to Mr. Brafman, and 92,593 restricted shares of our common stock were awarded to Mr. Pooler, in each case based on their respective performance in 2015 (as more fully discussed below). The grant date fair value per share of these restricted shares was $0.81. These restricted shares were awarded under the Company's 2010 Long-Term Incentive Plan. With regard to both such awards, the restrictions expired with respect to one-half of these restricted shares on January 31, 2017 and will expire with respect to the remaining one-half of these restricted shares on January 31, 2018 so long as Mr. Brafman or Mr. Pooler, as applicable, is then employed by the Company or any of its subsidiaries.

        The Compensation Committee did not establish performance targets for 2015 incentive plan compensation. Rather, in February 2016, Mr. Brafman recommended to the Compensation Committee the amount and form of the cash bonuses and equity compensation for himself and Mr. Pooler with respect to 2015 performance.

        As reflected under "Bonus" in the Summary Compensation Table above, Messrs. Brafman and Pooler were awarded discretionary cash bonus awards in the amounts of $400,000 and $170,000, respectively, for their performance in 2015. As reflected under "Stock Awards" in the Summary Compensation Table above, Messrs. Brafman and Pooler were awarded discretionary restricted stock awards with grant date fair values equal to $125,000 and $75,000, respectively, for their performance in 2015. In determining such amounts and awards, the Compensation Committee considered Messrs. Brafman's and Pooler's respective roles during 2015 in connection with the following:

  •
  The growth and profitability of the Company's US Capital Markets segment as a whole;

  •
  The growth and profitability of the Mortgage Group within the Company's US Capital Markets segment;

  •
  A year-over year-reduction in non-compensation operating expenses (excluding depreciation and amortization) of $2.8 million or 12%; and

  •
  Significant support provided to the special committee of the Board of Directors and the full Board of Directors in connection with several strategic matters considered during 2015.

        Also in determining such amounts the Compensation Committee considered certain unusual and nonrecurring unfavorable impacts on the Company's operating results during the year.

        In light of the contractual incentive compensation provisions (as described below) under the Cohen Employment Agreement, the Compensation Committee determined not to award any discretionary cash bonus or equity compensation to Mr. Cohen with respect to his 2015 performance. No executive officer other than Mr. Brafman had any role in determining or recommending the amount or form of 2015 executive officer or director compensation.

        In February 2016, the Board of Directors, upon the Compensation Committee's recommendation, unanimously approved the compensation for each executive officer for 2015.

        In March 2016, after consulting with Mr. Brafman, the Compensation Committee established performance targets for 2016 incentive plan compensation based on the Company's annual net income. The targeted 2016 cash bonuses for Messrs. Brafman and Pooler were set at 100% of base salary, while the targeted equity bonuses for such executives were set at 25% of salary. Subject to the Compensation Committee's review and discretion, 50% of performance-based bonuses would be discretionary, based on each executive's respective performance and qualitative achievements in 2016, and the remaining 50% would be based on net income. No executive officer other than Mr. Brafman had any role in determining or recommending the amount or form of 2016 executive officer compensation.

        As reflected under "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table above, Messrs. Brafman and Pooler were awarded performance-based cash bonus awards in the amounts of $900,000 and $380,000, respectively. In addition, Messrs. Brafman and Pooler were awarded performance-based equity bonus awards in the amounts of $180,000 and $105,000, respectively, for their performance in 2016. In determining such performance-based bonuses, the Compensation Committee considered the targeted performance metric that was achieved in 2016, as well as qualitative achievements such as Messrs. Brafman's and Pooler's respective roles during 2016 in connection with the following:

  •
  Increased scale and profitability in the Company's Mortgage Trading Group;

  •
  The closing in October 2016 of the $6 million investment by JKD Capital Partners I LTD into IFMI, LLC, allowing the Company to increase its capital base in its registered broker-dealer subsidiary, JVB Financial, LLC;

  •
  Significant progress made toward launching an expanded matched book repo business, including complex inter-related negotiations with a clearing bank, a back office operations support provider, a capital provider, and the Fixed Income Clearing Corporation ("FICC"), all in the interest of the Company's registered broker-dealer subsidiary becoming a full-netting member of the FICC;

  •
  The Company's continued focus on cost savings and the related results, including a reduction in non-compensation operating expenses (excluding depreciation and amortization) of $4.2 million or 21% from 2015, and a reduction in compensation and benefits expense from 61% of revenues in 2015 to 56% of revenues in 2016;

  •
  Share repurchases totaling 1,914,680 Company shares, for an aggregate purchase price of $2,325,513; and

  •
  Significant support and analysis for the Special Committee of the Board of Directors in its deliberations surrounding the Transaction that closed on March 10, 2017, as discussed in Proposal Two above.

        As reflected under "Bonus" in the Summary Compensation Table above, Mr. Cohen was awarded a discretionary cash bonus award in the amount of $250,000 for his efforts supporting the growth in European assets under management in our asset management segment, as well as for his efforts recruiting certain key asset management personnel for new growth platforms in the asset management segment. Mr. Cohen did not receive "Non-Equity Incentive Plan Compensation" related to the provision in the "Cohen Employment Agreement" calling for a payment equal to 25% of the aggregate net income of the European Business (as defined in the "Cohen Employment Agreement," which is described in greater detail below), as the net income was negative in 2016.

        In February 2017, the Board of Directors, upon the Compensation Committee's recommendation, unanimously approved the compensation for each executive officer for 2016.

Outstanding Equity Awards at Fiscal Year-End 2016

        The following table summarizes the equity awards the Company has made to each of the named executive officers that were outstanding as of December 31, 2016.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lester R. Brafman	500,000	(2)	—	—	3.00	11/30/2018	—	—	—	—
	500,000	(3)	—	—	3.00	11/30/2018	—	—	—	—
	1,000,000	(3)	—	—	4.00	11/30/2018	—	—	—	—
	1,000,000	(3)	—	—	5.00	11/30/2018	—	—	—	—
	—		—	—	—	—	192,200	228,718	—	—
Joseph W. Pooler, Jr.	107,143	(4)	—	—	4.00	02/13/2019	—	—	—	—
	—		—	—	—	—	115,321	137,232	—	—

(1)
The amounts set forth in this column equal the number of restricted shares of common stock indicated multiplied by the closing price of the Company's common stock ($1.19) as reported by the NYSE MKT on December 30, 2016.

(2)
Effective November 30, 2013 (the "Brafman Grant Date"), the Company granted to Mr. Brafman a Non-Qualified Stock Option Award (the "Initial Award"), the details of which are as follows:

Number of Underlying Shares	Vesting Schedule	Exercise Price	Grant Date Fair Value Per Underlying Share
500,000	Option vested on November 30, 2016.	$3.00	$0.83

The grant date fair values were determined using the following assumptions in the Black Scholes valuation model: (i) expected volatility—68.5%; (ii) expected dividends—3.49%; (iii) expected life—4.0 years; and (iv) risk free interest rate—0.96%.

All of the options granted to Mr. Brafman pursuant to the Initial Award were granted under the 2010 Long-Term Incentive Plan.

The options granted under the Initial Award expire on the fifth anniversary of the Brafman Grant Date, subject to earlier expiration or termination of the options as provided under the Initial Award and the 2010 Long-Term Incentive Plan.

(3)
Effective on the Brafman Grant Date, the Company granted to Mr. Brafman a second Non-Qualified Stock Option Award (the "Second Award" and, together with the Initial Award, the "Brafman Options"). Details regarding the three options granted to Mr. Brafman pursuant to the Second Award are as follows:

Number of Underlying Shares	Vesting Schedule	Exercise Price	Grant Date Fair Value Per Underlying Share
500,000	Option vested on November 30, 2016.	$3.00	$0.83
1,000,000	Option vested with respect to 333,333 shares on November 30, 2014, with respect to 333,333 shares on November 30, 2015 and with respect to 333,334 shares on November 30, 2016.	$4.00	$0.69
1,000,000	Option vested with respect to 333,333 shares on November 30, 2014, with respect to 333,333 shares on November 30, 2015, and with respect to 333,334 shares on November 30, 2016.	$5.00	$0.59

The grant date fair values were determined using the following assumptions in the Black Scholes valuation model: (i) expected volatility—68.5%; (ii) expected dividends—3.49%; (iii) expected life—4.0 years; and (iv) risk free interest rate—0.96%.

All of the options granted to Mr. Brafman pursuant to the Second Award were granted under the 2010 Long-Term Incentive Plan.

The options granted under the Second Award expire on the fifth anniversary of the Brafman Grant Date, subject to earlier expiration or termination of the options as provided under the Second Award and the 2010 Long-Term Incentive Plan.

(4)
Effective February 13, 2014 (the "Pooler Grant Date"), the Company granted to Mr. Pooler a Non-Qualified Stock Option Award (the "Pooler Award"). Details regarding the option granted to Mr. Pooler (the "Pooler Option") pursuant to the Pooler Award are as follows:

Number of Underlying Shares	Vesting Schedule	Exercise Price	Grant Date Fair Value Per Underlying Share
107,143	Option vested with respect to 53,571 shares on December 31, 2014 and with respect to the remaining 53,572 shares on December 31, 2015.	$4.00	$0.70

The grant date fair value was determined using the following assumptions in the Black Scholes valuation model: (i) expected volatility—68.1%; (ii) expected dividends—3.29%; (iii) expected life—3.5 years; and (iv) risk free interest rate—0.74%.

The Pooler Option was awarded under the 2010 Long-Term Incentive Plan and expires on the fifth anniversary of the Pooler Grant Date, subject to earlier expiration or termination of the options as provided under the Pooler Award and the 2010 Long-Term Incentive Plan.

The Pooler Option was granted to Mr. Pooler based on his performance in 2013.

Employment Agreements with Named Executive Officers

Lester R. Brafman, Chief Executive Officer

        On September 16, 2013, the Company and IFMI, LLC entered into an Employment Agreement with Mr. Brafman (the "Brafman Employment Agreement"). The Brafman Employment Agreement expired pursuant to its own terms on December 31, 2014. Mr. Brafman does not currently have an employment agreement with the Company. On February 16, 2017, upon recommendation of the Compensation Committee, the Board approved an increase to Mr. Brafman's salary to $630,000 per year, effective January 1, 2017.

        Under the Brafman Employment Agreement, Mr. Brafman served as the Chief Executive Officer of both the Company and IFMI, LLC.

        The Brafman Employment Agreement provided that Mr. Brafman's minimum base salary was $600,000 per annum. In addition, the Compensation Committee could periodically review Mr. Brafman's base salary and provide for such increases as it deemed appropriate, in its discretion.

        Under the Brafman Employment Agreement, in addition to base salary, for each fiscal year of IFMI, LLC ending during the term, Mr. Brafman had the opportunity to receive an annual bonus in an amount and on such terms as were to be determined by the Compensation Committee. The Compensation Committee also had the discretion to grant Mr. Brafman other bonuses in such amounts and on such terms as it determined, in its discretion. The foregoing did not limit Mr. Brafman's eligibility to receive any other bonus under any other bonus plan, stock option or equity-based plan, or other policy or program of the Company or IFMI, LLC.

        Under the Brafman Employment Agreement, Mr. Brafman was entitled to participate in any equity compensation plan of the Company or IFMI, LLC in which he was eligible to participate, and could be granted, in accordance with any such plan, options to purchase units of membership interest of IFMI, LLC, options to purchase shares of the Company's common stock, shares of restricted stock and/or other equity awards in the discretion of the Compensation Committee. The Brafman Employment Agreement also provided that Mr. Brafman was entitled to participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and other benefits and perquisites that were available to other senior executives of IFMI, LLC generally, in each case to the extent that Mr. Brafman was eligible under the terms of such plans or programs.

        Daniel G. Cohen, Vice Chairman of the Board of Directors and of the Board of Managers of IFMI, LLC, President and Chief Executive of the Company's European Business, and President of CCFL

        On May 9, 2013, in connection with the CBF Purchase Agreement, Mr. Cohen entered into the Cohen Employment Agreement.

        The Cohen Employment Agreement became effective on September 16, 2013. Under the Cohen Employment Agreement, Mr. Cohen serves as Vice Chairman of the Board of Directors, Vice Chairman of the Board of Managers of IFMI, LLC, President and Chief Executive of the "European Business" (as defined in the Cohen Employment Agreement), and President of CCFL.

        The initial term of the Cohen Employment Agreement ended on December 31, 2014, however, pursuant to the terms of the Cohen Employment Agreement, the term renewed automatically for an additional one-year period at such time and will continue to be renewed for additional one year periods at the end of any renewed term unless terminated by the parties in accordance with the terms of the Cohen Employment Agreement.

        Pursuant to the Cohen Employment Agreement, Mr. Cohen will receive, during the term thereof, a guaranteed payment from IFMI, LLC of at least $600,000 annually (the "Current Guaranteed Payment"), and will be entitled to receive the following allocations (collectively, "Cohen Allocations") from the Company: (a) a payment equal to 25% of the aggregate net income, if any, of the European Business in each calendar year as determined in accordance with GAAP, subject to an off-set equal to 25% of the aggregate net losses, if any, in prior periods until such net losses have been fully off-set by net income in future periods, and (b) a payment equal to 20% of the gross revenues generated on transactions that Mr. Cohen is responsible for generating for the Company's non-European broker-dealers during each semi-annual calendar period as determined in accordance with GAAP. On February 16, 2017, upon recommendation of the Compensation Committee, the Board approved an increase to Mr. Cohen's salary to $630,000 per year, effective January 1, 2017.

        In the event that the annual allocations would result in allocations earned for that calendar year related to the European Business to exceed $5,000,000 (the "European Business Annual Allocation Cap"), the Compensation Committee may, in its sole discretion and at any time prior to the payment of such allocation, reduce the amount of or totally eliminate any such allocation to the extent such allocation is in excess of the European Business Annual Allocation Cap.

        During the term of the Cohen Employment Agreement, the Compensation Committee may, in its sole discretion, award Mr. Cohen additional allocations in amounts and on such terms to be determined by the Compensation Committee.

        The Cohen Employment Agreement provides that Mr. Cohen may participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and other benefits that may be available to other senior executives of the Company generally, in each case to the extent that Mr. Cohen is eligible under the terms of such plans or programs. Mr. Cohen is entitled to participate in any equity compensation plan of the Company or IFMI, LLC in which he is eligible to participate, and may, without limitation, be granted in accordance with any such plan options to purchase units of membership interests in IFMI, LLC, shares of common stock and other equity awards in the discretion of the Compensation Committee.

        Pursuant to the Cohen Employment Agreement, in the event Mr. Cohen is terminated by the Company due to his death or disability, Mr. Cohen (or his estate or beneficiaries, as applicable) will be entitled to receive (a) any Current Guaranteed Payment and other benefits (including any Cohen Allocations for any period completed before termination of the Cohen Employment Agreement (the "Prior Period Allocations")) earned and accrued, but not yet paid, under the Cohen Employment Agreement prior to the date of termination; (b) a single-sum payment equal to the Current Guaranteed Payment that would have been paid to him for the remainder of the year in which the termination occurs; (c) a single-sum payment equal to (x) the allocations for the period in which the termination occurs to which he would have been entitled if a termination had not occurred in such period, multiplied by (y) a fraction (1) the numerator of which is the number of days in such period preceding the termination and (2) the denominator of which is the total number of days in such period. In addition, in the event Mr. Cohen is terminated by the Company due to his death or disability, all outstanding unvested equity based awards (including, without limitation, stock options and restricted stock) held by Mr. Cohen will fully vest and become immediately exercisable, as applicable, subject to the terms of such awards.

        If Mr. Cohen terminates his employment without "Good Reason" (as defined in the Cohen Employment Agreement) or the Company terminates his employment for "Cause" (as defined in the Cohen Employment Agreement), Mr. Cohen will only be entitled to any Current Guaranteed Payment and other benefits earned and accrued, but unpaid, prior to the date of termination.

        If Mr. Cohen terminates his employment with Good Reason, or the Company terminates his employment without Cause, or the Company or IFMI, LLC terminates the Cohen Employment Agreement by not renewing the term of the Cohen Employment Agreement as provided therein, then Mr. Cohen will be entitled to receive (a) a single-sum payment equal to accrued but unpaid Current Guaranteed Payment and other benefits (including any Prior Period Allocations earned by Mr. Cohen); (b) a single-sum payment of an amount equal to three times (1) the average of the Current Guaranteed Payment amounts paid to Mr. Cohen over the three calendar years prior to the date of termination, (2) if less than three years have elapsed between the date of the Cohen Employment Agreement and the date of termination, the highest Current Guaranteed Payment paid to Mr. Cohen in any calendar year prior to the date of termination, or (3) if less than twelve months have elapsed from the date of the Cohen Employment Agreement to the date of termination, the highest Current Guaranteed Payment received in any month times twelve; provided that if the applicable calculation under (1), (2) or (3) yields less than $1,000,000, then Mr. Cohen will receive a single-sum payment of

$1,000,000 in lieu of such amount (the "Minimum Severance Amount"); and (c) a single-sum payment equal to the allocations for the period in which the termination occurs to which he would have been entitled if a termination had not occurred in such period, multiplied by a fraction (x) the numerator of which is the number of days in such period preceding the termination and (y) the denominator of which is the total number of days in such period. In addition, if Mr. Cohen terminates his employment with Good Reason, or the Company terminates his employment without Cause, or the Company or IFMI, LLC terminates the Cohen Employment Agreement by not renewing the term of the Cohen Employment Agreement as provided therein, then all outstanding unvested equity based awards (including, without limitation, stock options and restricted stock) held by Mr. Cohen will fully vest and become immediately exercisable, as applicable, subject to the terms of such awards.

        In the event of a "Change of Control" (as defined in the Cohen Employment Agreement) of the Company, all of Mr. Cohen's outstanding unvested equity-based awards become fully vested and immediately exercisable, as applicable. With respect to a Change of Control transaction, if Mr. Cohen remains with the Company through the first anniversary of a Change of Control, but leaves the Company within six months thereafter, such termination will be treated as a termination for Good Reason, and Mr. Cohen will be entitled to the compensation set forth in the preceding paragraph.

        Pursuant to the Cohen Employment Agreement, if any amount payable to or other benefit to which Mr. Cohen is entitled would be deemed to constitute a "parachute payment" (as defined in Section 280G of the Code), alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Cohen, which is deemed to constitute a parachute payment and would result in the imposition of an excise tax under Section 4999 of the Code, then the parachute payments shall be reduced (but not below zero) so that the maximum amount is $1.00 less than the amount which would cause the parachute payments to be subject to the excise tax. However, if the reduction of the parachute payments is equal to or greater than $50,000, then there will not be any reduction and the full amount of the parachute payment will be payable to Mr. Cohen.

        All termination payments, other than for death or disability, are subject to Mr. Cohen signing a general release.

        In the event Mr. Cohen's employment is terminated by the Company for Cause, by Mr. Cohen without Good Reason, or by Mr. Cohen as a result of not renewing the Cohen Employment Agreement, Mr. Cohen will be restricted for a period of six months after the end of the term of the Cohen Employment Agreement in his ability to engage in certain activities that are competitive with the Company's sales and trading of fixed income securities or investment banking activities in any European country in which the Company or any of its controlled affiliates operates (each a "Competing Business"), provided, however, that Mr. Cohen may serve as a member of the board of directors or equivalent position of any corporation or other company that is a Competing Business, provided, further, that Mr. Cohen is obligated to recuse himself from any discussion in such position if it raises a conflict of interest with respect to Mr. Cohen's duties to the Company or adversely affects the Company. In addition, for a period of six months following the end of the term of the Cohen Employment Agreement, regardless of the reason the term of the Cohen Employment Agreement ends, Mr. Cohen is prohibited under certain circumstances from soliciting the Company's employees, customers and clients.

        On August 19, 2014, the Company entered into the European Sale Agreement to sell the Company's European operations to C&Co Europe Acquisition LLC, an entity controlled by Mr. Cohen (see "Certain Relationships and Related Party Transactions—Sale of European Operations to C&Co Europe Acquisition LLC" below for additional information regarding the sale of the Company's European operations). On June 30, 2015, the parties to the European Sale Agreement agreed, among other things, that if the transaction contemplated thereby was terminated in accordance with its terms prior to the closing, then the Cohen Employment Agreement would be automatically amended (the

"Employment Agreement Amendment") to provide that if Mr. Cohen's employment was terminated by IFMI, LLC without "Cause" or by Mr. Cohen with "Good Reason" (as such terms are defined in the Cohen Employment Agreement), the Minimum Severance Amount would be reduced from $3,000,000 to $1,000,000. On March 10, 2017, C&Co Europe Acquisition LLC provided notice to IFMI, LLC that it was terminating the European Sale Agreement and, as a result, the Employment Agreement Amendment automatically became effective as of such date.

Joseph W. Pooler, Jr., Chief Financial Officer

        Mr. Pooler's Employment Agreement, dated May 7, 2008 and amended on February 20, 2009 and February 18, 2010 (collectively, the "Pooler Agreement"), provides for a minimum salary of $400,000 per annum through December 31, 2010. Mr. Pooler's base salary for fiscal years after 2010 will be determined by the Compensation Committee. On January 15, 2013, the Compensation Committee increased Mr. Pooler's salary to $420,000 per year. On February 16, 2017, upon recommendation of the Compensation Committee, the Board approved an increase to Mr. Pooler's salary to $441,000 per year, effective January 1, 2017.

        The initial term of the Pooler Agreement ended on December 31, 2012, however, pursuant to the terms of the Pooler Agreement, the term renewed automatically for an additional one-year period at such time and will continue to be renewed for additional one-year periods at the end of any renewed term unless terminated by either of the parties in accordance with the terms of the Pooler Agreement.

        Pursuant to the Pooler Agreement, if Mr. Pooler terminates his employment with "Good Reason" (as defined in the Pooler Agreement), the Company terminates his employment without "Cause" (as defined in the Pooler Agreement), or the Company chooses not to renew the Pooler Agreement at its expiration, Mr. Pooler will be entitled to (a) any base salary and other benefits earned and accrued prior to the date of termination; (b) a single-sum payment equal to three times (x) the average of the base salary amounts paid to Mr. Pooler over the three calendar years prior to the date of termination, (y) if less than three years have elapsed between the date of the Pooler Agreement and the date of termination, the highest base salary paid to Mr. Pooler in any calendar year prior to the date of termination, or (z) if less than 12 months have elapsed from the date of the Pooler Agreement to the date of termination, the highest base salary received in any month times 12; (c) all of his outstanding unvested equity-based awards becoming fully vested and immediately exercisable, as applicable, subject to the terms of such awards; (d) payment for outplacement assistance appropriate for Mr. Pooler's position for a period of one year following termination, such services not to exceed $25,000; and (e) continued family coverage, without incremental cost, in Company sponsored health and dental plans at then-current cost for a period of nine months.

        In the event of a "Change of Control" (as defined in the Pooler Agreement), all of Mr. Pooler's outstanding unvested equity-based awards become fully vested and immediately exercisable, as applicable, subject to the terms of such awards. If Mr. Pooler terminates his employment within the twelve-month period following a Change of Control, such termination will be treated as a termination for "Good Reason" so long as Mr. Pooler makes himself available to provide transition services to the Company, at the request of the Company, for up to twelve months following the Change of Control.

        Pursuant to the Pooler Agreement, if any amount payable to or other benefit to which Mr. Pooler is entitled would be deemed to constitute a "parachute payment" (as defined in Section 280G of the Code), alone or when added to any other amount payable or paid to or other benefit receivable or received by Mr. Pooler, which is deemed to constitute a parachute payment and would result in the imposition of an excise tax under Section 4999 of the Code, then the parachute payments shall be reduced (but not below zero) so that the maximum amount is $1.00 less than the amount which would cause the parachute payments to be subject to the excise tax. However, if the reduction of the parachute payments is equal to or greater than $50,000, then there will not be any reduction and the full amount of the parachute payment will be payable to Mr. Pooler.

        The Pooler Agreement contains a waiver of any "Good Reason" termination that was available to Mr. Pooler pursuant to the terms of his original employment agreement as a result of the closing of a transaction pursuant to which IFMI, LLC became a majority owned subsidiary of the Company. The Pooler Agreement also acknowledges that Mr. Pooler's equity-based awards in IFMI, LLC became fully vested and immediately exercisable as of December 16, 2009, the date of the closing of the transaction pursuant to which IFMI, LLC became a majority owned subsidiary of the Company.

        During the period of Mr. Pooler's employment with IFMI, LLC, and the period ending one year following the termination of his employment with IFMI, LLC, Mr. Pooler may not, directly or indirectly through another entity, (a) induce or attempt to induce any employee of IFMI, LLC or its affiliates to leave the employ of IFMI, LLC or such affiliates, or in any way interfere with the relationship between IFMI, LLC and any of its affiliates and any employee thereof, or (b) hire any person who was an employee of IFMI, LLC or any of its affiliates or subsidiaries within 180 days after such person ceased to be an employee of IFMI, LLC or any of its affiliates.

Potential Payments Upon Termination or Change in Control

        As described above, Messrs. Cohen and Pooler have provisions in their respective employment agreements providing for certain benefits upon the occurrence of certain events, including terminations of their respective employment without cause or for good reason, upon a change of control, or upon their death or disability. As a part of the negotiations of each employment agreement, the Board of Directors believed that circumstances giving rise to the payments set forth above were appropriate.

Other Compensation Plans

        The Company does not generally provide its executive officers with payments or other benefits at, following or in connection with retirement. The Company does not generally have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for its executive officers.

Cash and Equity Plan Compensation

The Company's Cash Bonus Plan

        In August 2009, our Board of Directors adopted the Institutional Financial Markets, Inc. (formerly Alesco Financial Inc.) Cash Bonus Plan (the "Company's Cash Bonus Plan"), which was approved by stockholders on December 15, 2009. The purpose of the Company's Cash Bonus Plan is to provide performance-based cash bonus compensation for participants based on the attainment of one or more performance goals or targets that are related to the financial success of the Company, and that are established from time to time by the Compensation Committee, as part of an integrated compensation program.

The 2010 Long-Term Incentive Plan

        The 2010 Long-Term Incentive Plan, as amended from time to time, is administered by the Compensation Committee, except that, in certain circumstances, the Board of Directors may act in its place. The purpose of the 2010 Long-Term Incentive Plan is to induce key employees, directors, officers, advisors and consultants to continue providing services to the Company and its subsidiaries and to encourage them to increase their efforts to make the Company's business more successful, whether directly or through its subsidiaries or other affiliates. In furtherance of these objectives, the 2010 Long-Term Incentive Plan is designed to provide equity-based incentives to such persons in the form of options (including stock appreciation rights), restricted shares, phantom shares, dividend equivalent rights and other forms of equity based awards as contemplated by the 2010 Long-Term Incentive Plan, with eligibility for such awards determined by the Compensation Committee. The Compensation Committee and Board of Directors believe that awards of restricted shares, typically vesting over multi-year periods, are the most effective of the equity-based incentives available under the 2010 Long-Term Incentive Plan in accomplishing its compensation goals.

        Equity-based awards to key personnel are generally subject to vesting periods in order to support the achievement of the Company's performance goals over the long-term and to help retain key personnel. The Compensation Committee determines the number and type of equity-based incentives that should be awarded from time to time to key personnel in light of the Company's compensation goals and objectives.

        Effective February 12, 2016, the Compensation Committee, under the 2010 Long-Term Incentive Plan, awarded 154,321 and 92,593 restricted shares of our common stock to Mr. Brafman and Mr. Pooler, respectively, based on their respective performance in 2015. The closing price of our common stock on February 11, 2016 was $0.81. With regard to both such awards, the restrictions expired with respect to one-half of these restricted shares on January 31, 2017 and will expire with respect to the remaining one-half of these restricted shares on January 31, 2018 so long as Mr. Brafman or Mr. Pooler, as applicable, is then employed by the Company or any of its subsidiaries.

        Effective February 17, 2017, the Compensation Committee, under the 2010 Long-Term Incentive Plan, awarded 136,364 and 79,545 restricted shares of our common stock to Mr. Brafman and Mr. Pooler, respectively, based on their respective performance in 2016. The closing price of our common stock on February 16, 2016 was $1.32. With regard to both such awards, the restrictions will expire with respect to one-half of these restricted shares on January 31, 2018 and will expire with respect to the remaining one-half of these restricted shares on January 31, 2019, in each case, so long as Mr. Brafman or Mr. Pooler, as applicable, is then employed by the Company or any of its subsidiaries.

Perquisites

        Perquisites did not constitute a material portion of the compensation paid to the executive officers for fiscal year 2015 or 2016. Executive officers are eligible to participate in all of the Company's employee benefit plans, such as medical, dental, group life, disability, accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law.

Equity Compensation Plan Information

        The Company's 2006 Long-Term Incentive Plan was approved by our stockholders at the special meeting held on October 6, 2006. The 2006 Long-Term Incentive Plan was amended on April 26, 2007 and June 18, 2008.

        Following the merger in December 2009 of IFMI, LLC (formerly Cohen Brothers, LLC) with and into a subsidiary of the Company, our Board assumed the Cohen Brothers, LLC 2009 Equity Award Plan (the "2009 Equity Award Plan") from IFMI, LLC on December 16, 2009. The 2009 Equity Award Plan expired upon the vesting of restricted units of IFMI, LLC on December 16, 2012. Mr. Cohen transferred 116,595 restricted shares of the Company's common stock to the Company in order to satisfy his obligation to fund the equity vesting under the 2009 Equity Award Plan pursuant to the Equity Plan Funding Agreement by and between Mr. Cohen and IFMI, LLC.

        The Company's 2010 Long-Term Incentive Plan was approved by our stockholders at the annual meeting held on December 10, 2010. The 2010 Long-Term Incentive Plan was amended on April 18,

2011, and amended and restated on March 8, 2012 and November 30, 2013, and amended on December 21, 2016.

        The following table provides information regarding the 2006 Long-Term Incentive Plan and the 2010 Long-Term Incentive Plan as of December 31, 2016.

	(a)	(b)	(c)
	Number of securities to be issued upon the exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,192,857	$4.00	2,227,144
Equity compensation plans not approved by security holders	—	—	—

(1)
See note 19 to our consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 14, 2017, for further information regarding the 2006 Long-Term Incentive Plan and the Equity Plan Funding Agreement, and the 2010 Long-Term Incentive Plan.

COMPENSATION OF DIRECTORS

        The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. In accordance with the Company's compensation policy, for serving as a director for the fiscal year ended December 31, 2016, non-employee directors each received an annual cash fee of $32,000 and $50,000 in restricted shares of common stock in the Company. The Chairman of the Audit Committee, the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Compensation Committee received additional annual cash fees of $20,000, $3,750 and $3,750, respectively.

        The table below summarizes the compensation information for the Company's non-employee directors for the fiscal year ended December 31, 2016. Daniel G. Cohen, Vice Chairman of the Board of Directors and of the Board of Managers of IFMI, LLC, President and Chief Executive of the Company's European Business, and President of CCFL, is not included in the table below as he is deemed a "named executive officer" of the Company. Compensation for Mr. Cohen is shown on the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas P. Costello	52,000	50,000	—	—	—	—	102,000
G. Steven Dawson	35,750	50,000	—	—	—	—	85,750
Jack DiMaio	32,000	50,000	—	—	—	—	82,000
Jack Haraburda	35,750	50,000	—	—	—	—	85,750
Diana Louise Liberto	32,000	50,000	—	—	—	—	82,000
James J. McEntee, III	32,000	50,000	—	—	—	—	82,000
Neil Subin	32,000	50,000	—	—	—	—	82,000

(1)
Amounts in this column represent annual Board fees and annual chair fees earned by non-employee directors for service in 2016.

(2)
Amounts in this column represent the grant date fair value of the restricted stock award, computed in accordance with FASB ASC Topic 718. The grant date fair value per share for these restricted shares was $0.81 and each director, as indicated, was granted 61,728 restricted shares of Company's common stock. The assumptions used in the calculations of these amounts were included in Note 19 to the Company's audited financial statements for the year ended December 31, 2016 in the 2016 Form 10-K. Amounts do not correspond to the actual value that may be recognized by the director. As of December 31, 2016, the aggregate number of restricted stock awards outstanding at December 31, 2016 for each director was as follows: (i) Mr. Costello—61,728 shares; (ii) Mr. Dawson—61,728 shares; (iii) Mr. DiMaio—61,728 shares; (iv) Mr. Haraburda—61,728 shares; (v) Ms. Liberto—61,728 shares; (vi) Mr. McEntee—61,728 shares; and (vii) Mr. Subin—61,728 shares. The restrictions on the foregoing shares expired on February 12, 2017.

        The Company reimburses all non-employee directors for travel and other reasonable expenses incurred in connection with attending its Board of Directors, committee and annual meetings.

 PROPOSAL THREE—RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Grant Thornton LLP to be the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

        Stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required under the laws of the State of Maryland, by our Bylaws or otherwise. However, our Board of Directors believes that it is good corporate practice to seek stockholder ratification of the selection of our independent registered public accounting firm. If the appointment of Grant Thornton LLP is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm during the year if it determines that such a change would be in our best interests and those of our stockholders.

        Representatives of Grant Thornton LLP are expected to be present at the Company's 2017 Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE VOTED FOR SUCH RATIFICATION.

 PRINCIPAL ACCOUNTING FIRM FEES

        During the years ended December 31, 2016 and December 31, 2015, Grant Thornton LLP provided various audit and non-audit services to the Company and its subsidiaries. The aggregate fees billed by Grant Thornton LLP to the Company and its subsidiaries for the years ended December 31, 2016 and 2015 were as follows:

	Year Ended December 31, 2016	Year Ended December 31, 2015
Audit Fees(1)	$582,545	$523,622
Audit-Related Fees(2)	$19,294	$18,113
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Principal Accounting Firm Fees	$601,839	$541,735

(1)
Audit fees relate to services rendered by Grant Thornton LLP in connection with: (a) the audits of the annual financial statements included in our Annual Reports on Form 10-K and services attendant to, or required by, statute or regulation; (b) the reviews of the financial statements included in our Quarterly Reports on Form 10-Q; (c) other services related to SEC and other regulatory filings, including providing consents; (d) services provided in connection with the statutory audits of our U.S. broker-dealer and United Kingdom and French subsidiaries; and (e) accounting and financial consultation attendant to the audit.

(2)
Audit-related fees include fees related to the Company's 401(k) savings plan.

        The Audit Committee must pre-approve all audit services and non-audit services provided to the Company or our subsidiaries by our independent registered public accounting firm, except for non-audit services covered by the de minimis exception in Section 10A of the Exchange Act. All of the audit and audit-related fees described above for which Grant Thornton LLP billed for the fiscal years ended December 31, 2016 and December 31, 2015 were pre-approved by the Audit Committee.

        The Audit Committee considers and pre-approves any audit and non-audit services to be performed by our independent registered public accounting firm at our Audit Committee's regularly scheduled and special meetings. The Audit Committee has delegated to its Chairman, an independent member of our Board of Directors, the authority to grant pre-approvals of all audit, review and attest services and non-attest services other than the fees and terms for our annual audit, provided that any such pre-approval by the Chairman shall be reported to our Audit Committee at its next scheduled meeting.

        The Audit Committee has considered whether the provision of these services is compatible with maintaining the independent registered public accounting firm's independence and has determined that such services have not adversely affected the independence of our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The following is a report by the Audit Committee regarding the responsibilities and functions of the Audit Committee. This report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Exchange Act, except to the extent the Company specifically incorporates this report of the Audit Committee by reference therein.

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors in accordance with the Audit Committee charter. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with GAAP. Our independent registered public accounting firm is responsible for performing an audit of the consolidated financial statements and, if required by applicable law, an audit of the effective operation of the Company's internal control over financial reporting. The Audit Committee's responsibility is to oversee and review these processes. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements in the 2016 Form 10-K, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management and the independent registered public accounting firm the Company's internal controls over financial reporting, including a review of management's and the independent registered public accounting firm's assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses and discussed with management and the independent registered public accounting firm, as applicable, the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002, as amended, to accompany the Company's periodic filings with the SEC.

        In addition, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on their independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as currently in effect, discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to their independence. When considering the independence of the independent registered public accounting firm, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit of the Company's consolidated financial statements and reviews of its consolidated financial statements, including in its Quarterly Reports on Form 10-Q, was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards (SAS) No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In reliance on the reviews and discussions referred to above, but subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements for the year ended December 31, 2016 be included in the Annual Report on Form 10-K.

        The Audit Committee is composed of three independent non-employee directors and operates under a written charter adopted by the Board of Directors (which is available on our website at http://www.ifmi.com). The Audit Committee consists of Messrs. Dawson, Subin and Costello, who serves as the Audit Committee Chairman. The Board of Directors, in its judgment, has determined that each committee member meets the independence requirements of the SEC and the NYSE MKT. The Board of Directors has also determined that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the applicable NYSE MKT listing standards currently in effect, and that Mr. Costello is an "audit committee financial expert," as defined under Item 407(d)(5) of Regulation S-K.

        The Audit Committee held six meetings during fiscal year 2016. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and the independent registered public accounting firm. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. Audit Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with GAAP or that Grant Thornton LLP is in fact "independent."

Respectfully Submitted,

Audit Committee
Thomas P. Costello, Chairman
Steve Dawson
Neil Subin

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding the beneficial ownership of our common stock and Series E Preferred Stock as of April 17, 2017 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock or Series E Preferred Stock, as applicable, (2) each current director, (3) each named executive officer, and (4) all current directors and executive officers as a group. The number of shares of our stock beneficially owned by each entity, person, director, executive officer or named executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any stock as to which the individual has the sole or shared voting power or investment power and also any stock that the individual has a right to acquire within 60 days from April 17, 2017 through the exercise of any share option or other right. Unless otherwise indicated, each person has sole voting and investment power with respect to the stock set forth in the following table.

Name	Series E Preferred Stock Beneficially Owned	Percent of Class(1)	Common Stock Beneficially Owned	Percent of Class(2)
Greater than 5% percent owner:
Betsy Zubrow Cohen(3)	—	—	835,950	6.6%
Edward E. Cohen(4)	—	—	2,516,717	17.8%
EBC 2013 Family Trust(5)	—	—	1,600,000	11.9%
Christopher Ricciardi(6)	—	—	1,018,139	7.6%
Directors and Named Executive Officers:
Lester R. Brafman(7)	—	—	3,300,171	21.0%
Daniel G. Cohen(8)	4,983,557	100%	1,998,039	14.8%
Thomas P. Costello(9)	—	—	238,485	1.9%
G. Steven Dawson(10)	—	—	252,494	2.0%
Jack J. DiMaio, Jr.(11)	—	—	156,332	1.2%
Jack Haraburda(12)	—	—	238,285	1.9%
Diana Louise Liberto(13)	—	—	103,395	*
James J. McEntee, III(14)	—	—	273,461	2.2%
Joseph W. Pooler, Jr.(15)	—	—	439,004	3.4%
Neil S. Subin(16)	—	—	299,190	2.4%
All current executive officers and directors as a group (10 persons)(17)	4,983,557	100%	7,298,856	44.0%

*
Beneficial ownership of less than 1% of the class is omitted.

(1)
Based on 4,983,557 shares of the Series E Preferred Stock issued and outstanding on April 17, 2017.

(2)
Based on 12,699,769 shares of the Company's common stock issued and outstanding on April 17, 2017.

(3)
The common stock includes 88,365 shares held by Solomon Investment Partnership, L.P. (the "Solomon Investment Partnership Shares"). Betsy Zubrow Cohen and Edward E. Cohen, her spouse, are the sole shareholders, officers and directors of the corporate general partner of Solomon Investment Partnership, L.P. and are the sole partners of the partnership. Betsy Zubrow Cohen and Edward E. Cohen share voting and dispositive power over the Solomon Investment Partnership Shares. Betsy Zubrow Cohen is the mother of Daniel G. Cohen, Vice Chairman of the

  Board of Directors and of the Board of Managers of IFMI, LLC, President and Chief Executive of the Company's European Business, and President of CCFL.

The number of shares of common stock beneficially owned by Betsy Zubrow Cohen and set forth in the table above is based on the Schedule 13D filed by Betsy Zubrow Cohen with the SEC on September 8, 2015.

The address for this stockholder is 1240 North Casey Key Road, Osprey, Florida 34229.

(4)
The common stock includes the Solomon Investment Partnership Shares, over which Edward E. Cohen and Betsy Zubrow Cohen, his spouse, share voting and dispositive power. The common stock also includes 1,461,876 shares of common stock (the "Edward E. Cohen Conversion Shares") into which certain 8% convertible senior promissory notes (in the aggregate principal amount of $4,385,628) (the "Cohen MP Notes") that were issued to Mead Park Capital Partners LLC ("Mead Park") on September 25, 2013 in connection with the Securities Purchase Agreement, dated as of May 9, 2013, by and among the Company, Mead Park and, solely for purposes of Section 6.3 thereof, Mead Park Holdings LP (the "Mead Park Purchase Agreement"), and which were purchased by Edward E. Cohen from Mead Park on August 28, 2015, may be converted, subject to certain customary anti-dilution adjustments. The Cohen MP Notes may be converted by the holder thereof at any time prior to September 25, 2018, in such holder's sole discretion. Under the Cohen MP Notes, the outstanding principal amount is due and payable to the holder thereof, in full, on September 25, 2018. The common stock does not include the 182,488 additional shares of common stock into which the Cohen MP Notes may be converted in the event that, pursuant to the terms and conditions of the Cohen MP Notes, the Company elects to pay interest on the Cohen MP Notes by increasing the principal amount thereof. Edward E. Cohen is the father of Daniel G. Cohen, Vice Chairman of the Board of Directors and of the Board of Managers of IFMI, LLC, President and Chief Executive of the Company's European Business, and President of CCFL.

The number of shares of common stock beneficially owned by Edward E. Cohen and set forth in the table above is based on the Schedule 13D filed by Edward E. Cohen with the SEC on September 8, 2015.

The address for this stockholder is 1240 North Casey Key Road, Osprey, Florida 34229.

(5)
The common stock includes 800,000 shares of common stock (the "EBC Shares") issued to the EBC 2013 Family Trust ("EBC Trust"), as assignee of CBF, on September 25, 2013 at $2.00 per share (for an aggregate amount of $1,600,000) in connection with the CBF Purchase Agreement. The common stock also includes 800,000 shares of common stock (the "EBC Conversion Shares") into which the convertible senior promissory note (in the aggregate principal amount of $2,400,000) (the "EBC Note") that was issued to EBC Trust on September 25, 2013 in connection with the CBF Purchase Agreement may be converted, subject to certain customary anti-dilution adjustments. The EBC Note may be converted by EBC Trust at any time prior to September 25, 2018, in EBC Trust's sole discretion. Under the EBC Note, the outstanding principal amount is due and payable to the holder thereof, in full, on September 25, 2018. The common stock does not include the 99,865 additional shares of common stock (the "Additional EBC Conversion Shares") into which the EBC Note may be converted in the event that, pursuant to the terms and conditions of the EBC Note, the Company elects to pay interest on the EBC Note by increasing the principal amount thereof. All of the common stock is pledged as security.

The number of shares of common stock beneficially owned by EBC Trust and set forth in the table above is based on the Schedule 13D filed by EBC Trust with the SEC on September 30, 2013.

The address for this stockholder is c/o Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

(6)
Mr. Ricciardi served as a director of the Company from September 24, 2013 until December 21, 2015. The common stock includes 487,291 shares of common stock into which a convertible senior promissory note (in the aggregate principal amount of $1,461,873) that was issued to Mead Park in connection with the Mead Park Purchase Agreement on September 25, 2013 may be converted, subject to certain customary anti-dilution adjustments, which may be issued to Mr. Ricciardi upon the exchange of Mr. Ricciardi's membership units of Mead Park and of which Mr. Ricciardi may be deemed the beneficial owner. The common stock also includes 268,445 units of membership interests in IFMI, LLC (223,520 of which are owned by Mr. Ricciardi and 44,925 of which are owned by Stephanie Ricciardi, Mr. Ricciardi's spouse), which Mr. Ricciardi may cause the Company to redeem into, at the Company's option, shares of common stock or cash.

The number of shares of common stock beneficially owned by Mr. Ricciardi and set forth in the table above is based on the Schedule 13D filed by Mr. Ricciardi with the SEC on July 2, 2009, as amended on December 21, 2009, December 24, 2009, April 25, 2011, July 17, 2011, May 15, 2013, September 30, 2013, September 1, 2015, October 19, 2015 and November 6, 2015.

The address for this stockholder is 51 Shellbark Lane, Briarcliff Manor, New York 10510.

(7)
Mr. Brafman is the Chief Executive Officer of the Company and of IFMI, LLC. The common stock includes 77,160 restricted shares granted on February 12, 2016, which will vest January 31, 2018, and 136,364 restricted shares granted on February 17, 2017, half of which will vest on January 31, 2018 and the remaining half of which will vest on January 31, 2019, in each case, so long as Mr. Brafman is then employed by the Company or any of its subsidiaries. The common stock includes 3,000,000 shares (the "Brafman Option Shares"), which are currently exercisable or exercisable within 60 days from April 17, 2017 under the Brafman Options, of which Mr. Brafman may be deemed a beneficial owner.

(8)
Mr. Cohen is the Vice Chairman of the Board of Directors and of the Board of Managers of IFMI, LLC, President and Chief Executive of the Company's European Business, and President, a director and the Chief Investment Officer of CCFL. Of the common stock, 1,603,250 shares are pledged as security. The common stock includes 398,039 held directly by Mr. Cohen. The common stock also includes the EBC Shares and the EBC Conversion Shares, of which Mr. Cohen may be deemed a beneficial owner as the result of his being a trustee of EBC Trust and because Mr. Cohen has sole voting power with respect to all shares held by the EBC Trust. The common stock does not include any portion of the Additional EBC Conversion Shares. Does not include any of the Conversion Common Shares that may be issued in connection with the Buyer Note held by Buyer, although Buyer is a trust established by Mr. Cohen, as noted above, Buyer is not controlled by Mr. Cohen.

The address for this stockholder is c/o Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104.

(9)
Mr. Costello is a director of the Company. The common stock includes 41,667 restricted shares that will vest on February 17, 2018.

(10)
Mr. Dawson is a director of the Company. Of the common stock, 149,099 shares are held by Corriente Private Trust. Mr. Dawson is the primary trustee and sole beneficiary of Corriente Private Trust and, through Corriente Private Trust, he has voting and investment control with respect to the securities held therein. The common stock includes 41,667 restricted shares that will vest on February 17, 2018.

(11)
Mr. DiMaio is a director of the Company. The common stock includes 41,667 restricted shares that will vest on February 17, 2018.

(12)
Mr. Haraburda is a director of the Company. The common stock includes 41,667 restricted shares that will vest on February 17, 2018.

(13)
Ms. Liberto is a director of the Company. The common stock includes 41,667 restricted shares that will vest on February 17, 2018.

(14)
Mr. McEntee is a director of the Company. The common stock includes 41,667 restricted shares that will vest on February 17, 2018.

(15)
Mr. Pooler is the Executive Vice President, Chief Financial Officer and Treasurer of the Company. The common stock includes 46,297 restricted shares granted on February 12, 2016, which will vest January 31, 2018, and 79,545 restricted shares granted on February 17, 2017, half of which will vest on January 31, 2018 and the remaining half of which will vest on January 31, 2019, in each case, so long as Mr. Pooler is then employed by the Company or any of its subsidiaries. The common stock includes 107,143 (the "Pooler Option Exercise Shares") shares that are exercisable under the Pooler Option, of which Mr. Pooler may be deemed a beneficial owner.

(16)
Mr. Subin is a director of the Company. The common stock includes 41,667 restricted shares that will vest on February 17, 2018.

(17)
The common stock includes (i) the EBC Shares and the EBC Conversion Shares, of which Daniel G. Cohen may be deemed to be a beneficial owner, (ii) the Brafman Option Shares, of which Lester R. Brafman may be deemed to be a beneficial owner, and (iii) the Pooler Option Award Exercise Shares, of which Joseph W. Pooler, Jr. may be deemed to be a beneficial owner, as described in notes (5), (7) and (15) above, respectively.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, which are referred to in this report as "reporting persons," to file reports of ownership and changes in ownership with the SEC. Reporting persons are also required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them with the SEC. To our knowledge, based solely on our review of the copies of the Section 16(a) forms furnished to us or upon written representations from certain of these reporting persons that no other reports were required, all Section 16(a) filing requirements applicable to the reporting persons were timely filed during our 2016 fiscal year except that, following the Company's withholding on January 31, 2016 of 16,677 and 9,024 shares of the Company's common stock from Messrs. Brafman and Pooler, respectively, in each case to fund certain tax liabilities incurred in connection with the vesting of certain restricted stock, each of Messrs. Brafman and Pooler did not file a Form 4 until February 3, 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company has identified the following related party transactions since January 1, 2015. Unless indicated otherwise, all dollar amounts (except share and per share data) in the section below are in thousands. Each of the transactions below were approved or ratified in accordance with our policies regarding related party transactions, which are described in greater details below.

A.
CBF and EBC Trust

        CBF has been identified as a related party because it is wholly owned by Daniel G. Cohen, the Company's Vice Chairman of the Board of Directors and of the Board of Managers of IFMI, LLC, President and Chief Executive of the Company's European Business, and President of CCFL. The EBC Trust has been identified as a related party because Mr. Cohen is a trustee of the EBC Trust and has sole voting power with respect to all shares of the Company held by the EBC Trust.

        On September 25, 2013, in connection with the CBF Purchase Agreement, the Company issued to the EBC Trust, as assignee of CBF, the EBC Shares for an aggregate amount of $1,600 and the EBC Note in the aggregate principal amount of $2,400. The Company incurred interest expenses relating to the EBC Note in the amounts of $58 in 2017, $232 in 2016 and $228 in 2015.

        Additional information regarding EBC's September 2013 investment in the Company is included in Notes 4 and 17 to the Company's audited financial statements for the year ended December 31, 2016 in the 2016 Form 10-K.

B.
Mead Park, Mead Park Advisors LLC ("Mead Park Advisors"), Mr. Ricciardi, Mr. DiMaio and Mr. Edward E. Cohen

Investment in IFMI by Mead Park

        In connection with the Mead Park Purchase Agreement, on September 25, 2013, the Company issued to Mead Park $3,898 of the Company's common stock and certain 8% convertible senior promissory notes in the aggregate principal amount of $5,848 (the "Mead Park Notes"). In connection with the Mead Park Notes, the Company paid to Mead Park amounts of interest equal to $35 in 2017, $141 in 2016 and $340 in 2015. At the time of such issuance on September 25, 2013, Jack DiMaio, Jr. was the chief executive officer and founder of Mead Park and Christopher Ricciardi, the Company's former president and a former director on the Board, was a member of Mead Park. At the Company's annual meeting held on December 21, 2015, Mr. Ricciardi was not reelected to the Board of Directors. Subsequent to this date, Mr. Ricciardi is no longer considered a related party.

        On August 28, 2015, Mead Park sold $4,386 of the Mead Park Notes (the "Cohen MP Notes") and 1,461,876 shares of the Company's common stock to the Edward E. Cohen IRA, of which Edward E. Cohen is the benefactor. Edward E. Cohen is the father of Daniel G. Cohen. The Company's common stock and the Mead Park Notes sold in this transaction represented substantially all of the amounts beneficially owned by Mr. DiMaio at the time. Also as a result of this transaction, Mr. DiMaio was no longer a member of Mead Park and Mr. Ricciardi remained a member and sole manager of Mead Park. Mr. DiMaio remains the Chairman of the Board of Directors. The Company incurred interest expenses relating to the Cohen MP Notes in the amounts of $106 in 2017, $424 in 2016 and $210 in 2015.

        On October 16, 2015, the Company entered into the Termination Agreement, by and among the Company; Christopher Ricciardi, a member of the Board of Directors at the time; Stephanie Ricciardi, Mr. Ricciardi's spouse; and the Ricciardi Family Foundation, a New York charitable not-for-profit corporation of which Mr. and Mrs. Ricciardi serve as directors (together with Stephanie Ricciardi and Christopher Ricciardi, the "Ricciardi Parties"); and Mead Park. Pursuant to the Termination Agreement, in connection with the termination of the Mead Park Purchase Agreement and all rights and obligations thereunder and the mutual release of claims set forth in the Termination Agreement, on October 16, 2015: (i) Mead Park transferred to the Company 487,291 shares of the Company's common stock; (ii) the Ricciardi Parties transferred to the Company 1,512,709 shares of the Company's common stock; (iii) the Company and Mead Park terminated the Mead Park Purchase Agreement in its entirety; and (iv) the Company transferred $4,000 in cash to accounts designated by Mr. Ricciardi for the benefit of the Ricciardi Parties and Mead Park.

        During 2015, Mead Park transferred the remaining Mead Park Notes it held, in the amount of $1,462 of the aggregated principal amount, to Mr. Ricciardi. The Company incurred interest expenses relating to such notes held by Mr. Ricciardi in the amount of $340 in 2015.

CDO Sub-Advisory Agreement with Mead Park Advisors

        In July 2014, the Company's majority owned subsidiaries, Cohen & Company Financial Management LLC ("CCFM") and Dekania Capital Management, LLC ("DCM"), entered into a collateralized debt obligation ("CDO") sub-advisory agreement with Mead Park Advisors, whereby Mead Park Advisors would render investment advice and provide assistance to CCFM and DCM with respect to their management of certain CDOs. The Company incurred consulting fee expense related to this agreement in the amount of $50 in 2017, $200 in 2016 and $200 in 2015. As a result of Mr. DiMaio's ownership in Mead Park Advisors, Mead Park has been identified as a related party of the Company. The CDO sub-advisory agreement was terminated by the Company effective March 30, 2017.

C.
JKD Capital Partners I LTD

        On October 3, 2016, IFMI, LLC entered into an Investment Agreement (the "JKD Investment Agreement") with JKD Capital Partners I LTD ("JKD Capital Partners"), pursuant to which JKD Capital Partners agreed to invest into IFMI, LLC up to $12,000, of which $6,000 was invested into IFMI, LLC on October 3, 2016 and an additional $1,000 was invested on January 25, 2017. JKD Capital Partners is identified as a related party because it is owned by Mr. DiMaio, the Chairman of the Company's Board of Directors, and his spouse. Pursuant to the JKD Investment Agreement, in exchange for JKD Capital Partners' investment in IFMI, LLC, IFMI, LLC agreed to pay to JKD Capital Partners, in arrears following each calendar quarter during the term of the JKD Investment Agreement, an amount (the "JKD Investment Return") equal to 50% of the difference between (i) the revenues generated during such quarter by the activities of the JVB's Institutional Corporate Trading business, and (ii) certain expenses incurred by JVB's Institutional Corporate Trading business during such calendar quarter. In addition, pursuant to the JKD Investment Agreement, at any time following October 3, 2019, JKD Capital Partners may, upon two months' notice to IFMI, LLC, cause IFMI, LLC to pay (a "Redemption") to JKD Capital Partners an amount equal to the "Investment Balance" (as defined in the JKD Investment Agreement) as of the day prior to such Redemption. Further, if IFMI, LLC or JVB sells JVB's Institutional Corporate Trading business to any unaffiliated third party, and such sale is not part of a larger sale of all or substantially all of the assets or equity securities of IFMI, LLC or JVB, IFMI, LLC will pay to JKD Capital Partners an amount equal to 25% of the net consideration paid to IFMI, LLC in connection with such sale, after deducting certain amounts and certain expenses incurred by IFMI, LLC or JVB in connection with such sale.

        In connection with the JKD Investment Agreement, the Company paid JKD Investment Returns to JKD Capital Partners equal to $761 in 2017 and $0 in 2016.

        Additional information regarding JKD Capital Partners' investment in IFMI, LLC pursuant to the JKD Investment Agreement is included in Note 17 to the Company's audited financial statements for the year ended December 31, 2016 in the 2016 Form 10-K.

D.
Directors and Employees

        In addition to the employment agreements the Company has entered into with Daniel G. Cohen, Vice Chairman of the Board of Directors and of the Board of Managers of IFMI, LLC, President and Chief Executive of the Company's European Business, and President of CCFL, and Joseph W. Pooler, Jr., the Company's Chief Financial Officer, the Company has entered into its standard indemnification agreement with each of its directors and executive officers.

        The Company maintains a 401(k) savings plan covering substantially all of its employees. The Company matches 50% of employee contributions for all participants not to exceed 3% of their salary. Contributions made to the plan on behalf of the Company were $215 and $214 for the years ended December 31, 2016 and 2015, respectively.

E.
The Bancorp, Inc.

        The Bancorp, Inc. ("TBBK") is identified as a related party because Daniel G. Cohen is TBBK's Chairman. TBBK maintained deposits for the Company in the amount of $43 and $43 as of December 31, 2016 and 2015, respectively.

        As part of the Company's broker-dealer operations, the Company from time to time purchases securities from third parties and sells those securities to TBBK. The Company may purchase securities from TBBK and ultimately sell those securities to third parties.

        From time to time, the Company will enter into repurchase agreements with TBBK as its counterparty. As of December 31, 2016 and 2015, the Company had repurchase agreements with TBBK as the counterparty in the amount of $39,221 and $0, respectively. The fair value of the collateral provided to TBBK by the Company relating to these repurchase agreements was $41,177 and $0 at December 31, 2016 and 2015, respectively. The Company incurred interest expense related to repurchase agreements with TBBK as its counterparty in the amounts of $452 and $541 for the years ended December 31, 2016 and 2015, respectively.

F.
Sale of European Operations to C&Co Europe Acquisition LLC

        C&Co Europe Acquisition LLC has been identified as a related party because Daniel G. Cohen is the entity's sole member. On August 19, 2014, the Company entered into the European Sale Agreement to sell the Company's European operations to C&Co Europe Acquisition LLC for approximately $8,700. The transaction was subject to customary closing conditions and regulatory approval from the United Kingdom Financial Conduct Authority ("FCA").

        On March 26, 2015, the parties to the European Sale Agreement agreed to extend the deadline for the closing of the transactions contemplated by the European Sale Agreement from March 31, 2015 to June 30, 2015. In addition, the parties to the European Sale Agreement amended the date on which C&Co Europe Acquisition LLC was obligated to cause the settlement of intercompany accounts of CCFL and the Company's subsidiaries, Cohen & Compagnie, SAS and Unicum Capital, S.L., owed to the IFMI, LLC (the "Intercompany Payables") from March 31, 2015 to June 30, 2015.

        On June 30, 2015, the parties to the European Sale Agreement agreed to extend the deadline for the closing from June 30, 2015 to December 31, 2015 and the settlement date of the Intercompany Payables from June 30, 2015 to December 31, 2015 (the "Second Extension"). In connection with the Second Extension, the parties to the European Sale Agreement agreed that, if the transaction was terminated in accordance with its terms prior to the closing, then (i) Mr. Cohen would pay $600 in respect of a portion of the legal and financial advisory fees and expenses incurred by us and the special committee of our Board of Directors in connection with the transaction since April 1, 2014 and (ii) the Cohen Employment Agreement Amendment would be executed and would provide that, if Mr. Cohen's employment was terminated by IFMI, LLC without "Cause" or by Mr. Cohen with "Good Reason" (as such terms are defined in the Cohen Employment Agreement), the Minimum Severance Amount would be reduced from $3,000 to $1,000.

        The European Sale Agreement provided that either party may terminate the agreement after December 31, 2015.

        On March 10, 2017, in connection with the execution of the Buyer Purchase Agreement, C&Co Europe Acquisition LLC provided notice to IFMI, LLC that it was terminating the European Sale Agreement and, as a result, the Cohen Employment Agreement Amendment automatically became effective as of such date.

Policies Regarding Related Party Transactions

        Pursuant to the Company's Code of Conduct (the "Code of Conduct"), unless approved or ratified by the Audit Committee, the Nominating and Corporate Governance Committee or a majority of the directors of the Company not having an interest in a Related Party Transaction (as defined below) (each an "Authorizing Body"), no (a) employee, officer or director of the Company; (b) member of the immediate family of any employee, officer or director of the Company; (c) entity in which an employee, officer or director of the Company has an economic interest of more than 5% or a controlling interest, or (d) affiliate of any of the foregoing (each a "Related Party") may (i) enter into any transaction with the Company or any of its subsidiaries involving the acquisition or sale of any of the Company's or any of its subsidiaries' assets or other property; (ii) enter into any transaction involving a loan to or from the Company or any of its subsidiaries; or (iii) enter into any other transaction with the Company or any of its subsidiaries (each a "Related Party Transaction").

        A Related Party Transaction entered into without pre-approval of an Authorizing Body will not be deemed to violate the Code of Conduct, or be invalid or unenforceable, so long as the Related Party Transaction is, as promptly as reasonably practical after it is entered into, brought to and ratified by an Authorizing Body. Every Related Party Transaction to which the Company is a party will be deemed to include as a condition that it be approved in accordance with the Code of Conduct.

        A Related Party Transaction or categories of Related Party Transactions may be reviewed in advance and pre-approved in advance by an Authorizing Body. If a Related Party Transaction or a series of Related Party Transactions will be ongoing, an Authorizing Body may establish guidelines for the Company's management to follow in its ongoing dealings with the Related Party. Thereafter, an Authorizing Body will periodically review and assess the ongoing relationships with the Related Party. Any material amendment, renewal or extension of a Related Party Transaction which has been previously reviewed and/or approved under the Code of Conduct will be subject to subsequent review and/or approval under the Code of Conduct.

 OTHER MATTERS

        As of the mailing date of this proxy statement, our Board of Directors knows of no matters to be presented at the annual meeting other than those set forth in the Notice and described in this proxy statement. Should any other matter requiring a vote of the stockholders arise at the annual meeting, the persons named in the attached proxy will vote on such matter in their discretion.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be presented at the 2018 annual meeting of stockholders must be received by our Secretary at our principal executive offices no later than    •    , 2018, unless the date of the meeting is changed by more than 30 calendar days from the one-year anniversary date of this annual meeting, and must satisfy the requirements of Rule 14a-8 under the Exchange Act.

        Other than a stockholder proposal included in the proxy statement pursuant to Rule 14a-8, in order to be presented at the 2018 annual meeting of stockholders, a proposal of a stockholder, including any proposed director nominations, must be received by our Secretary at our principal executive offices in the timeframe as provided in our Bylaws. To be timely, our Bylaws currently require that such a stockholder's notice set forth all information required under Section 1.11 of our Bylaws and be delivered to our Secretary at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be delivered to our Secretary at our principal executive office not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Our Bylaws also currently provide that, in the event that our Board of Directors increases or decreases the maximum or minimum number of directors in accordance with our Bylaws, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to our Secretary at our principal executive office not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Company.

 ANNUAL REPORT ON FORM 10-K

        Our Annual Report on Form 10-K for the year ended December 31, 2016 accompanies this proxy statement. The Company will furnish a copy of its Annual Report on Form 10-K for the year ended December 31, 2016 free of charge to each stockholder who forwards a written request to our Secretary, at Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104. You also may access the EDGAR version of our Annual Report on Form 10-K (with exhibits) on our website at http://www.ifmi.com and on the SEC's website at http://www.sec.gov.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Annex A

SECURITIES PURCHASE AGREEMENT

        This SECURITIES PURCHASE AGREEMENT (the "Agreement") is dated as of the 10th day of March, 2017 (the "Effective Date"), by and among IFMI, LLC, a Delaware limited liability company (the "Company"), DGC Family Fintech Trust, a trust established by Daniel G. Cohen ("Buyer"), and solely for purposes of Article VI and Sections 7.3, 7.4, 7.5, and 7.6, Institutional Financial Markets, Inc., a Maryland corporation (the "Parent").

RECITALS:

        WHEREAS, Buyer desires to purchase from the Company, and the Company desires to issue and to sell to Buyer, upon the terms and conditions set forth in this Agreement, a convertible senior secured promissory note in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) (the "Note Purchase Price"), in substantially the form attached hereto as Exhibit A (the "Note"); and

        WHEREAS, the parties hereto are executing and delivering this Agreement in reliance upon an exemption from registration afforded by the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission (the "SEC").

        NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I
RECITALS, EXHIBITS, SCHEDULES

        The foregoing Recitals are true and correct and, such Recitals, together with the Schedules and Exhibits referred to therein and referred to hereafter, are hereby incorporated into this Agreement by this reference.

ARTICLE II
DEFINITIONS

        Capitalized terms used in this Agreement but otherwise not defined herein shall have the following meanings:

          2.1   "Affiliate" means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the terms "control," "controlling," "controlled" and words of similar import, when used in this context, mean, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          2.2   "Assets" means all of the properties and assets of the Company or of the Subsidiaries, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

          2.3   "Board of Directors" means the Board of Directors of Parent.

          2.4   "Buyer's Fundamental Representations" means, collectively, the representations and warranties of Buyer contained in Sections 4.1 (Organization; Authority), 4.3 (Investment Purpose), 4.4 (Accredited Buyer Status; Experience of Buyer) and 4.8 (Brokers and Finders).

          2.5   "Claims" means any threatened or actual Proceeding, Judgment, settlement, and/or assessment of any nature or kind.

          2.6   "Common Stock" means shares of the common stock of Parent, $0.001 par value per share.

          2.7   "Company Fundamental Representations" means, collectively, the representations and warranties of the Company contained in Sections 5.1 (Organization and Qualification), 5.2 (Authorization; Enforcement; Validity), 5.3 (Capitalization), 5.5 (No Conflicts; Consents and Approvals), 5.6 (Issuance of Securities), 5.7 (Absence of Certain Changes), 5.10 (Compliance with Laws), 5.12 (Acknowledgement Regarding Buyer's Purchase of the Securities) and 5.13 (Brokerage Fees).

          2.8   "Consent" means any consent, approval, order or authorization of, or any declaration, qualification, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

          2.9   "Contract" means any written or oral contract, agreement, order or commitment of any nature whatsoever, including any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, stockholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

          2.10 "Conversion Shares" means any shares of Common Stock issuable, at the option of the Company pursuant to the LLC Agreement, upon redemption of the LLC Units.

          2.11 "DRS" means the Direct Registration System maintained by the transfer agent for the Common Stock.

          2.12 "Encumbrance" means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

          2.13 "European Sale Agreement" means the Share Purchase Agreement by and between the Company and C&Co Europe Acquisition LLC, dated August 19, 2014, as amended.

          2.14 "European Sale Agreement Termination Fee" means the six hundred thousand dollars ($600,000) payable to the Company by Daniel G. Cohen upon the termination of the European Sale Agreement pursuant to Section 4 of the Second Extension in respect of a portion of the legal and financial advisory fees and expenses incurred by the Company and the Special Committee (as defined in the European Sale Agreement) (including fees paid by the Company to members of the Special Committee) in connection with the transactions contemplated by the European Sale Agreement since April 1, 2014.

          2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          2.17 "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

          2.18 "Governmental Authority" means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

          2.19 "Judgment" means any order, ruling, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

          2.20 "Knowledge of the Company" or words to that effect means the actual knowledge of any of the following Persons: Lester Brafman, Joseph W. Pooler, Jr., Rachael Fink and Douglas Listman; provided, that for purposes of this definition such Persons shall be deemed to have actual knowledge of facts that would be reasonably expected to come to the attention of such Person in performing his or her duties in accordance with the Company's or any relevant Subsidiary's ordinary management practices.

          2.21 "Law" means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

          2.22 "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 16, 2009 by and among the Company and the Members (as defined therein) that are signatories thereto, as amended.

          2.23 "LLC Units" means units of membership interest in the Company, which units, other than those held by the Parent, are redeemable for shares of Common Stock or cash at the option of the Company pursuant to the LLC Agreement.

          2.24 "Material Adverse Effect" means any circumstance, event, change, development, effect or occurrence that, individually or in the aggregate, (i) is or would reasonably be expected to be materially adverse to the Company's financial position, results of operations, business, condition (financial or otherwise) or Assets of the Company and its Subsidiaries, taken as a whole or (ii) would materially impair the ability of the Company to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummations of the transactions contemplated herein; provided, however, that in the case of clause (i) only, any circumstance, event, change, development, effect or occurrence that results from any of the following shall be disregarded in determining whether there has been or would be a "Material Adverse Effect" on the Company (except to the extent that such circumstance, event, change, development, effect or occurrence has a disproportionate adverse effect on the Company and the Subsidiaries relative to other companies engaged in a similar business as the Company): (A) changes, after the Effective Date, in GAAP; (B) changes, after the Effective Date, in Laws or interpretations thereof applicable to the Company or the Subsidiaries by any Governmental Authority; (C) general changes in the national or world economy or securities markets generally; (D) changes in the price or trading volume of the Common Stock on the Trading Market (but not the underlying causes of such changes); or (E) the outbreak or escalation of war or hostilities, any occurrence or threats of terrorist acts or any armed hostilities associated therewith or any national or international calamity, disaster or emergency or escalation thereof.

          2.25 "Northland" means Northland Capital Markets, the independent financial advisor to the Special Committee.

          2.26 "Obligation" means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

          2.27 "Permit" means any license, permit, approval, waiver, order or authorization granted, issued or approved by any Governmental Authority.

          2.28 "Person" means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

          2.29 "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, by and between the Company and Buyer in favor of Buyer.

          2.30 "Principal" of any Person means, at the time of determination, each principal, partner or member of such Person, any spouse or child of each principal, partner or member, and any trust for the benefit of each principal, partner or member or each such principal's, partner's or member's spouse or lineal descendants.

          2.31 "Proceeding" means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

          2.32 "Securities" means, collectively, the Note, the LLC Units, and the Conversion Shares.

          2.33 "Second Extension" means the letter from the Company to C&Co Europe Acquisition LLC, dated June 30, 2015, amending the European Sale Agreement.

          2.34 "Significant Subsidiary" means each of the significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X) of the Company, as set forth in the Parent's SEC Documents. Notwithstanding the foregoing, Cohen Legacy, LLC shall not be considered a "Significant Subsidiary" for purposes of this Agreement.

          2.35 "Special Committee" means the special committee of independent directors of the Board of Directors formed in connection with the transactions contemplated by this Agreement and the Transaction Documents.

          2.36 "Subsidiary" means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person. Notwithstanding the foregoing, Cohen Legacy, LLC shall not be considered a "Subsidiary" for purposes of this Agreement.

          2.37 "Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

          2.38 "Transaction Documents" means any documents or instruments to be executed by the Company and Buyer in connection with this Agreement, including, without limitation, the Note and the Pledge Agreement, in each case, with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof and thereto.

        In addition, the following terms shall have the respective meanings ascribed to them in the corresponding Sections:

Term	Section
2017 Annual Meeting of Stockholders	Section 7.5
Agreement	Preamble
Buyer	Preamble
Buyer Indemnified Parties	Section 8.1
Certificate of Formation	Section 5.1
Closing	Section 3.2
Company	Preamble
Company Indemnified Parties	Section 8.2
Effective Date	Preamble
Investment Company Act	Section 5.14
Note	Recitals
Note Purchase Price	Recitals
Parent	Preamble
Parent Proxy Statement	Section 7.5
SEC	Recitals
SEC Documents	Section 6.2
SEC Reports	Article V
Securities Act	Recitals
Share Reserve	Section 7.3
Stockholder Proposal	Section 7.5

ARTICLE III
PURCHASE AND SALE OF SECURITIES

        3.1    Purchase and Sale of Securities.    Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, on the Effective Date, (i) the Company agrees to sell and to issue to Buyer the Note in the initial aggregate principal amount of Fifteen Million Dollars ($15,000,000), and (ii) Buyer agrees to pay to the Company the Note Purchase Price in exchange for the Note.

        3.2    Closing.    The closing (the "Closing") of the transactions contemplated hereby will occur at the offices of Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania, commencing at 9:00 a.m. local time on the Effective Date or at such other location and on such other date as the parties mutually determine.

        3.3    Closing Deliverables of Buyer.    At the Closing, Buyer shall deliver to the Company:

          (a)   the Note Purchase Price by wire transfer of immediately available U.S. funds to such account(s) as shall be designated by the Company to Buyer; and

          (b)   duly executed copies of this Agreement and each of the Transaction Documents to which Buyer is a party and any other certificate, instrument or document contemplated hereby or thereby.

        3.4    Closing Deliverables of the Company.    At the Closing, the Company shall deliver to Buyer duly executed copies of this Agreement, the Note and each of the other Transaction Documents to which the Company is a party or any other certificate, instrument or document contemplated hereby or thereby.

        3.5    Transaction Fee.

          (a)   In connection with the issuance of the Note, the Company hereby agrees to pay to Buyer a transaction fee in the aggregate amount of six hundred thousand dollars ($600,000) (the "Transaction Fee").

          (b)   Daniel G. Cohen's obligation to pay the European Sale Agreement Termination Fee is hereby deemed to be offset in full by the Company's obligation to pay the Transaction Fee and, as a result, the Company shall have no further obligations whatsoever to Buyer with respect to the Transaction Fee.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to the Company that:

        4.1    Organization; Authority.    Buyer is duly organized, validly existing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and by each of the Transaction Documents to which Buyer is a party and otherwise to carry out its obligations hereunder and thereunder or is otherwise a natural person. The execution, delivery and performance by Buyer of this Agreement and of each of the Transaction Documents to which Buyer is a party have been duly authorized by all necessary action on the part of Buyer. Each of this Agreement and the Transaction Documents to which Buyer is a party has been (or upon delivery will have been) duly executed by Buyer, and, when delivered by Buyer in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

        4.2    No Conflicts.    The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract, indenture or instrument to which Buyer is a party, or (iii) result in a violation of any Law, rule, regulation, order, judgment or decree (including federal and state securities Laws) applicable to Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder.

        4.3    Investment Purpose.    Buyer understands that the Securities are not, and when issued (as applicable) will not be, registered under the Securities Act or any applicable state securities Laws, subject to Section 7.6. Buyer is acquiring, and when issued (as applicable) will acquire, the Securities as principal for its own account for investment only and not with a view to or for the purpose of distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities Laws. Buyer does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities to or through any person or entity; Buyer is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

        4.4    Accredited Buyer Status; Experience of Buyer.    Buyer was at the time Buyer was offered to purchase the Note, and on each date on which Buyer acquires (as applicable) any Securities it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Buyer, either alone or together with its representatives (if any), has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Buyer acknowledges that it can bear the economic risk and complete loss of its investment in the Securities.

        4.5    Reliance on Exemptions.    Buyer understands that the Securities are being and will be (as applicable) offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

        4.6    Information.    Buyer and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and information such Buyer deemed material to making an informed investment decision regarding its purchase of the Note, which have been requested by Buyer. Buyer and its advisors have been afforded with the opportunity to ask questions of the Company and its management. Buyer has sought such accounting, legal, tax and other professional advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Note.

        4.7    Restrictions on Transferability.    Buyer understands that because the Securities have not have been registered under the Securities Act, Buyer cannot dispose of any or all of the Securities unless such Securities are subsequently registered under the Securities Act or exemptions from registration are available. Buyer acknowledges and understands that, other than as provided for in Section 7.6, it has no registration rights. By reason of these restrictions, Buyer understands that it may be required to hold the Securities for an indefinite period of time. Buyer understands that each certificate or other instrument representing the Securities will bear appropriate legends reflecting the foregoing as well as applicable state "blue sky" legends. In addition, appropriate transfer restrictions will be affixed to any notation in the DRS for any Conversion Shares.

        4.8    Brokers and Finders.    Buyer has not employed any Person, or incurred any liability, for any financial advisory, brokerage or finder's fee or commission, and no broker or finder has acted directly or indirectly for Buyer, in connection with the transactions contemplated by this Agreement and the Transactions Documents.

        4.9    Independent Investment Decision.    Buyer has evaluated, independently of the Company, the merits of its decision to purchase the Note pursuant to this Agreement and the Transaction Documents. Buyer understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Buyer in connection with the purchase of the Note constitutes legal, tax or investment advice.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth and disclosed in the disclosure schedule attached to this Agreement and made a part hereof or as disclosed or incorporated by reference in the Parent's reports and forms filed with or furnished to the SEC under Sections 13, 14 or 15(d) of the Exchange Act, after December 31, 2015 (other than any forward-looking disclosures set forth in any risk factor section or forward-looking statement disclaimer and any other disclosure that is similarly nonspecific and predictive or forward-looking in nature) (all such reports, the "SEC Reports"), the Company hereby makes the following representations and warranties to Buyer:

        5.1    Organization and Qualification.    The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own or lease and use its properties and Assets and to carry on its business as currently conducted and as currently proposed to be conducted. The Company is not in violation of any of the provisions of the Certificate of Formation, as amended and as in effect on the Effective Date (the "Certificate of Formation") or the LLC Agreement. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no Proceeding has been instituted, is pending, or, to the Knowledge of the Company, is threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

        5.2    Authorization; Enforcement; Validity.    The Company has the requisite limited liability company power and authority to enter into and to consummate the transactions contemplated by this Agreement and by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the issuance, sale and delivery of the Note and the reservation for issuance and the subsequent issuance of the LLC Units upon exercise of the Note) have been duly authorized by all necessary limited liability company action on the part of the Company in connection herewith and therewith. Each of this Agreement and the Transaction Documents to which the Company is a party has been (or upon delivery will have been) duly and validly executed by the Company and is, or when delivered in accordance with the terms hereof will constitute, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

        5.3    Capitalization.    The Company has 17,504,493 issued and outstanding LLC Units. All outstanding LLC Units have been duly authorized, validly issued and are fully paid and nonassessable. No LLC Units are subject to preemptive rights or any other similar rights. Except as contemplated hereby and as set forth on Schedule 5.3 hereto, as of the Effective Date: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any LLC Units, or Contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional LLC Units, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any LLC Units; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company, or by which the Company is or may become bound; (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; (iv) there are no financing statements securing any obligations of the Company; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the Company's consummation of the transactions described herein or therein; and (vi) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company.

        5.4    Subsidiaries.    Except as set forth on Schedule 5.4 hereto, the Company has no other Subsidiaries and all shares of the outstanding capital stock or other equity interest of each Subsidiary are owned directly or indirectly by the Company. All of such capital stock or other equity interest of so owned by the Company are duly authorized, validly issued and are fully paid and nonassessable, and are owned by it free and clear of any Encumbrance with respect thereto. Each Significant Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own or lease and use its properties and Assets and to carry on its business as currently conducted and as currently proposed to be conducted, in each case except as would not reasonably be expected to have a Material Adverse Effect on the Company.

        5.5    No Conflicts; Consents and Approvals.    The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of any of the Securities, and compliance by the Company with any provisions of the Transaction Documents will not: (i) constitute or result in a violation of or conflict with the Certificate of Formation, the LLC Agreement, or any other organizational or governing documents of Company or any Subsidiary; (ii) constitute or result in a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract, indenture or instrument to which Company or any Subsidiary is a party or by which it may be bound, or to which the Company or any Subsidiary or any of their Assets or properties may be bound (other than immaterial contracts relating to back office operations, systems and facilities or similar matters); (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment; (iv) assuming that, in connection with the transactions contemplated hereby, the parties hereto timely make or cause the appropriate parties to make all of the filings required by applicable state securities Laws, constitute a violation of, or conflict with, any Law, rule, regulation, order, judgment or decree (including federal and state securities Laws); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, the Company or any Subsidiary or any of the their Assets or properties; except, in the case of clause (v), for such violations, defaults, breaches, conflicts, losses, modifications or impositions that have not had and would not reasonably be expected to have a Material Adverse Effect. The Company is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any material Contract to which the Company is a party or by which any property or Assets of the Company are bound or affected.

        5.6    Issuance of Securities.    The Note to be issued pursuant to this Agreement has been duly authorized by all necessary limited liability company action of the Company and, upon issuance in accordance with the terms hereof, the Note, the LLC Units and the Conversion Shares, as applicable, shall be duly and validly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof, and, assuming the accuracy of the representations and warranties of Buyer set forth in Article IV above, will be issued in compliance with all applicable United States federal and state securities Laws.

        5.7    Absence of Certain Changes.    Except as otherwise disclosed to Buyer in writing on or prior to the date hereof, since January 1, 2017, there has been no event or circumstance of any nature whatsoever that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

        5.8    Absence of Litigation.    Except as otherwise disclosed to Buyer in writing on or prior to the date hereof or as would not reasonably be expected to have a Material Adverse Effect, (i) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or to the Knowledge of the Company, threatened or contemplated by, against or affecting the Company or any Subsidiary or their Assets; and (ii) there are no outstanding Judgments against or affecting the Company, any Subsidiary or their Assets.

        5.9    Title to Assets.    Except as set forth on Schedule 5.9 hereto, the Company or a Significant Subsidiary has good and marketable title to, or a valid leasehold interest in, all of its Assets which are material to the business and operations of the Company and the Subsidiaries as presently conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same. Except as would not have a Material Adverse Effect, the Company's Assets are in good operating condition and repair, ordinary wear and tear excepted.

        5.10    Compliance with Laws.    The Company and the Subsidiaries (i) are in material compliance with all applicable Laws and Judgments; (ii) to the Knowledge of the Company, have all material Permits and such Permits are in full force and effect and no material suspension or cancellation of any of them is threatened; and (iii) to the Knowledge of the Company, are not under investigation with respect to, and have not been threatened to be charged with or given notice of, any material violation of all applicable Laws and Judgments.

        5.11    No Directed Selling Efforts or General Solicitation.    Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has conducted any "general solicitation" or "general advertising" (as those terms are used in Regulation D promulgated under the Securities Act) in connection with the offer or sale of any of the Securities.

        5.12    Acknowledgment Regarding Buyer's' Purchase of the Securities.    The Company acknowledges and agrees that Buyer is acting solely in the capacity of an "arm's length" purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Buyer's purchase of the Note. The Company further represents to Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

        5.13    Brokerage Fees.    There is no Person acting on behalf of the Company as placement agent in connection with the transactions contemplated hereby, and, other than in connection with the Special Committee's retention of Northland, there is no Person acting on behalf of the Company who is entitled to or has any claim for any financial advisory, brokerage or finder's fee or commission in connection with the execution of this Agreement or the transactions contemplated hereby.

        5.14    Investment Company.    The Company is not an "investment company" as defined under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Company does not sponsor any person that is such an investment company. Buyer acknowledges and agrees that the Company makes no representations or warranties whatsoever, express or implied, except for those specifically set forth in this Article V, in any certificate delivered hereto or in any other Transaction Document.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PARENT

        Except as set forth and disclosed in the disclosure schedule attached to this Agreement and made a part hereof or as disclosed or incorporated by reference in the SEC Reports, the Parent represents and warrants to Buyer that:

        6.1    Capitalization.    The authorized capital stock of the Parent consists of: (a) 100,000,000 shares of Common Stock, of which 12,699,769 shares of Common Stock are issued and outstanding as of the Effective Date; (b) 10,000,000 shares of Preferred Stock, par value $0.001 per share, all of which are designated as Series C Junior Participating Preferred Stock, none of which are issued or outstanding as of the Effective Date; and (c) 50,000,000 shares of Preferred Stock, par value $0.001 per share, of which 4,983,557 shares are designated as Series E Voting Non-Convertible Preferred Stock, all of which are issued and outstanding as of the Effective Date. All outstanding shares of Common Stock and Series E Voting Non-Convertible Preferred Stock have been duly authorized, validly issued and are fully paid and nonassessable. The Common Stock is currently quoted on the NYSE MKT under the trading symbol "IFMI," and the Parent has maintained all requirements on its part for the continuation of such quotation. No shares of Common Stock are subject to preemptive rights or any other similar rights. Except as contemplated hereby and as set forth on Schedule 6.1 hereto, as of the Effective Date: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Parent, or Contracts, commitments, understandings or arrangements by which the Parent is or may become bound to issue additional shares of capital stock of the Parent, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Parent; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Parent, or by which the Parent is or may become bound; (iii) there are no agreements or arrangements under which the Parent is obligated to register the sale of any of its securities under the Securities Act, except as provided for in Section 7.6; (iv) there are no financing statements securing any obligations of the Parent; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vi) there are no outstanding securities or instruments of the Parent which contain any redemption or similar provisions, and there are no Contracts by which the Parent is or may become bound to redeem a security of the Parent.

        6.2    Listing and Maintenance Requirements; SEC Documents.    The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Parent has taken no action designed to, or that is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Parent received any notification that the SEC is contemplating terminating such registration. The Parent has filed all reports, schedules, forms, statements and other documents, together with any amendments thereto, required to be filed by it with the SEC under the Exchange Act (all of the foregoing filed within the two (2) years preceding the Effective Date and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Parent is current with its filing obligations under the Exchange Act and there are no outstanding comments from the SEC with respect to any report, schedule, form, statement and other document required to be filed by it with the SEC under the Exchange Act. True and complete copies of the SEC Documents are available on the SEC's website (www.sec.gov) at no charge. As of their respective dates, the SEC Documents complied in all material respects with the applicable requirements of the Exchange Act, and none of the SEC Documents, at the time they were filed with or furnished to the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        6.3    Absence of Litigation; No Undisclosed Liabilities.    Except as otherwise disclosed to Buyer in writing on or prior to the date hereof or as would not reasonably be expected to have a Material Adverse Effect, (i) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or to the knowledge of the Parent, threatened or contemplated by, against or affecting the Parent or its Assets; and (ii) there are no outstanding Judgments against or affecting the Parent or its Assets. There are no obligations that are not appropriately reflected or reserved against in the consolidated financial statements of the Parent (which are available on the SEC's website) to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen since December 31, 2015 in the ordinary course of business consistent with past practice and (ii) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect.

        6.4    Compliance with Laws.    The Parent (i) is in material compliance with all applicable Laws and Judgments; (ii) to the knowledge of the Parent, have all material Permits and such Permits are in full force and effect and no material suspension or cancellation of any of them is threatened; and (iii) to the Knowledge of the Company, is not under investigation with respect to, and has not been threatened to be charged with or given notice of, any material violation of all applicable Laws and Judgments.

        6.5    No Conflicts; Consents and Approvals.    The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of any of the Securities, and compliance by the Parent with any provisions of the Transaction Documents will not: (i) constitute or result in a violation of or conflict with the Second Articles of Amendment and Restatement of the Parent, as amended, the By-laws of the Parent, as amended, or any other organizational or governing documents of the Parent; (ii) constitute or result in a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract, indenture or instrument to which Parent is a party or by which it may be bound, or any of its Assets or properties may be bound (other than immaterial contracts relating to back office operations, systems and facilities or similar matters); (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment; (iv) assuming that, in connection with the transactions contemplated hereby, the parties hereto timely make or cause the appropriate parties to make all of the filings required by applicable state securities Laws, constitute a violation of, or conflict with, any Law, rule, regulation, order, judgment or decree (including federal and state securities Laws); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, the Parent or any of the its Assets or properties; except, in the case of clause (v), for such violations, defaults, breaches, conflicts, losses, modifications or impositions that have not had and would not reasonably be expected to have a Material Adverse Effect. The Parent is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Parent in default or breach) under, and the Parent has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any material Contract to which the Parent is a party or by which any property or Assets of the Parent are bound or affected.

        6.6    Authorization; Enforcement; Validity.    The Parent has the requisite corporate power and authority to enter into and to consummate the transactions binding upon it contemplated by this Agreement and by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Parent of this Agreement and of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the covenants binding upon it in Article VII hereof) have been duly authorized by all corporate action on the part of the Parent in connection herewith and therewith. Each of this Agreement and the Transaction Documents to which the Parent is a party has been (or upon delivery will have been) duly and validly executed by the Parent and is, or when delivered in accordance with the terms hereof will constitute, the legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

ARTICLE VII
COVENANTS

        7.1    Use of Proceeds.    The proceeds from the purchase and sale of the Securities shall be used by the Company and its Subsidiaries for general corporate purposes.

        7.2    Intentionally omitted.

        7.3    Reservation of Shares.    The Parent shall, at all times, have authorized and reserved for the purpose of issuance, such number of shares of Common Stock for the issuance of all of the Conversion Shares (collectively, the "Share Reserve"). If at any time the Share Reserve is insufficient, then the Parent shall, as soon as reasonably practicable, take all required measures to implement an increase of the Share Reserve accordingly.

        7.4    NYSE MKT Listing Application.    Prior to the issuance of any Conversion Shares, the Parent shall prepare and file with the NYSE MKT an Additional Listing Application relating to all of the Conversion Shares.

        7.5    Stockholder Meeting and Parent Proxy Statement.    At the 2017 annual meeting of the Parent's stockholders (the "2017 Annual Meeting of Stockholders"), Parent shall cause its stockholders to vote on, among other things, proposals (collectively, the "Stockholder Proposal") regarding the issuance of the Conversion Shares for purposes of Section 713 of the NYSE MKT's Company Guide, as applicable. The Board of Directors shall recommend to the Parent's stockholders that such stockholders approve the Stockholder Proposal, and shall not modify or withdraw such resolution. In connection with the 2017 Annual Meeting of Stockholders, Parent shall promptly prepare and file with the SEC a Definitive Proxy Statement on Schedule 14A pursuant to Section 14(a) of the Exchange Act (the "Parent Proxy Statement"), use its reasonable best efforts to solicit proxies for such stockholder approval and to respond to any comments of the SEC or its staff and mail a definitive proxy statement related the 2017 Annual Meeting of Stockholders to the Parent's stockholders promptly after clearance by the SEC. The Parent shall notify Buyer promptly of the receipt by Parent of any comments from the SEC or its staff with respect to the Parent Proxy Statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and shall supply Buyer with copies of all correspondence between the Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to the 2017 Annual Meeting of Stockholders there shall occur any event that is required to be set forth in an amendment or supplement to the Parent Proxy Statement, the Parent shall promptly prepare and mail to its stockholders such an amendment or supplement. The Parent shall promptly correct any information provided by it or on its behalf for use in the Parent Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Parent shall promptly prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable Laws. The Parent shall consult with Buyer prior to Parent mailing the Parent Proxy Statement, or any amendment or supplement thereto, and provide

Buyer with reasonable opportunity to comment thereon. The Board of Directors' recommendation described in this Section 7.5 shall be included in the Parent Proxy Statement.

        7.6    Registration Rights.    Upon issuance of any Conversion Shares by the Parent to Buyer, the Parent and Buyer shall execute a Registration Rights Agreement in a form reasonably satisfactory to Buyer and the Parent pursuant to which the Parent shall grant to such Buyer the rights to cause the Parent to register such Conversion Shares for resale under the Securities Act and under applicable state securities Laws.

        7.7    Efforts.    Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective as promptly as practicable the transactions contemplated hereby and under the other Transaction Documents and to cooperate with the other parties in connection with the foregoing. Without limiting the generality of the foregoing, the Company shall use its reasonable best efforts to (i) obtain any required approvals or consents as promptly as practicable, (ii) to lift or rescind as promptly as practicable any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, and (iii) to effect all necessary registrations and filings, if any.

        7.8    Amendment to LLC Agreement.    Parent hereby agrees to execute an amendment to the LLC Agreement, substantially in the form attached hereto as Exhibit B, at such time in the future as all of the other members of the Company execute such amendment.

ARTICLE VIII
INDEMNIFICATION

        8.1    Company's Obligation to Indemnify.    The Company hereby agrees to defend, indemnify and hold harmless Buyer and Buyer's Affiliates and subsidiaries, and its respective directors, officers, partners, employees, agents and representatives, and any Person who controls Buyer, and the successors and assigns of each of the foregoing (collectively, the "Buyer Indemnified Parties"), to the fullest extent lawful, from and against any and all Claims made, brought or asserted against the Buyer Indemnified Parties, or any one of them, and the Company hereby agrees to pay or reimburse the Buyer Indemnified Parties for any and all amounts arising out of Claims payable by any of the Buyer Indemnified Parties to any Person, as well as reasonable attorneys' and paralegals' fees and expenses, court costs, settlement amounts, costs of investigation and other similar costs, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company or the Parent in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (ii) any breach of any covenant, agreement or Obligation of the Company or the Parent contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law. The Company will not be liable to Buyer under this indemnity: (x) for any settlement by Buyer in connection with any Claim effected without the Company's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; or (y) to the extent that a Claim is attributable to Buyer's breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. Notwithstanding anything to the contrary contained in this Section 8.1 or anywhere else in this Agreement or in the Transaction Documents, the aggregate amount of indemnification which may be sought, claimed and/or recovered by the Buyer Indemnified Parties (collectively) from the Company pursuant to this Section 8.1 relating to a breach of a representation or warranty by the Company (other than a breach of the Company Fundamental Representations), excluding the representation and warranty of the Company set forth in clause (ii) of Section 5.5) shall not, under any circumstances, exceed Fifteen Million Dollars ($15,000,000).

        8.2    Buyer's Obligation to Indemnify.    Buyer agrees to defend, indemnify and hold harmless the Company, the Parent and each of their respective Affiliates and Subsidiaries, and their respective directors, officers, partners, employees, agents and representatives, and the successors and assigns of each of the foregoing (collectively, the "Company Indemnified Parties"), to the fullest extent lawful, from and against any and all Claims made, brought or asserted against the Company Indemnified Parties, or any one of them, and Buyer hereby agrees to pay or reimburse the Company Indemnified Parties for any and all amounts arising out of Claims payable by any of the Company Indemnified Parties to any Person, as well as reasonable attorneys' and paralegals' fees and expenses, court costs, settlement amounts, costs of investigation and other similar costs, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by Buyer in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (ii) any breach of any covenant, agreement or Obligation of Buyer contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by Buyer may be unenforceable for any reason, Buyer shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law. Buyer will not be liable to the Company under this indemnity: (x) for any settlement by the Company in connection with any Claim effected without Buyer's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; or (y) to the extent that a Claim is attributable to the Company's breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. Notwithstanding anything to the contrary contained in this Section 8.2 or anywhere else in this Agreement or in the Transaction Documents, the aggregate amount of indemnification which may be sought, claimed and/or recovered by the Company Indemnified Parties (collectively) from Buyer pursuant to this Section 8.2 relating to a breach of representation or warranty made by Buyer (other than a breach of Buyer's Fundamental Representations) shall not, under any circumstances, exceed Five Hundred Thousand Dollars ($500,000).

        8.3    Exclusive Remedy.    This Article VIII will be the exclusive remedy of the parties following the Closing for any losses arising out of any misrepresentation or breach of the representations, warranties, covenants, agreements or Obligations of the parties contained in this Agreement, except for claims of, or causes of action arising from, fraud or intentional misrepresentation.

        8.4   Other Matters Regarding Indemnification.

          (a)   Notwithstanding anything in this Agreement to the contrary, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any party, after the consummation of the transactions contemplated hereby, to rescind this Agreement or any of such transactions.

          (b)   The Company and Buyer shall take commercially reasonable efforts, consistent with good commercial practice, to mitigate the losses for which any indemnification claim may be made by it against the other pursuant to this Agreement after becoming aware that such claim could reasonably be expected to give rise to any such losses.

ARTICLE IX
MISCELLANEOUS

        9.1    Anti-Sandbag Provision.    Notwithstanding anything to the contrary contained in this Agreement, Buyer agrees that no representation or warranty of the Company in this Agreement shall be deemed to be untrue or incorrect, and the Company shall be deemed not to be in breach thereof, if Buyer or Daniel G. Cohen had knowledge on the Effective Date that any such representation or warranty was untrue or incorrect.

        9.2    Interpretation.    In this Agreement, unless the express context otherwise requires: (i) the words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words "Article" or "Section" refer to the respective Articles and Sections of this Agreement, and references to "Exhibit" or "Schedule" refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a "party" mean a party to this Agreement and include references to such party's permitted successors and permitted assigns; (iv) references to a "third party" mean a Person not a party to this Agreement; (v) the terms "dollars" and "$" mean U.S. dollars; (vi) wherever the word "include," "includes" or "including" is used in this Agreement, it will be deemed to be followed by the words "without limitation."

        9.3    Notices.    All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	IFMI, LLC Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104
With a copy to:	Duane Morris LLP 430 South 17th Street Philadelphia, Pennsylvania 19103 Attn: Darrick M. Mix Facsimile: (215) 239-4958 Email: dmix@duanemorris.com
If to Parent:
Institutional Financial Markets, Inc.
Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, Pennsylvania 19104
Attn: Joseph W. Pooler, Jr.
Facsimile: (215) 701-8280
E-mail: jpooler@ifmi.com
and to:
Institutional Financial Markets, Inc.
1633 Broadway, 28th Floor
New York, New York 10019
Attn: Rachael Fink
Facsimile: (866) 543-2907
E-mail: rfink@ifmi.com
With a copy to:	Duane Morris LLP 430 South 17th Street Philadelphia, Pennsylvania 19103 Attn: Darrick M. Mix Facsimile: (215) 239-4958 Email: dmix@duanemorris.com
If to Buyer:	At the address on the books and records of the Company.

With a copy to:	Fellheimer & Eichen LLP 50 S. 16th Street Philadelphia, PA 19102 Attn: Raphael Licht Email: rlicht@fellheimer.net unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express (FedEx), the United Parcel Service (UPS), or another nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York City time, on a business day. Any notice hand delivered after 5:00 p.m. New York City time, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notices, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

        9.4    Entire Agreement.    This Agreement and (i) the Exhibits and Schedules attached hereto, and (ii) the documents delivered pursuant hereto, including the Transaction Documents, collectively, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written.

        9.5    Assignment.    No party hereto may sell or assign this Agreement or any of the Transaction Documents, or any portion thereof or any rights thereunder, either voluntarily or by operation of law, nor delegate any of their respective duties or obligations hereunder or thereunder, without the prior written consent of all of the other parties to this Agreement.

        9.6    Binding Effect.    This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

        9.7    Amendment.    The parties hereby irrevocably agree that no attempted amendment, modification, or change of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such amendment, modification or change.

        9.8    No Waiver.    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

        9.9    Gender and Use of Singular and Plural.    All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

        9.10    Execution.    This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and the same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or ".pdf" signature page was an original thereof.

        9.11    Headings.    The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

        9.12    Governing Law.    This Agreement shall be construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws that would result in the application of the laws of another jurisdiction. The parties further agree that any action between them shall be heard in New York City, New York, and expressly consent to the jurisdiction and venue of the state and federal courts sitting in New York City, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

        9.13    Further Assurances.    The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement and the other Transaction Documents.

        9.14    Survival.    The covenants and agreements made by the Company and Buyer herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative. The representations and warranties made by the Company and Buyer herein shall survive for a period of eighteen (18) months following the Effective Date, provided, however, that the Company Fundamental Representations and Buyer's Fundamental Representations shall survive for a period of three (3) years following the Effective Date.

        9.15    Time is of the Essence.    The parties hereby agree that time is of the essence with respect to performance of each of the parties' obligations under this Agreement. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

        9.16    Joint Preparation.    The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

        9.17    Severability.    If any provision of this Agreement is held to be invalid or unenforceable in any respect, then the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

        9.18    No Third Party Beneficiaries.    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that the provisions of Article VIII are intended for the benefit of the Persons referred to in that Article.

        9.19    WAIVER OF JURY TRIAL.    EACH PARTY HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH BUYER AND THE COMPANY ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BUYER TO PURCHASE THE NOTE.

[SIGNATURES ON THE FOLLOWING PAGE]

        IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed as of the date and year first set forth above.

COMPANY:
IFMI LLC
By:	/s/ JOSEPH W. POOLER, JR.
	Name:	Joseph W. Pooler, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer
PARENT:
INSTITUTIONAL FINANCIAL MARKETS, INC., solely for purposes of Article VI and Sections 7.3, 7.4, 7.5, and 7.6
By:	/s/ JOSEPH W. POOLER, JR.
	Name:	Joseph W. Pooler, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer
BUYER:
DGC FAMILY FINTECH TRUST
By:	/s/ JEFFREY D. BLOMSTROM
	Name:	Jeffrey D. Blomstrom
	Title:	Trustee
By:	/s/ RAPHAEL LICHT
	Name:	Raphael Licht
	Title:	Trustee

[Signature page to Securities Purchase Agreement]

Exhibit A

NEITHER THIS NOTE NOR THE LLC UNITS ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. BY ACQUIRING THIS NOTE, THE HOLDER REPRESENTS THAT THE HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THIS NOTE OR THE LLC UNITS ISSUABLE UPON CONVERSION HEREOF WITHOUT REGISTRATION OR EXEMPTION THEREFROM.

 CONVERTIBLE SENIOR SECURED PROMISSORY NOTE

$15,000,000	March 10, 2017

        For value received, IFMI, LLC, a Delaware limited liability company (together with its successors and assigns, the "Company"), promises to pay to DGC Family Fintech Trust (the "Holder"), the principal amount of $15,000,000, together with all accrued and unpaid interest thereon (the "Outstanding Amount"). This convertible senior secured promissory note (this "Note") has been issued pursuant to that certain Securities Purchase Agreement (the "Purchase Agreement") dated as of the date hereof by and between the Company and the Holder, and, for purposes of Article VI and Sections 7.3, 7.4, 7.5 and 7.6 thereof, Institutional Financial Markets, Inc. (the "Parent"). This Note is subject to the following terms and conditions:

        1.    Note.

          (a)    Maturity.    The Outstanding Amount shall be due and payable in full on March 10, 2022, provided that, upon 30 days' prior written notice, the Company shall have the right, in its sole discretion, to extend the maturity date for an additional one-year period (as may be extended, the "Maturity Date"), unless this Note shall have been earlier converted in accordance with Section 2.

          (b)    Interest.    Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to eight percent (8%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days from the date of this Note until the principal amount and all interest accrued thereon are paid (or converted, as provided in Section 2). Interest shall be payable in cash quarterly on each January 1, April 1, July 1, and October 1 (each, an "Interest Payment Date") until the Maturity Date, commencing on the first Interest Payment Date to occur after the Closing under the Purchase Agreement; provided, however, that if no Event of Default has occurred, in the event that dividends of less than Two Cents ($0.02) per share are paid on the Common Stock in the fiscal quarter prior to any Interest Payment Date, then the Company shall have the option, in its sole discretion, to pay one-half of the interest payable on such Interest Payment Date in cash, in which event the remaining one-half of the interest otherwise payable on such Interest Payment Date shall accrue and be added to the Outstanding Amount as of such Interest Payment Date; provided, further, that if the Company elects to only pay in cash one-half of interest payable on an Interest Payment Date, the Company will provide written notice to the Holder of such election at least ten (10) days prior to the relevant Interest Payment Date. Such notice shall set forth the amount of interest in cash not paid, as well as the revised Outstanding Amount. Upon the occurrence of any Event of Default and after any applicable cure period as described in Section 9 and for so long as such Event of Default continues, all principal, interest and other amounts payable under this Note shall bear interest at a rate equal to nine percent (9%) per annum (the "Default Rate").

          (c)    No Prepayment Without Consent.    This Note shall not be prepaid in whole or in part prior to the Maturity Date without the prior written consent of the Holder (which may be granted or withheld in its sole discretion).

          (d)    Collateral.    The obligations under this Note prior to the Conversion in full of this Note shall be secured pursuant to that certain Pledge Agreement, dated the date hereof, by and between the Company and Holder.

        2.    Conversion.    At any time following the date hereof (including, for the avoidance of doubt, at any time prior to 5:00 p.m. (ET) on the business day prior to the Maturity Date), the Holder shall have the right, in the Holder's sole discretion, to convert all or any part of the Outstanding Amount of this Note (the "Conversion"), without the payment of any additional consideration therefor, into the number of fully paid and nonassessable LLC Units that is determined by dividing (i) the portion of the Outstanding Amount being converted by (ii) $1.45 (the "Conversion Price"). The Conversion Price is subject to adjustment if the Company, at any time while this Note is outstanding: (i) pays a dividend of LLC Units or otherwise makes a distribution or distributions on LLC Units or any other equity or equity equivalent securities payable in LLC Units (which, for avoidance of doubt, shall not include any LLC Units issued by the Company upon conversion of this Note), (ii) subdivides outstanding LLC Units into a larger number of units, (iii) combines (including by way of reverse split) outstanding LLC Units into a smaller number of units, (iv) issues by reclassification of LLC Units any LLC Units of the Company or (v) takes any similar action or any action designed to have a similar effect, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of LLC Units (excluding LLC Units held in treasury, if any) outstanding immediately before such event and of which the denominator shall be the number of LLC Units outstanding immediately after such event, and the number of LLC Units issuable upon Conversion shall be proportionately adjusted such that the aggregate Conversion Price of this Note shall remain unchanged. Any adjustment made pursuant to this Section 2 shall become effective immediately after the record date for the determination of members entitled to participate in such event described in clauses (i) through (v) and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification or similar action. Whenever the Conversion Price is adjusted pursuant to this Section 2, the Company shall promptly notify the Holder, in accordance with the Purchase Agreement, of the Conversion Price after such adjustment, any resulting adjustment to the number of LLC Units issuable upon Conversion and a brief statement of the facts requiring such adjustment.

        3.    Mechanics and Effect of Conversion.

          (a)   If the Holder wishes to exercise its right to effect a Conversion, the Holder shall provide the Company with a written notice of its election, and shall agree in writing to be bound by the Amended and Restated Limited Liability Company Agreement of the Company, dated December 16, 2009, as amended, in accordance with Section 10.2 thereof to the extent the Holder is not so bound upon effecting such Conversion.

          (b)   No fractional LLC Units will be issued upon conversion of this Note. In lieu of any fractional LLC Unit to which the Holder would otherwise be entitled, the Company shall pay to the Holder in cash the unconverted amount that would otherwise be converted into such fractional LLC Unit.

          (c)   In the event that all or any portion of this Note is converted pursuant to Section 2, promptly after such Conversion, the Holder shall surrender this Note, duly endorsed, to the Company and this Note shall thereupon be canceled. At its expense, the Company shall as promptly as practicable (but in no event more than five (5) days after the Holder's surrender of this Note) issue and deliver to the Holder (i) the number of LLC Units to which the Holder is entitled upon such Conversion, (ii) any accrued interest from the Interest Payment Date immediately prior to Conversion through the date of Conversion, (iii) if applicable, a check payable to the Holder for any cash amounts payable as described in Section 3(b), and (iv) in the case of a partial Conversion of this Note, a new promissory note (a "Replacement Note"), duly endorsed by the Parent and the Company, representing the unconverted portion of the Outstanding Amount, the terms and conditions of which Replacement Note shall be identical to this Note (except for the Outstanding Amount thereunder).

          (d)   Upon issuance of LLC Units in respect of a Conversion of the entire Outstanding Amount or, in the case of a partial Conversion of this Note, upon issuance of LLC Units and a Replacement Note in respect of such partial Conversion, all rights with respect to this Note shall terminate, whether or not this Note has been surrendered for cancellation. The Holder shall be treated for all purposes as the record holder of LLC Units issued upon Conversion.

          (e)   Upon a Conversion of all or any portion of the Outstanding Amount and the issuance of LLC Units to the Holder, the Holder shall have the same rights of redemption, if any, held by the holders of LLC Units as set forth in the LLC Agreement; provided, however, that Holder shall have no such redemption rights with respect to any LLC Units issued in connection with this Note if the Board of Directors of Parent, after consultation with legal counsel, determines in good faith and in its sole discretion that satisfaction of such redemption by Parent with shares of its Common Stock would (i) jeopardize or endanger the availability to Parent of its net operating loss and net capital loss carryforwards and certain other tax benefits under Section 382 of the Code or (ii) constitute a "Change of Control" under that certain Junior Subordinated Indenture, dated as of June 25, 2007, by and between Parent (formerly Alesco Financial Inc.) and Wells Fargo Bank, N.A., as trustee.

        4.    Covenants of the Company.    The Company covenants to the Holder that, from the date hereof until all principal, interest and other amounts payable under this Note have been paid in full, the Company shall, except as otherwise agreed in writing by the Holder:

          (a)   take such limited liability company action as may be necessary from time to time to cause the LLC Units to be issued upon Conversion of this Note pursuant to Section 2 to be duly authorized, validly issued, fully paid and non-assessable;

          (b)   punctually pay the principal and interest payable on this Note, and any other amount due and payable under this Note in the manner specified in this Note;

          (c)   give written notice promptly to the Holder of any condition or event that constitutes, or is reasonably expected to constitute, an Event of Default;

          (d)   not avoid or seek to avoid the observance or performance of any of the terms of this Note through any reorganization, recapitalization, transfer of assets or other voluntary action; and

          (e)   not create or incur any Encumbrance in or on its property or Assets, whether now owned or hereinafter acquired, or upon any income or revenues or rights therefrom, except:

    (i)
    Encumbrances existing on the date hereof and previously disclosed to the Holder;

    (ii)
    Encumbrances for property taxes and assessments or other governmental charges or levies and liens that are not overdue for more than 90 days; or

    (iii)
    Encumbrances of or resulting from any Judgment, the time for appeal or petition for rehearing of which shall not have expired or in respect of which the Company shall in good faith be prosecuting an appeal or other Proceeding for a review and in respect of which a stay of execution pending such appeal or Proceeding shall have been secured.

        5.    Redemption of LLC Units.    Until the Parent's stockholders approve the Stockholder Proposal, the Holder shall not be permitted to redeem any LLC Units received upon a Conversion of this Note if satisfaction of such redemption by Parent with shares of its Common Stock would result in the Parent issuing a number of shares of Common Stock that, when aggregated with any shares of Common Stock previously issued to the Holder in connection with a redemption of LLC Units received by the Holder upon any Conversion of this Note, equals or exceeds twenty percent (20%) of the outstanding Common Stock as of the date of this Note. Notwithstanding the foregoing, upon written request by the Holder to redeem any LLC Units received upon a Conversion of this Note, Parent may elect, in its sole discretion, to redeem such LLC Units in cash.

        6.    Voting Proxy.

          (a)   If following any Conversion of this Note the Parent owns a number of LLC Units representing less than a majority of the votes entitled to be cast at any Meeting (as defined below), then for so long as the Parent owns a number of LLC Units representing less than a majority of the votes entitled to be cast at any Meeting, the Holder hereby grants to and appoints the Parent as the Holder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Holder, to vote at any Meeting the number of LLC Units owned by the Holder as of the record date of such Meeting equal to the Additional Units (as defined below). Such attorney-in-fact may evidence the taking of any action, giving of any consent or the voting of such Additional Units by the execution of any document or instrument for such purpose in the name of the Holder. The Holder hereby affirms that the proxy set forth in this Section 6 is given in connection with, and in consideration of, this Note. The Holder hereby further affirms that this proxy is coupled with an interest and may not be revoked unless otherwise terminated by the mutual consent of the Holder and the Parent. The Holder hereby ratifies and confirms all that the proxy and attorney-in-fact appointed pursuant to this Section 6 may lawfully do or cause to be done by virtue hereof. Notwithstanding anything to the contrary herein, upon the earlier to occur of a Notice Default and an Automatic Default, the proxy shall, without further action by any party, be automatically revoked.

          (b)   For purposes of this Section 6, the following terms have the meanings set forth below:

    (i)
    "Additional Units" means the number of LLC Units representing fifty percent (50%) of the votes entitled to be cast at any Meeting, plus one LLC Unit, minus the number of LLC Units owned by Parent as of the record date of such Meeting; and

    (ii)
    "Meeting" shall mean any meeting of the holders of LLC Units, or any adjournment thereof or any other circumstances upon which a vote, agreement, consent (including unanimous written consents) or other approval is sought from the holders of LLC Units.

        7.    Transfer Restrictions.    Upon a Conversion of all or any portion of the Outstanding Amount and the issuance of LLC Units, no such LLC Units may be sold, assigned or otherwise transferred by the holder thereof to any other party unless the transferee of such LLC Units agrees in writing in a form acceptable to the Company in its reasonable discretion to be bound by the provisions of this Section 7 and the provisions of Sections 3(e), 5 and 6 of this Note.

        8.    Form of Payment.    Except as otherwise set forth herein, all payments due hereunder shall be made in lawful money of the United States of America to such account or at such place as may be designated in writing by the Holder from time to time. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

        9.    Priorities.    The indebtedness evidenced by this Note and the payment of all principal, interest and any other amounts payable hereunder is a senior obligation of the Company and shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all Indebtedness (as hereinafter defined) of the Company incurred following the date hereof and any subordinated or junior subordinated Indebtedness outstanding as of the date hereof. "Senior" means that, in the event of any default in the payment of the obligations represented by this Note or of any liquidation, insolvency, bankruptcy, reorganization or similar proceedings relating to the Company, all amounts payable under this Note shall first be paid in full before any payment is made upon any other Indebtedness hereinafter incurred (including any Indebtedness guaranteed by the Company) or any subordinated or junior subordinated Indebtedness outstanding as of the date hereof, and, in any such event, any payment or distribution of any character which shall be made in respect of any other Indebtedness of Company shall be paid to the Holder for application to the payment hereof, unless and until the obligations under this Note shall have been paid and satisfied in full. "Indebtedness" means, with respect to a specified Person: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than current accounts payable and accrued expenses incurred in the ordinary course of business irrespective of when paid); (c) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, credit agreements or other similar instruments; (d) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreements with respect to property used and/or acquired by such Person; (e) all capitalized lease obligations of such Person; (f) all aggregate mark-to-market exposure of such Person under hedging agreements; (g) all obligations in respect of letters of credit (whether drawn or supporting obligations that constitute Indebtedness) and bankers' acceptances; (h) all obligations referred to in clauses (a) through (g) of this definition of another Person guaranteed by the specified Person or secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) an Encumbrance upon property owned by the specified Person, whether or not the specified Person has assumed or become liable for the payment of such Indebtedness.

        9.    Events of Default.    An "Event of Default" shall be deemed to have occurred if:

          (a)   subject to Section 1(b), the Company shall fail to pay as and when due (i) any payment of principal and such nonpayment shall continue uncured for a period of thirty (30) days or (ii) two (2) consecutive payments of interest required to be paid to Noteholder in cash under the Note;

          (b)   the Company fails to perform any material covenant or agreement under the Note, and such failure continues or is not cured within thirty (30) days after written notice by the Noteholder to the Company;

          (c)   Parent or the Company applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) makes a general assignment for the benefit of itself or any of its creditors, or (iii) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect;

          (d)   proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, or the debts thereof under any bankruptcy, insolvency or other similar law are commenced and an order for relief entered or such proceeding is not dismissed or discharged within ninety (90) days of commencement;

          (e)   there is entered against the Company a final judgment for the payment of money in an aggregate amount exceeding $500,000 and such judgment shall remain unsatisfied or without a stay in respect thereof for a period of sixty (60) days;

          (f)    the Company shall fail to pay when due any obligation, whether direct or contingent, for indebtedness exceeding $500,000, or shall breach or default with respect to any term of any loan agreement, mortgage, indenture or other agreement pursuant to which such obligation for indebtedness was created or securing such obligation if the effect of such breach or default is to cause, or to permit the holder or holders of that indebtedness (or a trustee on behalf of such holder or holders), to cause that indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

          (g)   a Change in Control shall have occurred. For purposes of the Note, the term "Change in Control" shall mean any one of the following events: (i) any person or group (other than the Noteholder, Daniel Cohen, members of Daniel Cohen's Family Group (as defined below) and each of its and their controlled affiliates and principals) is or becomes a beneficial owner, directly or indirectly, of more than fifty percent (50%) of the aggregate voting power represented by all issued and outstanding capital stock of Parent, (ii) the stockholders of Parent or the members of the Company approve a plan of liquidation or dissolution of Parent or the Company or a sale of all or substantially all of Parent's or the Company's assets, as applicable; or (iii) Parent or the Company, as applicable, has entered into a definitive agreement, the consummation of which would result in the occurrence of any of the events described in clauses (i) or (ii) above. For purposes of the Note, the term "Family Group" means, with respect to any Person, such Person and such Person's spouse, parent, sibling and descendants (whether natural or adopted) and any estate, trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person's spouse, parent, sibling and/or descendant that is and remains for the benefit of such Person and/or such Person's spouse, parent, sibling and/or descendants and any self-directed retirement plan for such individual.

        Notwithstanding the foregoing, the occurrence of any of the foregoing events described in clauses (a) through (g) above shall not constitute an "Event of Default" under the Note to the extent that such event is primarily caused by the Noteholder, Daniel Cohen, its or their controlled affiliates and principals and/or members of Daniel Cohen's Family Group.

        Upon the occurrence or existence of any Event of Default described in clause (a), clause (b), clause (e), clause (f) or clause (g) above and at any time thereafter during the continuance of such Event of Default, the Noteholder may, by written notice to the Company, declare a default under the Note (a "Notice Default"), whereupon the entire unpaid principal amount outstanding and all interest accrued and unpaid on the Note to be immediately due and payable.

        Upon the occurrence or existence of any Event of Default described in clause (c) or clause (d) above, immediately and without notice, the entire unpaid principal amount outstanding and all interest accrued and unpaid on the Note shall automatically become immediately due and payable (an "Automatic Default").

        10.    Survival.    The provisions of Sections 3(e), 5, 6 and 7 shall survive the Maturity Date, any full payment of the outstanding principal amount of this Note, the full Conversion of this Note and any cancellation or termination of this Note.

        11.    Miscellaneous.

          (a)   This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York without regard to its conflicts of law principles or the conflicts of law principles of any other state in either case that would result in the application of the laws of any other state.

          (b)   Any notice or other communication required or permitted to be given hereunder shall be in writing and given as provided in the Purchase Agreement.

          (c)   In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

          (d)   Amendments to any provision of this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth in this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only upon written consent of the Company and the Holder. Any amendment or waiver effected in accordance herewith shall apply to and be binding upon the Holder, upon each future holder of this Note and upon the Company, whether or not this Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

          (e)   This Note may not be assigned by any holder without the prior written approval of the Company.

          (f)    The Company hereby waives diligence, presentment, protest and demand, notice of protest, notice of dishonor, notice of nonpayment and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. The Company further waives, to the full extent permitted by Law, the right to plead any and all statutes of limitations as a defense to any demand on this Note.

          (g)   The Company agrees to pay up to $15,000 of Holder's legal fees and expenses in connection with the negotiation of this Note and the Purchase Agreement, and to pay all reasonable costs and expenses actually incurred by the Holder in connection with an Event of Default, including without limitation the fees and disbursements of counsel, advisors, consultants, examiners and appraisers for the Holder, in connection with (i) any enforcement (whether through negotiations, legal process or otherwise) of this Note in connection with such Event of Default, (ii) any workout or restructuring of this Note during the pendency of such Event of Default and (iii) any bankruptcy case or proceeding of the Company or any appeal thereof.

          (h)   The section and other headings contained in this Note are for reference purposes only and shall not affect the meaning or interpretation of this Note.

          (i)    Capitalized terms used herein and not otherwise defined, shall have the meanings ascribed to them in the Purchase Agreement.

          (j)    This Note may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument.

Signature page follows

        IN WITNESS WHEREOF, the Company has caused this Convertible Senior Secured Promissory Note to be duly executed and delivered by its authorized officer, as of the date first above written.

IFMI, LLC
By:
	Name:	Joseph W. Pooler, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

AGREED AND ACKNOWLEDGED: DGC FAMILY FINTECH TRUST
By:
	Name:	Jeffrey D. Blomstrom
	Title:	Trustee
By:
	Name:	Raphael Licht
	Title:	Trustee

Exhibit B

IFMI, LLC

AMENDMENT NO. 3 TO
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

        THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of IFMI, LLC, dated as of [            ] ("Amendment No. 3"), is entered into by and among each of the Members set forth on the signature pages hereto.

Background

        On December 16, 2009, the Members entered into the Amended and Restated Limited Liability Company Agreement (the "Amended and Restated Agreement") of IFMI, LLC (formerly, Cohen Brothers, LLC, the "Company"). On June 20, 2011, the Members entered into Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of IFMI, LLC ("Amendment No. 1"). On May 9, 2013, the Members entered into Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of IFMI, LLC ("Amendment No. 2" and collectively with the Amended and Restated Agreement and Amendment No. 1, the "Agreement").

        Pursuant to Section 13.10 of the Agreement, the Members desire to amend certain provisions of the Agreement.

        NOW, THEREFORE, intending to be bound hereby, the Members agree as follows:

        1.    Defined Terms.    Terms that are used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

          1.1   The definition set forth below is hereby added to Section 1.2 of the Agreement to be placed in proper alphabetical sequence.

    "Additional Units":    the number of Units representing fifty percent (50%) of the votes entitled to be cast at any Meeting, plus one Unit, minus the number of Units owned by Parent as of the record date of such Meeting.

    "Convertible Secured Note":    the Convertible Senior Secured Promissory Note, dated as of March 10, 2017, issued by the Company to DGC Family Fintech Trust in the aggregate principal amount of Fifteen Million Dollars ($15,000,000), with an interest rate of eight percent (8%) per annum.

    "Meeting":    any meeting of the holders of Units, or any adjournment thereof or any other circumstances upon which a vote, agreement, consent (including unanimous written consents) or other approval is sought from the holders of Units.

        2.    Management and Control of Business; Authority of Board Members.    Section 7.1 of the Agreement is hereby deleted and replaced in its entirety as follows:

          Section 7.1    Management and Control of Business; Authority of Board Members.    Management of the business and affairs of the Company and the Subsidiaries shall be vested in the Board of Managers, who may exercise all powers of the Company and perform or authorize the performance of all lawful acts which are not by the Act or this Agreement directed or required to be exercised or performed by the Members. The Board of Managers shall consist of three Managers. The Managers shall initially be Daniel G. Cohen (who shall be the Chairman of the Board of Managers), Lester R. Brafman and Joseph W. Pooler, Jr. A Manager may resign at any time for any reason or for no reason. Upon resignation of a Manager or other vacancy on the Board of Managers, a new Manager shall be elected by the Members by a Majority Vote. A

  Manager may be removed by the Company upon a Majority Vote, except as set forth in the following sentence. Notwithstanding any other provision of this Agreement, the Company shall not, without receiving advance written approval by Parent and a Majority Vote of the Designated Non-Parent Members, if any, remove Daniel G. Cohen as a Manager or as Chairman of the Board of Managers other than for cause.

        3.    Special Proxy Regarding Convertible Secured Note.    Section 6.13 of the Agreement is inserted as follows:

          Section 6.13    Special Proxy Regarding Convertible Secured Note.    If following any conversion of all or any part of the Convertible Secured Note as provided therein, the Parent owns a number of Units representing less than a majority of the votes entitled to be cast at any Meeting, then for so long as the Parent owns a number of Units representing less than a majority of the votes entitled to be cast at any Meeting, each holder of any Units issued as a result of the conversion of the Convertible Secured Note (regardless of how such Units were acquired by such holder) hereby grants to and appoints the Parent as such holder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of each such holder, to vote at any Meeting the number of Units (the "Proxy Units") owned by each such holder as of the record date of such Meeting equal to (i) the Additional Units or (ii) if such holder holds less than a number of Units equal to the Additional Units, all such holder's Units. Such attorney-in-fact may evidence the taking of any action, giving of any consent or the voting of such Proxy Units by the execution of any document or instrument for such purpose in the name of such holder. Each such holder hereby affirms that the proxy set forth in this Section 6.13 is given in connection with, and in consideration of, the Convertible Secured Note and/or in connection with the acquisition of any Units issued as a result of the conversion of such Convertible Secured Note. Each such holder hereby further affirms that this proxy is coupled with an interest and may not be revoked unless otherwise terminated by the mutual consent of each such holder and the Parent. Each such holder hereby ratifies and confirms all that the proxy and attorney-in-fact appointed pursuant to this Section 6.13 may lawfully do or cause to be done by virtue hereof. Notwithstanding anything to the contrary herein, upon the earlier to occur of a Notice Default and an Automatic Default (each as defined in the Convertible Secured Note), the proxy shall, without further action by any party, be automatically revoked.

        4.    Approval of Dissolution of the Company.    Section 12.1 of the Agreement is hereby deleted and replaced in its entirety as follows:

          Section 12.1    Approval of Dissolution of the Company.    If there is any Designated Non-Parent Member, Parent agrees that Parent shall not, without receiving advance approval by a Majority Vote of the Designated Non-Parent Members, adopt any plan of liquidation or dissolution or file a certificate of dissolution with respect to the Company.

        5.    Special Redemption Regarding Convertible Secured Note.    Section 12.2(j) of the Agreement is inserted as follows:

          (j)    Upon a conversion of all or any portion of the Convertible Secured Note and the issuance of Units to the holder of the Convertible Secured Note, such holder shall have the same rights of Redemption, if any, held by any Member; provided, however, that such holder shall have no such Redemption rights with respect to any Units issued in connection with the Convertible Secured Note if the Board of Directors of Parent, after consultation with legal counsel, determines in good faith and in its sole discretion that satisfaction of such Redemption by Parent with Common Shares would (i) jeopardize or endanger the availability to Parent of its net operating loss and net capital loss carryforwards and certain other tax benefits under Section 382 of the Code or (ii) constitute a "Change of Control" under that certain Junior Subordinated Indenture, dated as of June 25, 2007, by and between Parent (formerly Alesco Financial Inc.) and Wells Fargo Bank, N.A., as trustee.

        6.    Integration.    The Agreement, as amended by this Amendment No. 3 sets forth all (and is intended by all parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the Company, the Company business and the property of the Company, and there are no promises, agreements, conditions, understanding, warranties, or representations, oral or written, express or implied, among them other than as set forth herein or in the agreements noted above. Notwithstanding the foregoing, certain Members are or will be a party to a senior management agreement between the Company and such Member (e.g., the Cohen Executive Agreement). To the extent that any provisions of this Amendment No. 3 conflict with such Member's senior management agreement (including, without limitation, terms relating to the transfer of Units and the allocations provided for therein), the terms of such Member's senior management agreement shall control.

        7.    No Other Amendments.    Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement are and shall remain in full force and effect.

        8.    Governing Law.    It is the intention of the parties that all questions with respect to the construction of this Amendment No. 3 and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Delaware.

        9.    Binding Effect.    This Amendment No. 3 shall be binding upon, and inure to the benefit of, the parties hereto and their respective personal and legal representatives, successors and assigns.

        10.    Counterparts.    This Amendment No. 3 may be executed in any number of counterparts and it shall not be necessary that each party to this Amendment No. 3 execute each counterpart. Each counterpart so executed (or, if all parties do not sign on the same counterpart, each group of counterparts signed by all parties) shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument. In making proof of this Amendment No. 3, it shall not be necessary to account for more than one counterpart or group of counterparts signed by all parties.

[Signatures on Following Page]

        IN WITNESS WHEREOF, the undersigned parties have caused this Amendment No. 3 to be executed as of the date and year first set forth above.

DISCLOSURE SCHEDULES

to the

SECURITIES PURCHASE AGREEMENT

by and among

IFMI, LLC

and DGC Family Fintech Trust,

and solely for purposes of Article VI and Sections 7.3, 7.4, 7.5 and 7.6 thereof,

Institutional Financial Markets, Inc.

Dated as of March 10, 2017

        These Disclosure Schedules (these "Disclosure Schedules") are being delivered pursuant to the Securities Purchase Agreement (the "Purchase Agreement"), dated as of March 10, 2017, by and among IFMI, LLC, a Delaware limited liability company (the "Company"), DGC Family Fintech Trust, a trust established by Daniel G. Cohen, and solely for purposes of Article VI and Sections 7.3, 7.4, 7.5 and 7.6 thereof, Institutional Financial Markets, Inc., a Maryland corporation (the "Parent"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

        These Disclosure Schedules contain numbered sections corresponding to sections in the Purchase Agreement. The mere inclusion of an item in these Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by any party that such item represents a material exception, fact, event or circumstance. Any disclosures made in these Disclosure Schedules with respect to a section or subsection of the Purchase Agreement shall be deemed to qualify such sections or subsections specifically referenced or cross-referenced and any other section or subsection in these Disclosure Schedules to the extent that it is reasonably apparent that such disclosure also pertains to such other section or subsection. No disclosure in these Disclosure Schedules constitutes an admission of any liability or obligation of any party to any third party nor an admission against any party's interests to any third party.

        The descriptive headings in these Disclosure Schedules are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning, construction or interpretation of these Disclosure Schedules or the Purchase Agreement.

Schedule 5.3
Capitalization

          (i)

  •
  Parent Outstanding Restricted Stock:

  •
  519,366 restricted shares issued, scheduled to vest on 1/31/18 (321,412 shares) and 1/31/19 (197,954 shares)

  •
  Parent Outstanding Restricted Units:

  •
  500,000 restricted units, subject to performance and time-based vesting as noted in the related unit issuance agreement

  •
  Parent Outstanding Stock Options:

  •
  3,000,000 options issued, with a five-year term expiring on 11/30/18 (1,000,000 have a $3.00 strike price; 1,000,000 have a $4.00 strike price; and 1,000,000 have a $5.00 strike price)

    •
    192,857 options issued, with a five-year term expiring on 2/13/19 (all have a $4.00 strike price)

  •
  Convertible Senior Promissory Notes

  •
  2,749,167 shares of Parent common stock are issuable upon conversion of the $8,247,501 in Convertible Senior Promissory Notes originally issued to Mead Park Capital Partners LLC and EBC 2013 Family Trust (as assignee of Cohen Bros. Financial, LLC) at a conversion price of $3.00 per share, subject to customary anti-dilution adjustments

        Note that Parent common stock equivalents are listed above because they would result in a simultaneous issuance of LLC Units to the Parent company upon vesting.

Schedule 5.4
Subsidiaries

  •
  Alesco Holdings, Ltd. (Cayman Islands)—40% of the capital stock is owned by the Company.

  •
  C&Co Loan Trading LLC (DE)

  •
  C&Co/PrinceRidge Partners LLC (DE)

  •
  Cira ECM, LLC (DE)

  •
  Cira SCM, LLC (DE)

  •
  Cohen & Compagnie (France)

  •
  Cohen & Company Financial Limited (UK)

  •
  Cohen & Company Financial Management, LLC

  •
  Cohen & Company Management, LLC (DE)

  •
  Cohen & Company Securities, LLC (DE)

  •
  Cohen Asia Investments Ltd (Cayman Island)

  •
  Cohen Legacy, LLC (DE)

  •
  Cohen Principal Investing, LLC (DE)

  •
  Cohen Securities Funding LLC (DE)

  •
  COOF Asset Acquisition, LLC (DE)

  •
  Dekania Capital Management, LLC (DE)

  •
  Dekania Investors, LLC (DE)

  •
  Foundation View Capital Management, LLC (DE)

  •
  Foundation View CLO Opportunities GP LLC (DE)

  •
  IFMI Real Estate Holdings, LLC (DE)

  •
  J.V.B. Financial Group Holdings, LP (DE)

  •
  J.V.B. Financial Group, LLC (DE)

  •
  Unicum Capital, S.L. (Spain)

 Schedule 5.9
Title to Assets

IFMI, LLC
Select Assets from Balance Sheet
As of January 31, 2017

J.V.B. Financial Group—Accrued Interest on Trading Securities	$1,097,569
Due from broker	84,108,097
Investments-trading	118,155,775
Other investments, at fair value	6,495,732
Securities purchased under agreements to resell-reverse repo(1)	283,529,375

$493,386,549

(1)
Substantially all of these assets serve as collateral for our securities financing transactions and margin loan payable at J.V.B. Financial Group, LLC, the Company's broker-dealer subsidiary registered with the Securities and Exchange Commission (SEC) and a member of the Financial Industry Regulatory Authority (FINRA). Like assets in the future will continue to serve as collateral.

        In addition:

  •
  Substantially all of the asset management contracts held by the Company and Subsidiaries are subject to transfer restrictions; and

  •
  Substantially all assets and net capital held in J.V.B Financial Group, LLC may be subject to distribution restrictions depending on its ongoing measurements of regulatory capital and the related rules governing distributions.

Schedule 6.1
Capitalization

          (i)

  •
  Parent Restricted Stock

  •
  519,366 restricted shares issued, scheduled to vest on 1/31/18 (321,412 shares) and 1/31/19 (197,954 shares)

  •
  Parent Restricted Units

  •
  500,000 restricted units, subject to performance and time-based vesting as noted in the related unit issuance agreement

  •
  Parent Stock Options

  •
  3,000,000 options issued, with a five-year term expiring on 11/30/18 (1,000,000 have a $3.00 strike price; 1,000,000 have a $4.00 strike price; and 1,000,000 have a $5.00 strike price)

  •
  192,857 options issued, with a five-year term expiring on 2/13/19 (all have a $4.00 strike price)

  •
  Convertible Senior Promissory Notes

  •
  2,749,167 shares of Parent common stock to be issued upon conversion of the $8,247,501 in Convertible Senior Promissory Notes (originally issued to Mead Park Capital Partners LLC and EBC 2013 Family Trust (as assignee of Cohen Bros. Financial, LLC)) at a conversion price of $3.00 per share, subject to customary anti-dilution adjustments, which option expires upon maturity of the Convertible Senior Promissory Notes on 9/25/18

         (ii)

  •
  Alesco Capital Trust I (par value $28,995,000)

  •
  Sunset Financial Statutory Trust I (par value $20,619,000)

  •
  Convertible Senior Promissory Note payable to The Edward E. Cohen IRA (aggregate principal amount of $4,385,628)

  •
  Convertible Senior Promissory Note payable to EBC Family Trust (aggregate principal amount of $2,400,000)

  •
  Convertible Senior Promissory Note payable to Christopher Ricciardi (aggregate principal amount of $1,461,873)

Annex B

NEITHER THIS NOTE NOR THE LLC UNITS ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY JURISDICTION. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. BY ACQUIRING THIS NOTE, THE HOLDER REPRESENTS THAT THE HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THIS NOTE OR THE LLC UNITS ISSUABLE UPON CONVERSION HEREOF WITHOUT REGISTRATION OR EXEMPTION THEREFROM.

 CONVERTIBLE SENIOR SECURED PROMISSORY NOTE

$15,000,000	March 10, 2017

        For value received, IFMI, LLC, a Delaware limited liability company (together with its successors and assigns, the "Company"), promises to pay to DGC Family Fintech Trust (the "Holder"), the principal amount of $15,000,000, together with all accrued and unpaid interest thereon (the "Outstanding Amount"). This convertible senior secured promissory note (this "Note") has been issued pursuant to that certain Securities Purchase Agreement (the "Purchase Agreement") dated as of the date hereof by and between the Company and the Holder, and, for purposes of Article VI and Sections 7.3, 7.4, 7.5 and 7.6 thereof, Institutional Financial Markets, Inc. (the "Parent"). This Note is subject to the following terms and conditions:

        1.    Note.

          (a)    Maturity.    The Outstanding Amount shall be due and payable in full on March 10, 2022, provided that, upon 30 days' prior written notice, the Company shall have the right, in its sole discretion, to extend the maturity date for an additional one-year period (as may be extended, the "Maturity Date"), unless this Note shall have been earlier converted in accordance with Section 2.

          (b)    Interest.    Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to eight percent (8%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days from the date of this Note until the principal amount and all interest accrued thereon are paid (or converted, as provided in Section 2). Interest shall be payable in cash quarterly on each January 1, April 1, July 1, and October 1 (each, an "Interest Payment Date") until the Maturity Date, commencing on the first Interest Payment Date to occur after the Closing under the Purchase Agreement; provided, however, that if no Event of Default has occurred, in the event that dividends of less than Two Cents ($0.02) per share are paid on the Common Stock in the fiscal quarter prior to any Interest Payment Date, then the Company shall have the option, in its sole discretion, to pay one-half of the interest payable on such Interest Payment Date in cash, in which event the remaining one-half of the interest otherwise payable on such Interest Payment Date shall accrue and be added to the Outstanding Amount as of such Interest Payment Date; provided, further, that if the Company elects to only pay in cash one-half of interest payable on an Interest Payment Date, the Company will provide written notice to the Holder of such election at least ten (10) days prior to the relevant Interest Payment Date. Such notice shall set forth the amount of interest in cash not paid, as well as the revised Outstanding Amount. Upon the occurrence of any Event of Default and after any applicable cure period as described in Section 9 and for so long as such Event of Default continues, all principal, interest and other amounts payable under this Note shall bear interest at a rate equal to nine percent (9%) per annum (the "Default Rate").

          (c)    No Prepayment Without Consent.    This Note shall not be prepaid in whole or in part prior to the Maturity Date without the prior written consent of the Holder (which may be granted or withheld in its sole discretion).

          (d)    Collateral.    The obligations under this Note prior to the Conversion in full of this Note shall be secured pursuant to that certain Pledge Agreement, dated the date hereof, by and between the Company and Holder.

        2.    Conversion.    At any time following the date hereof (including, for the avoidance of doubt, at any time prior to 5:00 p.m. (ET) on the business day prior to the Maturity Date), the Holder shall have the right, in the Holder's sole discretion, to convert all or any part of the Outstanding Amount of this Note (the "Conversion"), without the payment of any additional consideration therefor, into the number of fully paid and nonassessable LLC Units that is determined by dividing (i) the portion of the Outstanding Amount being converted by (ii) $1.45 (the "Conversion Price"). The Conversion Price is subject to adjustment if the Company, at any time while this Note is outstanding: (i) pays a dividend of LLC Units or otherwise makes a distribution or distributions on LLC Units or any other equity or equity equivalent securities payable in LLC Units (which, for avoidance of doubt, shall not include any LLC Units issued by the Company upon conversion of this Note), (ii) subdivides outstanding LLC Units into a larger number of units, (iii) combines (including by way of reverse split) outstanding LLC Units into a smaller number of units, (iv) issues by reclassification of LLC Units any LLC Units of the Company or (v) takes any similar action or any action designed to have a similar effect, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of LLC Units (excluding LLC Units held in treasury, if any) outstanding immediately before such event and of which the denominator shall be the number of LLC Units outstanding immediately after such event, and the number of LLC Units issuable upon Conversion shall be proportionately adjusted such that the aggregate Conversion Price of this Note shall remain unchanged. Any adjustment made pursuant to this Section 2 shall become effective immediately after the record date for the determination of members entitled to participate in such event described in clauses (i) through (v) and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification or similar action. Whenever the Conversion Price is adjusted pursuant to this Section 2, the Company shall promptly notify the Holder, in accordance with the Purchase Agreement, of the Conversion Price after such adjustment, any resulting adjustment to the number of LLC Units issuable upon Conversion and a brief statement of the facts requiring such adjustment.

        3.    Mechanics and Effect of Conversion.

          (a)   If the Holder wishes to exercise its right to effect a Conversion, the Holder shall provide the Company with a written notice of its election, and shall agree in writing to be bound by the Amended and Restated Limited Liability Company Agreement of the Company, dated December 16, 2009, as amended, in accordance with Section 10.2 thereof to the extent the Holder is not so bound upon effecting such Conversion.

          (b)   No fractional LLC Units will be issued upon conversion of this Note. In lieu of any fractional LLC Unit to which the Holder would otherwise be entitled, the Company shall pay to the Holder in cash the unconverted amount that would otherwise be converted into such fractional LLC Unit.

          (c)   In the event that all or any portion of this Note is converted pursuant to Section 2, promptly after such Conversion, the Holder shall surrender this Note, duly endorsed, to the Company and this Note shall thereupon be canceled. At its expense, the Company shall as promptly as practicable (but in no event more than five (5) days after the Holder's surrender of this Note) issue and deliver to the Holder (i) the number of LLC Units to which the Holder is entitled upon such Conversion, (ii) any accrued interest from the Interest Payment Date immediately prior to Conversion through the date of Conversion, (iii) if applicable, a check payable to the Holder for any cash amounts payable as described in Section 3(b), and (iv) in the case of a partial Conversion of this Note, a new promissory note (a "Replacement Note"), duly endorsed by the Parent and the Company, representing the unconverted portion of the Outstanding Amount, the terms and conditions of which Replacement Note shall be identical to this Note (except for the Outstanding Amount thereunder).

          (d)   Upon issuance of LLC Units in respect of a Conversion of the entire Outstanding Amount or, in the case of a partial Conversion of this Note, upon issuance of LLC Units and a Replacement Note in respect of such partial Conversion, all rights with respect to this Note shall terminate, whether or not this Note has been surrendered for cancellation. The Holder shall be treated for all purposes as the record holder of LLC Units issued upon Conversion.

          (e)   Upon a Conversion of all or any portion of the Outstanding Amount and the issuance of LLC Units to the Holder, the Holder shall have the same rights of redemption, if any, held by the holders of LLC Units as set forth in the LLC Agreement; provided, however, that Holder shall have no such redemption rights with respect to any LLC Units issued in connection with this Note if the Board of Directors of Parent, after consultation with legal counsel, determines in good faith and in its sole discretion that satisfaction of such redemption by Parent with shares of its Common Stock would (i) jeopardize or endanger the availability to Parent of its net operating loss and net capital loss carryforwards and certain other tax benefits under Section 382 of the Code or (ii) constitute a "Change of Control" under that certain Junior Subordinated Indenture, dated as of June 25, 2007, by and between Parent (formerly Alesco Financial Inc.) and Wells Fargo Bank, N.A., as trustee.

        4.    Covenants of the Company.    The Company covenants to the Holder that, from the date hereof until all principal, interest and other amounts payable under this Note have been paid in full, the Company shall, except as otherwise agreed in writing by the Holder:

          (a)   take such limited liability company action as may be necessary from time to time to cause the LLC Units to be issued upon Conversion of this Note pursuant to Section 2 to be duly authorized, validly issued, fully paid and non-assessable;

          (b)   punctually pay the principal and interest payable on this Note, and any other amount due and payable under this Note in the manner specified in this Note;

          (c)   give written notice promptly to the Holder of any condition or event that constitutes, or is reasonably expected to constitute, an Event of Default;

          (d)   not avoid or seek to avoid the observance or performance of any of the terms of this Note through any reorganization, recapitalization, transfer of assets or other voluntary action; and

          (e)   not create or incur any Encumbrance in or on its property or Assets, whether now owned or hereinafter acquired, or upon any income or revenues or rights therefrom, except:

    (i)
    Encumbrances existing on the date hereof and previously disclosed to the Holder;

    (ii)
    Encumbrances for property taxes and assessments or other governmental charges or levies and liens that are not overdue for more than 90 days; or

    (iii)
    Encumbrances of or resulting from any Judgment, the time for appeal or petition for rehearing of which shall not have expired or in respect of which the Company shall in good faith be prosecuting an appeal or other Proceeding for a review and in respect of which a stay of execution pending such appeal or Proceeding shall have been secured.

        5.    Redemption of LLC Units.    Until the Parent's stockholders approve the Stockholder Proposal, the Holder shall not be permitted to redeem any LLC Units received upon a Conversion of this Note if satisfaction of such redemption by Parent with shares of its Common Stock would result in the Parent issuing a number of shares of Common Stock that, when aggregated with any shares of Common Stock previously issued to the Holder in connection with a redemption of LLC Units received by the Holder upon any Conversion of this Note, equals or exceeds twenty percent (20%) of the outstanding Common Stock as of the date of this Note. Notwithstanding the foregoing, upon written request by the Holder to redeem any LLC Units received upon a Conversion of this Note, Parent may elect, in its sole discretion, to redeem such LLC Units in cash.

        6.    Voting Proxy.

          (a)   If following any Conversion of this Note the Parent owns a number of LLC Units representing less than a majority of the votes entitled to be cast at any Meeting (as defined below), then for so long as the Parent owns a number of LLC Units representing less than a majority of the votes entitled to be cast at any Meeting, the Holder hereby grants to and appoints the Parent as the Holder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Holder, to vote at any Meeting the number of LLC Units owned by the Holder as of the record date of such Meeting equal to the Additional Units (as defined below). Such attorney-in-fact may evidence the taking of any action, giving of any consent or the voting of such Additional Units by the execution of any document or instrument for such purpose in the name of the Holder. The Holder hereby affirms that the proxy set forth in this Section 6 is given in connection with, and in consideration of, this Note. The Holder hereby further affirms that this proxy is coupled with an interest and may not be revoked unless otherwise terminated by the mutual consent of the Holder and the Parent. The Holder hereby ratifies and confirms all that the proxy and attorney-in-fact appointed pursuant to this Section 6 may lawfully do or cause to be done by virtue hereof. Notwithstanding anything to the contrary herein, upon the earlier to occur of a Notice Default and an Automatic Default, the proxy shall, without further action by any party, be automatically revoked.

          (b)   For purposes of this Section 6, the following terms have the meanings set forth below:

    (i)
    "Additional Units" means the number of LLC Units representing fifty percent (50%) of the votes entitled to be cast at any Meeting, plus one LLC Unit, minus the number of LLC Units owned by Parent as of the record date of such Meeting; and

    (ii)
    "Meeting" shall mean any meeting of the holders of LLC Units, or any adjournment thereof or any other circumstances upon which a vote, agreement, consent (including unanimous written consents) or other approval is sought from the holders of LLC Units.

        7.    Transfer Restrictions.    Upon a Conversion of all or any portion of the Outstanding Amount and the issuance of LLC Units, no such LLC Units may be sold, assigned or otherwise transferred by the holder thereof to any other party unless the transferee of such LLC Units agrees in writing in a form acceptable to the Company in its reasonable discretion to be bound by the provisions of this Section 7 and the provisions of Sections 3(e), 5 and 6 of this Note.

        8.    Form of Payment.    Except as otherwise set forth herein, all payments due hereunder shall be made in lawful money of the United States of America to such account or at such place as may be designated in writing by the Holder from time to time. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

        9.    Priorities.    The indebtedness evidenced by this Note and the payment of all principal, interest and any other amounts payable hereunder is a senior obligation of the Company and shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all Indebtedness (as hereinafter defined) of the Company incurred following the date hereof and any subordinated or junior subordinated Indebtedness outstanding as of the date hereof. "Senior" means that, in the event of any default in the payment of the obligations represented by this Note or of any liquidation, insolvency, bankruptcy, reorganization or similar proceedings relating to the Company, all amounts payable under this Note shall first be paid in full before any payment is made upon any other Indebtedness hereinafter incurred (including any Indebtedness guaranteed by the Company) or any subordinated or junior subordinated Indebtedness outstanding as of the date hereof, and, in any such event, any payment or distribution of any character which shall be made in respect of any other Indebtedness of Company shall be paid to the Holder for application to the payment hereof, unless and until the obligations under this Note shall have been paid and satisfied in full. "Indebtedness" means, with respect to a specified Person: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than current accounts payable and accrued expenses incurred in the ordinary course of business irrespective of when paid); (c) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, credit agreements or other similar instruments; (d) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreements with respect to property used and/or acquired by such Person; (e) all capitalized lease obligations of such Person; (f) all aggregate mark-to-market exposure of such Person under hedging agreements; (g) all obligations in respect of letters of credit (whether drawn or supporting obligations that constitute Indebtedness) and bankers' acceptances; (h) all obligations referred to in clauses (a) through (g) of this definition of another Person guaranteed by the specified Person or secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) an Encumbrance upon property owned by the specified Person, whether or not the specified Person has assumed or become liable for the payment of such Indebtedness.

        9.    Events of Default.    An "Event of Default" shall be deemed to have occurred if:

          (a)   subject to Section 1(b), the Company shall fail to pay as and when due (i) any payment of principal and such nonpayment shall continue uncured for a period of thirty (30) days or (ii) two (2) consecutive payments of interest required to be paid to Noteholder in cash under the Note;

          (b)   the Company fails to perform any material covenant or agreement under the Note, and such failure continues or is not cured within thirty (30) days after written notice by the Noteholder to the Company;

          (c)   Parent or the Company applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) makes a general assignment for the benefit of itself or any of its creditors, or (iii) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect;

          (d)   proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, or the debts thereof under any bankruptcy, insolvency or other similar law are commenced and an order for relief entered or such proceeding is not dismissed or discharged within ninety (90) days of commencement;

          (e)   there is entered against the Company a final judgment for the payment of money in an aggregate amount exceeding $500,000 and such judgment shall remain unsatisfied or without a stay in respect thereof for a period of sixty (60) days;

          (f)    the Company shall fail to pay when due any obligation, whether direct or contingent, for indebtedness exceeding $500,000, or shall breach or default with respect to any term of any loan agreement, mortgage, indenture or other agreement pursuant to which such obligation for indebtedness was created or securing such obligation if the effect of such breach or default is to cause, or to permit the holder or holders of that indebtedness (or a trustee on behalf of such holder or holders), to cause that indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

          (g)   a Change in Control shall have occurred. For purposes of the Note, the term "Change in Control" shall mean any one of the following events: (i) any person or group (other than the Noteholder, Daniel Cohen, members of Daniel Cohen's Family Group (as defined below) and each of its and their controlled affiliates and principals) is or becomes a beneficial owner, directly or indirectly, of more than fifty percent (50%) of the aggregate voting power represented by all issued and outstanding capital stock of Parent, (ii) the stockholders of Parent or the members of the Company approve a plan of liquidation or dissolution of Parent or the Company or a sale of all or substantially all of Parent's or the Company's assets, as applicable; or (iii) Parent or the Company, as applicable, has entered into a definitive agreement, the consummation of which would result in the occurrence of any of the events described in clauses (i) or (ii) above. For purposes of the Note, the term "Family Group" means, with respect to any Person, such Person and such Person's spouse, parent, sibling and descendants (whether natural or adopted) and any estate, trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person's spouse, parent, sibling and/or descendant that is and remains for the benefit of such Person and/or such Person's spouse, parent, sibling and/or descendants and any self-directed retirement plan for such individual.

        Notwithstanding the foregoing, the occurrence of any of the foregoing events described in clauses (a) through (g) above shall not constitute an "Event of Default" under the Note to the extent that such event is primarily caused by the Noteholder, Daniel Cohen, its or their controlled affiliates and principals and/or members of Daniel Cohen's Family Group.

        Upon the occurrence or existence of any Event of Default described in clause (a), clause (b), clause (e), clause (f) or clause (g) above and at any time thereafter during the continuance of such Event of Default, the Noteholder may, by written notice to the Company, declare a default under the Note (a "Notice Default"), whereupon the entire unpaid principal amount outstanding and all interest accrued and unpaid on the Note to be immediately due and payable.

        Upon the occurrence or existence of any Event of Default described in clause (c) or clause (d) above, immediately and without notice, the entire unpaid principal amount outstanding and all interest accrued and unpaid on the Note shall automatically become immediately due and payable (an "Automatic Default").

        10.    Survival.    The provisions of Sections 3(e), 5, 6 and 7 shall survive the Maturity Date, any full payment of the outstanding principal amount of this Note, the full Conversion of this Note and any cancellation or termination of this Note.

        11.    Miscellaneous.

          (a)   This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York without regard to its conflicts of law principles or the conflicts of law principles of any other state in either case that would result in the application of the laws of any other state.

          (b)   Any notice or other communication required or permitted to be given hereunder shall be in writing and given as provided in the Purchase Agreement.

          (c)   In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

          (d)   Amendments to any provision of this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth in this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only upon written consent of the Company and the Holder. Any amendment or waiver effected in accordance herewith shall apply to and be binding upon the Holder, upon each future holder of this Note and upon the Company, whether or not this Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

          (e)   This Note may not be assigned by any holder without the prior written approval of the Company.

          (f)    The Company hereby waives diligence, presentment, protest and demand, notice of protest, notice of dishonor, notice of nonpayment and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. The Company further waives, to the full extent permitted by Law, the right to plead any and all statutes of limitations as a defense to any demand on this Note.

          (g)   The Company agrees to pay up to $15,000 of Holder's legal fees and expenses in connection with the negotiation of this Note and the Purchase Agreement, and to pay all reasonable costs and expenses actually incurred by the Holder in connection with an Event of Default, including without limitation the fees and disbursements of counsel, advisors, consultants, examiners and appraisers for the Holder, in connection with (i) any enforcement (whether through negotiations, legal process or otherwise) of this Note in connection with such Event of Default, (ii) any workout or restructuring of this Note during the pendency of such Event of Default and (iii) any bankruptcy case or proceeding of the Company or any appeal thereof.

          (h)   The section and other headings contained in this Note are for reference purposes only and shall not affect the meaning or interpretation of this Note.

          (i)    Capitalized terms used herein and not otherwise defined, shall have the meanings ascribed to them in the Purchase Agreement.

          (j)    This Note may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument.

Signature page follows

        IN WITNESS WHEREOF, the Company has caused this Convertible Senior Secured Promissory Note to be duly executed and delivered by its authorized officer, as of the date first above written.

IFMI, LLC
By:	/s/ JOSEPH W. POOLER, JR.
	Name:	Joseph W. Pooler, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

AGREED AND ACKNOWLEDGED:
DGC FAMILY FINTECH TRUST
By:	/s/ JEFFREY D. BLOMSTROM
	Name:	Jeffrey D. Blomstrom
	Title:	Trustee
By:	/s/ RAPHAEL LICHT
	Name:	Raphael Licht
	Title:	Trustee

Annex C

March 2, 2017

Personal and Confidential

Special Committee of the Board of Directors of
Institutional Financial Markets, Inc.
Cira Center Suite 1703
2929 Arch Street
Philadelphia, PA 19104

Dear Members of the Special Committee of the Board of Directors:

        We understand that Institutional Financial Markets, Inc., a Maryland corporation ("Parent"), proposes to enter into an agreement with certain investors (the "Investors") relating to a proposed private placement of convertible senior secured promissory notes (the "Notes") by Operating LLC (as defined below) in the aggregate amount of $15,000,000 (the "Placement"). Parent is a public company that lists its shares of common stock on the NYSE MKT under the symbol "IFMI." Subject to certain terms and conditions set forth in the Purchase Agreement (as defined below), the Notes: (i) will be convertible into LLC Units of IFMI, LLC, a Delaware limited liability company and a majority owned subsidiary of Parent (the "Operating LLC"), at a price equal to $1.45 per LLC Unit (the "Conversion Rate"); (ii) will contain certain redemption rights of the LLC Units into shares of common stock of Parent; and (iii) will accrue interest at an effective rate of 9.0% per annum, after taking into account the effect of the Transaction Fee (the "Interest Rate"). In connection with the Placement, you have requested that Northland Securities, Inc. ("Northland" or "we") provide our opinion as to the fairness, from a financial point of view, of the Conversion Rate and the Interest Rate to the stockholders of Parent. The terms and conditions of the Placement are more fully set forth in that certain Securities Purchase Agreement to be entered into by and among Parent, the Operating LLC and the Investors (the "Purchase Agreement"). Capitalized terms not otherwise defined in this letter have the meaning ascribed to them in the Purchase Agreement.

        We, as a customary part of our investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We were retained to act as financial advisor to Parent in the Placement. In connection with such services, we have been engaged by Parent to render this opinion to a Special Committee of its Board of Directors and we will receive a fee from Parent for providing this opinion, which is not contingent upon closing of the Placement. We will also receive a fee from Parent which is contingent upon the consummation of the Placement. Parent has further agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement relating to advising Parent on the Placement. We may also in the future provide investment banking services to Parent or customary brokerage and trading services for the Investors for which we would expect to receive compensation.

        At the direction of Parent, for the purposes of our opinion, we have assumed that the per share price of Parent's common stock is equal to $1.32 per share, which is the 10-day volume weighted average price, or VWAP, as of March 1, 2017, and that all public market information is based on the closing price of Parent's common stock on the NYSE MKT on March 1, 2017.

        Additionally, Northland has been informed by Parent that certain of the Investors have or will purchase on or about the date hereof 268,445 LLC Units for a purchase price of $2.00 per LLC Unit. Parent has informed Northland that the LLC operating agreement requires unanimous consent to approve amendments and that certain Investors desire to implement certain changes to the governance of the LLC in connection with this investment, which changes require an amendment of the LLC operating agreement. Parent further informed Northland that certain Investors paid a premium for these LLC Units in order to ensure that the requisite votes would approve the amendment described above. As Parent has informed Northland that the amount of the premium was not quantified by the parties and that the primary purpose of this transaction was to purchase the LLC Units necessary to obtain the required consent to amend the LLC operating agreement rather than to increase Investors' economic interest in the LLC, Northland has determined not to include this transaction in its analysis described herein.

        Parent has further informed Northland that the value of the LLC Units and the shares of Parent's common stock are equal due to (i) the current conversion rate of the LLC Units into Parent's common stock at one-to-one, and (ii) Parent's belief that the other terms of the LLC Units do not provide any material additional value to LLC Unit holders compared to the holders of Parent's common stock.

        For purposes of this opinion, Northland was informed that Parent is treating a third-party Transaction Fee in the amount of $600,000 as impacting the Interest Rate rather than the Conversion Rate. Therefore, Northland has taken the same approach and included the impact of the Transaction Fee in its analysis of the fairness of the Interest Rate.

        In connection with our review of the Placement and in arriving at our opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  (i)
  Reviewed a draft of the Purchase Agreement dated as of March 1, 2017 and a draft of the Convertible Senior Secured Promissory Note dated as of March 1, 2017;

  (ii)
  reviewed certain publicly available business and financial information relating to Parent that we deemed to be relevant, including certain publicly available research analyst estimates with respect to the future financial performance of Parent or its industry including public companies that we deemed to be relevant;

  (iii)
  reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Parent made available to us by Parent, including historical and projected unaudited financial information prepared by the management of the Parent relating to Parent's fiscal year ended December 31, 2016 and fiscal years ending December 31, 2017 through 2020;

  (iv)
  compared certain financial and stock market information regarding Parent to similar information for certain publicly traded companies deemed by us to be comparable to Parent;

  (v)
  reviewed the current and historical market prices and trading volume for Parent's shares of common stock;

  (vi)
  performed a discounted cash flows analysis and an accretion (dilution) analysis based on Parent's management projections;

  (vii)
  reviewed the terms of certain comparable private investments in public equity offerings of convertible debt and compared the terms of these transactions to the terms of the Placement; and

  (viii)
  conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate in arriving at our opinion.

        In conducting our review of the Placement, financial analyses and in rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of Parent has advised us, and we have assumed, that the financial projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of Parent as to the future financial results and condition of Parent, and we express no opinion with respect to such projections or the assumptions on which they are based. If any of the foregoing assumptions are not accurate, the conclusion set forth in this opinion could be materially affected.

        As you are aware, the credit, financial and stock markets have from time to time experienced unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Placement and this opinion does not purport to address potential developments in any such markets.

        We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Parent since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

        We have assumed that the final forms of the Purchase Agreement and the Convertible Senior Secured Promissory Note will be substantially similar to the drafts of the Purchase Agreement, each dated as of March 1, 2017, reviewed by us, without modification of material terms or conditions. We have assumed that the Placement will be consummated pursuant to the terms of the Purchase Agreement without amendments thereto and without waiver by any party of any conditions or obligations thereunder. In arriving at our opinion, we have assumed that all the necessary regulatory approvals and consents required for the Placement will be obtained in a manner that will not adversely affect Parent.

        In arriving at our opinion, we did not make an independent appraisal of the assets or liabilities (fixed, contingent or otherwise) of Parent or concerning the solvency or appraised or fair value of Parent, and have not been furnished any such appraisal or valuation, and we have made no physical inspection of the property or assets of Parent. Our analyses of Parent are on a going concern basis and we express no opinion regarding the liquidation value or solvency of Parent. In addition, Northland has not performed any analysis with respect to potential change of control implications that may or may not arise from the consummation of the Placement.

        We were not requested to opine, and no opinion is hereby rendered, as to whether any analyses of an entity, other than as a going concern, is appropriate in the circumstances and, accordingly, we have performed no such analyses. We have undertaken no independent analysis of any pending or threatened litigation, governmental proceedings or investigations, possible unassisted claims or other contingent liabilities, to which either Parent or its affiliates is a party or may be subject and at Parent's direction and with its consent, our opinion makes no assumption concerning and therefore does not consider, the possible assertion of claims, outcomes, damages or recoveries arising out of any such matters. No company or transaction used in the analyses of comparable companies or transactions for purposes of comparison to the value of Parent is identical or directly comparable to Parent or the Placement. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which Parent and the Placement were compared and other factors that could affect the public trading value or transaction value of the companies.

        This opinion is necessarily based upon the financial, market, economic and other conditions that exist on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting this opinion which may come or be brought to our attention after the date of the opinion. We are not expressing any opinion herein as to the price at which shares of common stock of Parent have traded or such stock may trade following announcement of the Placement or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

        Consistent with applicable legal and regulatory requirements, we have adopted policies and procedures to establish and maintain the independence of our research department and personnel. As a result, our research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to Parent, the Investors and the Placement that differ from the views of our investment banking personnel.

        This opinion is furnished pursuant to our engagement letter dated as of August 15, 2016, as amended on March 1, 2017 (the "Engagement Letter"). This opinion is directed to the Special Committee and the Board of Directors of Parent in connection with the fairness, from a financial point of view, of the Conversion Rate and the Interest Rate to the stockholders of Parent. Notwithstanding the foregoing, the Special Committee and the Board of Directors of Parent are authorized to rely upon this opinion. Unless otherwise set forth in the Engagement Letter, this opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval; provided, however, that this opinion may be referenced and reproduced in filings with the Securities and Exchange Commission in connection with any approval by Parent's stockholders of the Placement or common stock of Parent issuable in connection therewith.

        This opinion addresses solely the fairness, from a financial point of view, of the Conversion Rate and the Interest Rate to the stockholders of Parent, and does not address any other terms or agreement relating to the Placement or the Purchase Agreement. We were not requested to opine as to, and this opinion does not address, the relative merits of the Placement as compared to any alternative business transaction or strategic alternative that might be available to Parent, nor does it address the underlying business decision of Parent to engage in the Placement. No opinion is expressed whether any alternative transaction might produce proceeds to Parent in an amount in excess of that to be received by Parent in the Placement or on more favorable terms than the Placement. We express no opinion as to the amount, nature or fairness of any consideration or compensation to be received in or as a result of the Placement by officers, directors, employees, warrant holders, option holders, securities holders, creditors or any other class of such persons, or relative to or in comparison with the proceeds to be received by the Operating LLC. We have not been asked to consider, and this opinion does not address, the price at which Parent's common stock will trade at any time or as to the impact of the Placement on the solvency or viability of Parent to pay its obligations when they come due. We are not rendering any financial, legal, accounting or other advice and understand that Parent is relying on its legal counsel and accounting advisors as to legal and accounting matters in connection with the Placement.

        The preparation of a fairness opinion is a complex, analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Northland did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Several analytical methodologies were employed by Northland in its analyses, and no one method of analysis should be regarded as critical to the overall conclusion reached by Northland. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, Northland believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Northland, therefore, is based on the application of Northland's own experience and judgment to all analyses and factors considered by Northland, taken as a whole. Northland's opinion was reviewed and approved by its fairness opinion committee.

        Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the Conversion Rate and the Interest Rate, including the effective interest rate taking into account the $600,000 Transaction Fee, are fair from a financial point of view, to the stockholders of Parent.

Sincerely,

/s/ Northland Securities

Northland Securities, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and The Annual Report on Form 10-K are available at www.proxyvote.com.

M97050-P70292

PRELIMINARY PROXY CARD,
SUBJECT TO COMPLETION, DATED APRIL 18, 2017

INSTITUTIONAL FINANCIAL MARKETS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 7, 2017 AT 10:00 A.M., LOCAL TIME

The undersigned stockholder of INSTITUTIONAL FINANCIAL MARKETS, INC., a Maryland corporation (the “Company”), hereby appoints Joseph W. Pooler, Jr. and Douglas Listman, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2017 Annual Meeting of Stockholders to be held on June 7, 2017 at 10:00 a.m., local time, at the offices of Duane Morris LLP, located at 1540 Broadway, New York, New York 10036, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

Whether or not you expect to attend in person, we urge you to authorize your proxy by phone, via the Internet, or by signing, dating and returning this proxy card at your earliest convenience. This will help to ensure the presence of a quorum at the meeting. Promptly authorizing your proxy will save the Company the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed if you wish to authorize your proxy by mail. Submitting your proxy now will not prevent you from voting the shares at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

INSTITUTIONAL FINANCIAL MARKETS, INC.

CIRA CENTRE

2929 ARCH STREET - 17TH FLOOR

PHILADELPHIA, PA 19104

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M97049-P70292	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSTITUTIONAL FINANCIAL MARKETS, INC.	For	Withhold	For All
	All	All	Except
The Board of Directors recommends you vote FOR the following:

1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Daniel G. Cohen

02) Thomas P. Costello

03) G. Steven Dawson

04) Jack J. DiMaio, Jr.

05) Jack Haraburda

06) Diana Louise Liberto

07) James J. McEntee, III

08) Neil S. Subin

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain

2.                   To, in accordance with Section 713(a) of the NYSE MKT Company Guide, approve the potential issuance of shares of our common stock, par value $0.001 per share, representing in excess of 20% of our total shares of common stock outstanding as of the issuance of, and in connection with, the Convertible Senior Secured Promissory Note, dated March 10, 2017, issued by IFMI, LLC to DGC Family Fintech Trust in the aggregate principal amount of $15,000,000.

	☐	☐	☐

3. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters which may properly come before the annual meeting or any adjournments or postponements thereof.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED.

IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS INDICATED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE ELECTION OF MESSRS. COHEN, COSTELLO, DAWSON, DIMAIO, HARABURDA, MCENTEE AND SUBIN AND MS. LIBERTO, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date